Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

among

NEULION, INC.,

NLDMC, INC.,

NLDAC, INC.,

PCF 1, LLC,

and

DIVX CORPORATION

dated as of

January 2, 2015

i

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of January 2, 2015, is entered into among NeuLion, Inc., a Delaware corporation (“Parent”), NLDMC, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), NLDAC, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition Sub”), PCF 1, LLC, a Delaware limited liability company (“PCF”), and DivX Corporation (formerly known as PCF Number 1, Inc.), a Delaware corporation and wholly-owned subsidiary of PCF (the “Company”). The parties to this Agreement are sometimes referred to herein, individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the boards of directors of each of Parent, Merger Sub, Acquisition Sub and the Company and the board of managers of PCF have, in light of and subject to the terms and conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger and the Subsequent Merger (as defined herein), and declared the Merger and the Subsequent Merger advisable and fair to, and in the best interests of, their respective holders of stock;

WHEREAS, the board of directors of the Company has resolved to recommend to the sole stockholder of the Company the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

WHEREAS, Parent, Merger Sub, Acquisition Sub, PCF and the Company desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the Subsequent Merger as set forth in this Agreement.

WHEREAS, it is intended that the Merger and the Subsequent Merger, considered together as a single integrated transaction for United States federal income tax purposes, shall qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined herein).

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants, and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub, Acquisition Sub, PCF and the Company hereby agree as follows:

ARTICLE I
Definitions

The following terms have the meanings specified or referred to in this Article I:

“Accounting Referee” has the meaning set forth in Section 8.01(c).

“Acquisition Proposal” has the meaning set forth in Section 7.03(a).

“Acquisition Sub” has the meaning set forth in the preamble.

“Action” means any claim, action, arbitration, lawsuit or other similar proceeding.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreed Tax Treatment” has the meaning set forth in Section 8.01(e).

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.02.

“Benefit Plan” has the meaning set forth in Section 4.17(a).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York or Los Angeles, California are authorized or required by Law to be closed for business.

“Canadian Securities Laws” has the meaning set forth in Section 6.09(a).

“Capital Stock” means the Company Common Stock and Company Preferred Stock.

“Certificate of Merger” has the meaning set forth in Section 2.02.

“Closing” has the meaning set forth in Section 2.03.

“Closing Date” has the meaning set forth in Section 2.03.

“Closing Working Capital” means: (a) the Current Assets of the Company, less (b) the Current Liabilities of the Company, determined as of the open of business on the Closing Date.

“Closing Working Capital Statement” has the meaning set forth in Section 3.04(a)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Company Indemnified Parties” has the meaning set forth in Section 7.10(a).

“Company IP” means Intellectual Property owned by the Company or any Subsidiary of the Company.

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“Company Material Adverse Effect” means any event, fact, condition, development or change that has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect to (a) the business, results of operations, financial condition or assets of the Company and its Subsidiaries, taken as a whole, or (b) the ability of PCF to consummate the transactions contemplated hereby on a timely basis, in each of case (a) or (b), other than any event, fact, condition, development or change arising out of or resulting from: (a) changes in conditions in the U.S. or global economy, capital or financial markets generally, including, without limitation, changes in interest or exchange rates, (b) changes in legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which the Company and its Subsidiaries conduct business, (c) changes in GAAP, (d) the execution, delivery, announcement or performance of this Agreement or the transactions contemplated hereby, (e) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism, (f) earthquakes, hurricanes or other natural disasters, or (g) any action taken by the Company or its Subsidiaries pursuant to this Agreement or at the request or with the consent of Parent.

“Company Preferred Stock” means the preferred stock, $0.001 par value per share, of the Company.

“Company Software” has the meaning set forth in Section 4.12(g).

“Company Specified Approvals” has the meaning set forth in Section 4.05(a).

“Company Stockholder Approval” means the written consent of PCF approving this Agreement, the Merger and the other documents and transactions contemplated hereby.

“Confidentiality Agreement” has the meaning set forth in Section 7.02(b).

“Convertible Note” has the meaning set forth in Section 3.03(b).

“Contracts” means any written or oral, legally binding executory contract.

“Correcting Information” has the meaning set forth in Section 7.14.

“CSA” has the meaning set forth in Section 6.09(a).

“Current Assets” means cash and cash equivalents, accounts receivable and other receivables (including the Specified Tax Refund Receivable but excluding (a) prepaid expenses, (b) deferred Tax assets, (c) receivables from any of the Company’s Affiliates, managers, employees, officers or members and any of their respective Affiliates and (d) purchase accounting adjustments related to the Company’s acquisition of DivX LLC and its Subsidiaries), determined on a basis consistent in all material respects with the Company’s historic accounting practices as reflected in the Interim Financial Statements as of the Interim Balance Sheet Date and the sample Closing Working Capital Calculation attached hereto as Schedule A.

“Current Liabilities” means accounts payable, accrued Taxes and accrued expenses, but excluding (a) deferred revenues, (b) payables to any of the Company’s Affiliates, managers, employees, officers or members and any of their respective Affiliates, (c) deferred Tax liabilities, (d) deferred rents, (e) the current portion of long term debt and (d) purchase accounting adjustments related to the Company’s acquisition of DivX LLC and its Subsidiaries, determined on a basis consistent in all material respects with the Company’s historic accounting practices as reflected in the Interim Financial Statements as of the Interim Balance Sheet Date and the sample Closing Working Capital Calculation attached hereto as Schedule A.

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“Deductible” has the meaning set forth in Section 11.04(a).

“DGCL” means the Delaware General Corporation Law, as amended.

“Direct Claim” has the meaning set forth in Section 11.05(c).

“Disclosure Schedule” means the Disclosure Schedule delivered by PCF and the Company concurrently herewith.

“Disclosure Supplement” has the meaning set forth in Section 7.14.

“Disputed Amounts” has the meaning set forth in Section 3.04(b)(ii).

“Dollars” or “$” means the lawful currency of the United States.

“Effective Time” has the meaning set forth in Section 2.02.

“Encumbrance” means any charge, adverse claim, pledge, lien (statutory or other), security interest, mortgage, easement, encroachment or other similar encumbrance.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Excluded Items” has the meaning set forth in Section 4.06.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means $1.044853 (as adjusted for any stock splits, stock dividends, combinations and other recapitalization events after the date of this Agreement).

“Final Closing Working Capital” means the Closing Working Capital which has become final and binding in accordance with Section 3.04(b).

“Fundamental Representations” has the meaning set forth in Section 11.01.

 “GAAP” means United States generally accepted accounting principles in effect from time to time.

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“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Indemnifiable Loss Limit” has the meaning set forth in Section 11.04(b).

“Indemnified Party” has the meaning set forth in Section 11.05.

“Indemnifying Party” has the meaning set forth in Section 11.05.

“Independent Accountants” has the meaning set forth in Section 3.04(b)(ii).

“Insurance Policies” has the meaning set forth in Section 4.14.

“Intellectual Property” has the meaning set forth in Section 4.12(b).

“Interim Balance Sheet” means the unaudited interim balance sheet of the Company as of November 30, 2014 included in the Interim Financial Statements.

“Interim Balance Sheet Date” means the date of the Interim Balance Sheet, November 30, 2014.

“Interim Financial Statements” has the meaning set forth in Section 4.06.

“Intermediate Surviving Corporation” has the meaning set forth in Section 2.01.

“Knowledge of Company” or “Company’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of James Hale, Richard Campbell, Kanaan Jemili, Trevor Renfield and Daniel Schatz, after due inquiry.  For purposes of this Agreement, “due inquiry” as it relates to the Knowledge of Company or Company’s Knowledge means reasonable inquiry of employees of the Company who (a) directly report to the foregoing Persons and (b) have primary responsibilities pertinent to such inquiry; for the avoidance of doubt, “due inquiry” shall not include an obligation to conduct a freedom to operate analysis.

“Knowledge of Parent” or “Parent’s Knowledge” or any similar knowledge qualification, means the actual knowledge of Charles Wang, Nancy Li, Arthur McCarthy and Roy Reichbach, after due inquiry.  For purposes of this Agreement, “due inquiry” as it relates to the Knowledge of Parent or Parent’s Knowledge means reasonable inquiry of employees of the Parent who (a) directly report to the foregoing Persons and (b) have primary responsibilities pertinent to such inquiry; for the avoidance of doubt, “due inquiry” shall not include an obligation to conduct a freedom to operate analysis.

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“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Losses” means losses, damages, liabilities, deficiencies, judgments, interest, awards, penalties, fines, costs or expenses, including reasonable attorneys’ fees.

“Material Contracts” has the meaning set forth in Section 4.09(a).

“Merger” has the meaning set forth in Section 2.01.

“Merger Consideration” has the meaning set forth in Section 3.03.

“Merger Sub” has the meaning set forth in the preamble.

“Multi-employer Plan” has the meaning set forth in Section 4.17(c).

“New Information” has the meaning set forth in Section 7.14.

“Open Source Software” means any software that is subject to the GNU General Public License (GPL), the Lesser GNU Public License (LGPL), any “copyleft” license or any other license that requires as a condition of use, modification or distribution of such software that such software or other software combined or distributed with it be: (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; or (iii) redistributable at no charge; or (iv) licensed subject to a patent non-assert or royalty-free patent license.

“Option Plan” means the DivX Corporation 2014 Stock Incentive Plan, as amended and/or restated.

“Options” means all options to purchase shares of Company Common Stock or stock appreciation rights issued pursuant to the Option Plan.

“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

“Other Covenants” means the covenants and agreements in this Agreement other than the Specified Pre-Closing Covenants.

“Parent” has the meaning set forth in the preamble.

“Parent Certifications” has the meaning set forth in Section 6.09(a).

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“Parent Common Stock” means common stock, par value $0.01 per share, of Parent.

“Parent Disclosure Schedule” means the Parent Disclosure Schedule delivered by Parent to PCF and the Company concurrently herewith.

“Parent Indemnitees” has the meaning set forth in Section 11.02.

“Parent Continuous Disclosure Documents” has the meaning set forth in Section 6.09(a).

“Parent Material Adverse Effect” means any event, fact, condition, development or change that has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect to (a) the business, results of operations, financial condition or assets of Parent and its Subsidiaries, taken as a whole, or (b) the ability of Parent to consummate the transactions contemplated hereby on a timely basis, in each of case (a) or (b), other than any event, fact, condition, development or change arising out of or resulting from: (a) changes in conditions in the U.S. or global economy, capital or financial markets generally, including, without limitation, changes in interest or exchange rates, (b) changes in legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which Parent and its Subsidiaries conduct business, (c) changes in GAAP, (d) the execution, delivery, announcement or performance of this Agreement or the transactions contemplated hereby, (e) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism, (f) earthquakes, hurricanes or other natural disasters, or (g) any action taken by Parent pursuant to this Agreement or at the request or with the consent of PCF.

“PCF” has the meaning set forth in the preamble.

“PCF Indemnitees” has the meaning set forth in Section 11.03.

“Permits” means all permits, licenses, approvals, authorizations and consents required to be obtained from Governmental Authorities.

“Permitted Encumbrances” means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves on the Interim Balance Sheet; (ii) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company; (iii) easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the business of the Company; or (iv) other than with respect to owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

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“Post-Closing Adjustment” has the meaning set forth in Section 3.04(a)(ii).

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

“Pre-Closing Taxes” means Taxes of the Company for any Pre-Closing Tax Period; provided, that no Tax will constitute a Pre-Closing Tax to the extent it was included as a liability in the calculation of Final Closing Working Capital.

“Prior Financial Statements” has the meaning given to the term Financial Statements in the Unit Purchase Agreement.

“Qualified Benefit Plan” has the meaning set forth in Section 4.17(c).

“Real Property” means the real property owned, leased or subleased by the Company or any Subsidiary, together with all buildings, structures and facilities located thereon.

“Registered IP” has the meaning set forth in Section 4.12(b).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Resolution Period” has the meaning set forth in Section 3.04(b)(i).

“Review Period” has the meaning set forth in Section 3.04(b)(i).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Share Consideration” has the meaning set forth in Section 3.03(a).

“Specified LG Receivable” has the meaning set forth in Section 4.13.

“Specified Pre-Closing Covenants” means the covenants and agreements in this Agreement set forth in Sections 7.01(a)(ii) through (viii) and 7.01(b)(iv) through (x).

“Specified Receivables” has the meaning set forth in Section 4.13.

“Specified Samsung Receivable” has the meaning set forth in Section 4.13.

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“Specified Tax Refund Receivable” means that certain tax refund payment to be made by the Internal Revenue Service to the Company (or a Subsidiary thereof) pursuant to a settlement agreement entered into with the Internal Revenue Service regarding amended tax returns for tax years 2006 through 2009.

“Statement of Objections” has the meaning set forth in Section 3.04(b)(i).

“Stockholders Agreement” has the meaning set forth in Section 9.02(d)(ix).

“Straddle Period” has the meaning set forth in Section 8.04.

“Subsequent Merger” has the meaning set forth in Section 2.01.

“Subsequent Merger Certificate of Merger” has the meaning set forth in Section 2.02.

“Subsequent Merger Effective Time” has the meaning set forth in Section 2.02.

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Surviving Corporation” has the meaning set forth in Section 2.01.

“Target Working Capital” means the amount equal to $13,500,000.

“Tax” or “Taxes” means all federal, state, local, foreign and other tax, fee, customs, duty, impost, assessment or charges of any kind imposed by a Governmental Authority, including any income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real, personal or intangible), real property gains, occupancy, recording, minimum, alternative minimum, windfall profits, together with any interest, additions to tax or penalties with respect thereto and any interest in respect of such additions to tax or penalties.

“Tax Claim” has the meaning set forth in Section 8.05.

“Tax Return” means any return, declaration, report, claim for refund or credit, information return or statement or other document, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed (whether on a consolidated, combined, unitary, separate or other basis) with a Governmental Authority in connection with the determination, assessment, collection or payment of Tax or the administration of any Law in relation to a Tax.

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“Termination Date” has the meaning set forth in Section 10.01(b).

“Third Party Claim” has the meaning set forth in Section 11.05(a).

“Unit Purchase Agreement” means that certain Unit Purchase Agreement dated as of March 28, 2014 among DivX LLC, Rovi Corporation and the Company.

“Unit Purchase Disclosure Schedule” has the meaning given to the term “Disclosure Schedule” in the Unit Purchase Agreement.

“Working Capital Credit” has the meaning set forth in Section 3.03(b).

ARTICLE II
The Merger

Section 2.01        The Mergers.  At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company (the “Merger”).  After the Merger, the Company shall continue as the surviving corporation (the “Intermediate Surviving Corporation”) and the separate corporate existence of Merger Sub shall cease.  Immediately following the Merger, the Intermediate Surviving Corporation shall merge with and into Acquisition Sub (the “Subsequent Merger”).  From and after the effectiveness of the Subsequent Merger, the separate corporate existence of the Intermediate Surviving Corporation shall cease and Acquisition Sub shall continue as the surviving entity in the Subsequent Merger (the “Surviving Corporation”) and all of the rights and obligations of the Intermediate Surviving Corporation under this Agreement shall be deemed the rights and obligations of the Surviving Corporation.

Section 2.02        Effective Time.  Subject to the provisions of this Agreement, Parent, Merger Sub, PCF and the Company shall cause the Merger to be consummated by filing a certificate of merger in the form attached hereto as Exhibit A (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL on the Closing Date and shall make all other filings or recordings under the DGCL to effectuate the Merger.  The Merger shall become effective at such time as the Certificate of Merger is accepted by the Delaware Secretary of State (the “Effective Time”).  On the Closing Date, immediately after the Effective Time, Parent shall cause the Subsequent Merger to be consummated by filing a certificate of merger in form reasonably satisfactory to PCF (the “Subsequent Merger Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings under the DGCL to effectuate the Subsequent Merger.  The Subsequent Merger shall become effective at such time as the Subsequent Merger Certificate of Merger is accepted by the Delaware Secretary of State (the “Subsequent Merger Effective Time”).

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Section 2.03        Closing of the Merger.     Unless this Agreement shall have been terminated in accordance with Section 10.01, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur as promptly as practicable (but in no event later than the second (2nd) Business Day) after all of the conditions set forth in Article IX (other than conditions which by their terms are required to be satisfied at Closing) shall have been satisfied or waived by the party entitled to the benefit of the same or at such other time as agreed to in writing by Parent and the Company. The date on which the Closing is held is herein referred to as the “Closing Date.” Unless otherwise agreed to in writing by the Parties, the Closing shall take place remotely by electronic or facsimile transmissions.

Section 2.04        Effects of the Merger and Subsequent Merger.

(a)        The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, pursuant to DGCL Section 259, all of the properties, rights, privileges, powers, and franchises of the Company and Merger Sub shall vest in the Intermediate Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Intermediate Surviving Corporation.

(b)        The Subsequent Merger shall have the effects set forth in this Agreement, the Subsequent Merger Certificate of Merger and the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Subsequent Merger Effective Time, pursuant to DGCL Section 259, all of the properties, rights, privileges, powers, and franchises of the Intermediate Surviving Corporation and Acquisition Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Intermediate Surviving Corporation and Acquisition Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.05        Certificate of Incorporation and Bylaws.

(a)        Effective immediately after the Effective Time, the certificate of incorporation of Merger Sub shall be the certificate of incorporation of the Intermediate Surviving Corporation, and the bylaws of Merger Sub shall be the bylaws of the Intermediate Surviving Corporation.  The name of the Intermediate Surviving Corporation will be “DivX Corporation.”

(b)        Effective immediately after the Subsequent Merger Effective Time, the certificate of incorporation of Acquisition Sub shall be the certificate of incorporation of the Surviving Corporation, and the bylaws of Acquisition Sub shall be the bylaws of the Surviving Corporation.  The name of the Surviving Corporation will be “DivX Corporation.”

Section 2.06        Directors and Officers.

(a)        The directors of Merger Sub shall be the initial directors of the Intermediate Surviving Corporation.  Each such director shall hold office in accordance with the certificate of incorporation and bylaws of the Intermediate Surviving Corporation until his successor is duly elected or appointed and qualified or until his earlier resignation or removal.  The officers of Merger Sub shall be the initial officers of the Intermediate Surviving Corporation.  Each such officer shall hold office in accordance with the certificate of incorporation and bylaws of the Intermediate Surviving Corporation until his successor is duly elected or appointed and qualified or until his earlier resignation or removal.

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(b)        The directors of Acquisition Sub shall be the initial directors of the Surviving Corporation.  Each such director shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until his successor is duly elected or appointed and qualified or until his earlier resignation or removal.  The officers of Acquisition Sub shall be the initial officers of the Surviving Corporation.  Each such officer shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until his successor is duly elected or appointed and qualified or until his earlier resignation or removal.

ARTICLE III
Effects of Merger and Subsequent Merger on Capital Stock of Merging Entities

Section 3.01        Conversion of Shares.

(a)        At the Effective Time, each outstanding share of common stock, par value $0.001 per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, PCF or the Company, be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Intermediate Surviving Corporation.  At the Subsequent Merger Effective Time, each outstanding share of common stock, par value $0.001 per share, of Acquisition Sub shall, by virtue of the Subsequent Merger and without any action on the part of Parent, Acquisition Sub, PCF or the Intermediate Surviving Corporation, be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(b)        At the Effective Time, each outstanding share of Capital Stock shall, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, PCF or the Company, be converted into the right to receive from Parent the Merger Consideration in accordance with Section 3.03.

(c)        As a result of the Merger and without any action on the part of PCF, at the Effective Time, all shares of Capital Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the PCF shall thereafter cease to have any rights with respect to such shares of Capital Stock, except the right to receive, from Parent the Merger Consideration in accordance with the terms of this Agreement against the surrender of the certificates that, immediately prior to the Effective Time, represented all of the outstanding shares of Capital Stock.  As a result of the Subsequent Merger and without any action on the part of Acquisition Sub, at the Subsequent Merger Effective Time, all shares of common stock, par value $0.001 per share, of the Intermediate Surviving Corporation shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and Acquisition Sub shall thereafter cease to have any rights with respect to such shares.

(d)        Notwithstanding anything contained herein to the contrary, each share of Capital Stock, if any, issued and held in the treasury of the Company immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired and shall cease to exist without payment of any consideration therefor.

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Section 3.02        Stock Options. At the Effective Time, each Option outstanding as of immediately prior to the Effective Time shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, PCF, the Company, the Optionholder or any other Person, cancelled and terminated without any cash payment or other consideration being paid in respect thereof and the holder thereof shall cease to have any rights with respect thereto.  At the Effective Time, neither Parent nor the Surviving Corporation shall assume the Company’s obligations under any of the Options of the Company or the Option Plan as of the Effective Time. The Company shall take all actions necessary to cause the Option Plan to terminate at or prior to the Closing Date.

Section 3.03        Merger Consideration. On the Closing Date, in consideration for the treatment of the issued and outstanding Capital Stock owned by PCF pursuant to 3.01, Parent shall pay or cause to be paid to PCF, $62,500,000 (the “Merger Consideration”), which shall be payable to PCF on the Closing Date as follows:

(a)         The issuance to PCF of 35,890,216 shares of Parent Common Stock (valued at $37,500,000 based on the Fair Market Value) (the “Share Consideration”) (as adjusted for any stock splits, stock dividends, combinations and other recapitalization events on or after the date of this Agreement); and

(b)         The issuance of a Convertible Promissory Note to PCF in the form of Exhibit B attached hereto in favor of PCF in the principal amount of Twenty-Seven Million Dollars ($27,000,000) (the “Convertible Note”), which includes the remaining $25,000,000 of the Merger Consideration owed after the issuance of the Share Consideration and a credit of $2,000,000 for working capital (the “Working Capital Credit”), subject to adjustment pursuant to Section 3.04.

Section 3.04        Working Capital Adjustments.

(a)         Post-Closing Adjustment.

(i)        Within sixty (60) Business Days after the Closing Date, Parent shall prepare and deliver to PCF a statement setting forth its calculation of Closing Working Capital, which statement shall contain an unaudited balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated herein), a calculation of Closing Working Capital (the “Closing Working Capital Statement”) and a certificate of the Chief Financial Officer of Parent that the Closing Working Capital Statement was prepared in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Interim Balance Sheet.

(ii)        If the Final Closing Working Capital is equal to or greater than the Target Working Capital, the Working Capital Credit and the adjusted principal amount of the Convertible Note shall not be adjusted. If the Final Closing Working Capital is less than the Target Working Capital, Parent shall set-off against the adjusted principal amount of the Convertible Note 50% of the amount of such shortfall (the “Post-Closing Adjustment”).

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(b)         Review.

(i)        After receipt of the Closing Working Capital Statement, PCF shall have thirty (30) Business Days (the “Review Period”) to review the Closing Working Capital Statement. On or prior to the last day of the Review Period, PCF may object to the Closing Working Capital Statement by delivering to Parent a written statement setting forth PCF’s objections in reasonable detail (to the extent available), indicating each disputed item or amount and the basis for PCF’s disagreement therewith (to the extent available) (the “Statement of Objections”). If PCF fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Working Capital Statement, the Closing Working Capital and the Post-Closing Adjustment, as the case may be, reflected in the Closing Working Capital Statement shall be deemed to have been accepted by PCF. If PCF delivers the Statement of Objections before the expiration of the Review Period, Parent and PCF shall negotiate in good faith to resolve such objections within thirty (30) Business Days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment, the Closing Working Capital and the Closing Working Capital Statement, as agreed to in writing by Parent and PCF, shall be final and binding.

(ii)        If PCF and Parent fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before the expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to the office of an impartial regionally recognized firm of independent certified public accountants, other than PCF’s accountants or Parent’s accountants, appointed by mutual agreement of Parent and PCF (the “Independent Accountants”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Closing Working Capital, the Post-Closing Adjustment, as the case may be, and the Closing Working Capital Statement. The Independent Accountants shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively.

(iii)        Parent and PCF shall each pay fifty percent (50%) of the fees and expenses of the Independent Accountants.

(iv)        The Independent Accountants shall make a determination as soon as practicable within thirty (30) Business Days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Working Capital Statement, the Closing Working Capital and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto.

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(v)        During the period of time from and after PCF’s receipt of the Closing Working Capital Statement through the final determination of the Closing Working Capital pursuant to this Section 3.04(b), Parent shall afford, and shall cause the Surviving Corporation and its Subsidiaries to make reasonably available, to PCF and any accountants, counsel or financial advisers retained by PCF in connection with the review of the Closing Working Capital Statement and the Closing Working Capital in accordance with this Section 3.04, upon reasonable advance notice and, in the case of on-site access, during normal business hours, to the properties, books, contracts, personnel and records of the Surviving Corporation and its Subsidiaries (including the work papers of the Surviving Corporation’s accountants, subject to the prior consent of such accountants (if required)) reasonably relevant to the review of the Closing Working Capital Statement and the Closing Working Capital in accordance with this Section 3.04.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule (it being understood that (i) the Disclosure Schedule is qualified in its entirety by reference to specific provisions of this Agreement and does not constitute, and shall not be deemed as constituting, representations, warranties, or covenants of the Company or PCF, (ii) any fact or item which is disclosed on any schedule or section of the Disclosure Schedule shall be deemed disclosed with respect to all other schedules and sections and any representations, warranties, covenants and/or agreements of the Company and/or PCF where the applicability of such information to such other schedules, sections, representations, warranties, covenants and/or agreements is reasonably apparent on its face, notwithstanding the omission of a reference or cross-reference thereto, (iii) the mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission or representation that such item represents an exception or a material fact, event or circumstance or an admission of any liability or obligation of the Company or PCF to any third party or shall confer or give to any third party any remedy, claim, liability, reimbursement, cause of action or other right or that such item has or would reasonably be expected to have a Company Material Adverse Effect, and (iv) matters disclosed in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be disclosed in the Disclosure Schedule), the Company represents and warrants to Parent that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing Date (except for representations and warranties that are expressly made as of an earlier date, which are only made as of such earlier date):

Section 4.01        Accuracy of Representations and Warranties in Unit Purchase Agreement.  PCF has delivered or made available to Parent, a true and correct copy of the Unit Purchase Agreement and the Unit Purchase Agreement Disclosure Schedule. Subject to the disclosures set forth in the Unit Purchase Agreement Disclosure Schedule, to the Knowledge of the Company, the representations and warranties of DivX LLC and Rovi Corporation set forth in Article III of the Unit Purchase Agreement were true and correct in all material respects as of March 28, 2014 (except to the extent expressly made as of an earlier date, in which case such statements were, to the Knowledge of the Company and subject to the disclosures set forth in the Unit Purchase Agreement Disclosure Schedule, true and correct in all material respects as of such earlier date).  Notwithstanding anything to the contrary in this Agreement, for purposes of this Section 4.01, “Knowledge of the Company” shall mean the actual knowledge of James Hale and Richard Campbell, without any requirement for due inquiry or investigation.

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Section 4.02        Organization, Authority and Qualification of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted and has been conducted since April 1, 2014. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company (other than the Company Stockholder Approval).  This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Parent, Merger Sub and Acquisition Sub) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to the availability of the equitable remedies of specific performance or injunctive relief (the “Bankruptcy and Equity Exception”).  Section 4.02 of the Disclosure Schedule sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.03        Capitalization.

(a)        The Company has an authorized capitalization consisting of (i) 100,000,000 shares of Company Common Stock, of which amount 90,000,000 shares are issued and outstanding and (ii) 9,000,000 shares of Company Preferred Stock, of which 9,000,000 shares are issued and outstanding.  All of the issued and outstanding shares of Capital Stock are owned by PCF free and clear of all Encumbrances.  All the issued and outstanding shares of Capital Stock have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights of any Person.

(b)        Except for this Agreement and the Options, there are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or Contracts outstanding to purchase or otherwise acquire any Capital Stock or any securities or debt convertible into or exchangeable for Capital Stock or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment, conversion privilege or preemptive or other right or Contract. There are no voting agreements, rights of first refusal, preemptive rights, co-sale rights or other restrictions applicable to the Capital Stock.

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Section 4.04        Subsidiaries.

(a)        Assuming the accuracy and completeness of Sections 3.2 and 3.3(c) of the Unit Purchase Agreement Disclosure Schedule and assuming the accuracy and completeness of the representations and warranties set forth in Sections 3.1, 3.2 and 3.3 of the Unit Purchase Agreement, Section 4.04(a) of the Disclosure Schedule sets forth each Subsidiary of the Company, a list of the number and type of equity securities held by the Company or DivX LLC in each Subsidiary, the percentage of all outstanding equity interests for such Subsidiary represented by the securities held by the Company or DivX LLC and a summary of all outstanding options or similar arrangements to acquire equity securities of such Subsidiaries.  Assuming the accuracy and completeness of the representations and warranties set forth in Sections 3.1 and 3.2 of the Unit Purchase Agreement, each such Subsidiary is an entity duly formed or organized, validly existing and in good standing under and by virtue of the Laws of the jurisdiction of its formation or organization set forth by its name on Section 4.04(a) of the Disclosure Schedule. Assuming the accuracy and completeness of the representations and warranties set forth in Sections 3.1 and 3.2 of the Unit Purchase Agreement, each Subsidiary has all requisite corporate, limited liability or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Since April 1, 2014, no Subsidiary has qualified to do business as a foreign entity in any jurisdiction, except as set forth by its name on Section 4.04(a) of the Disclosure Schedule, and, assuming the accuracy and completeness of the representations and warranties set forth in Sections 3.1 and 3.2 of the Unit Purchase Agreement, there is no other jurisdiction in which the character of the property owned or leased by any Subsidiary or the nature of its activities make qualification of such Subsidiary in any such jurisdiction necessary, except where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect. Since April 1, 2014, no Subsidiary has taken any action, adopted any plan, or made any agreement or commitment in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

(b)        Except as set forth on Section 3.3(c) of the Unit Purchase Agreement Disclosure Schedule and assuming the accuracy and completeness thereof and assuming the accuracy and completeness of the representations and warranties set forth in Sections 3.1, 3.2 and 3.3 of the Unit Purchase Agreement, there are no options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or Contracts outstanding to purchase or otherwise acquire any interest of any Subsidiary or any securities or debt convertible into or exchangeable for interest of any Subsidiary or obligating any Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment, conversion privilege or preemptive or other right or Contract. Assuming the accuracy and completeness of the representations and warranties set forth in Section 3.3 of the Unit Purchase Agreement, there are no voting agreements, rights of first refusal, preemptive rights, co-sale rights or other restrictions applicable to the voting of shares of capital stock of any such Subsidiary.

Section 4.05        No Conflicts; Consents.

(a)        The execution, delivery and performance by the Company of this Agreement and the consummation of the transaction contemplated hereby by the Company does not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Authority other than the consents and/or notices set forth on Section 4.05(a) of the Disclosure Schedule (the “Company Specified Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not (A) have a material impact on the Company or the collection of assets of the Company and its Subsidiaries (which collection of such assets taken as a whole), or (B) prevent or materially delay the consummation of the transaction contemplated by the Agreement.

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(b)        Assuming receipt of or compliance with the Company Specified Approvals and the Company Stockholder Approval and the accuracy and completeness of the representations and warranties set forth in Section 3.4 of the Unit Purchase Agreement, except as set forth on Section 4.05(b) of the Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transaction contemplated hereby do not and will not (i) contravene or conflict with the organizational or governing documents of the Company or any of its Subsidiaries, (ii) contravene or conflict with or constitute a violation in any material respect, of any provision of any Law binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture or Material Contract binding upon the Company or any of its Subsidiaries or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of the Company or any of its Subsidiaries.

Section 4.06        Financial Statements.  Section 4.06 of the Disclosure Schedule contains true, correct and complete copies of the Company’s unaudited balance sheet as at November 30, 2014 and the related unaudited statements of income and retained earnings and cash flow for the eight-month period then ended (the “Interim Financial Statements”). The Interim Financial Statements are based on the books and records of the Company for the eight-month period ended November 30, 2014, and, assuming the accuracy and completeness of the Prior Financial Statements fairly present in all material respects the financial condition of the Company as of November 30, 2014 and the results of the operations of the Company for the eight-month period then ended, except that they do not include (i) stock compensation expense (including the related payroll taxes), amortization of intangible assets, transaction, transition and integration costs, restructuring and asset impairment charges, foreign currency gains and losses, income tax accounting, or purchase accounting adjustments related to the Company’s acquisition of DivX LLC and its Subsidiaries (including, without limitation, in respect of revenues, expenses, deferred revenues and intangible assets) (the items referred to in this clause (i) shall be referred to herein collectively as the “Excluded Items”), (ii) footnotes or (iii) normal and recurring year-end adjustments, none of which year-end adjustments (other than with respect to any Excluded Items) will be material.

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Section 4.07        Undisclosed Liabilities.  Except as set forth in Section 4.07 of the Disclosure Schedule, the Company and its Subsidiaries (taken as a whole) do not have any liabilities, obligations or commitments of any nature, whether or not accrued, contingent or otherwise, that would exceed $100,000 individually or $500,000 in the aggregate except (a) as reflected or reserved against in the Interim Balance Sheet, (b) for liabilities and obligations incurred in connection with or contemplated or permitted by this Agreement, (c) for liabilities, obligations and commitments incurred in the ordinary course of business since the Interim Balance Sheet Date, (d) liabilities, obligations and commitments incurred or existing on or prior to March 31, 2014, (e) for liabilities, obligations and commitments which have been discharged or paid in full, (f) for liabilities, obligations and commitments (other than in respect of any breach of Contract, tort or violation of applicable Law occurring after March 31, 2014) relating to the performance of (i) any Material Contract or (ii) any other Contract not required to be listed as a Material Contract to which the Company or any of its Subsidiaries is a party to, or is bound by, and (g) for fees, costs and expenses of professional advisors (including investment bankers, attorneys and accountants) retained by the Company in connection with the transactions contemplated by this Agreement and other fees, costs and expenses allocated to the Company pursuant to this Agreement.

Section 4.08        Absence of Certain Changes, Events and Conditions. Except as set forth in Section 4.08 of the Disclosure Schedule, between the Interim Balance Sheet Date and the date of this Agreement, other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company or any of its Subsidiaries, any:

(a)        event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b)        amendment of the Organizational Documents of the Company or any of its Subsidiaries;

(c)        split, combination or reclassification of any equity interest in the Company or any of its Subsidiaries;

(d)        issuance, sale or other disposition of, or creation of any Encumbrance on, any equity interest of the Company or any of its Subsidiaries, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any equity interest in the Company or any of its Subsidiaries;

(e)        declaration or payment of any distributions on or in respect of any Capital Stock in the Company or redemption, purchase or acquisition of any of the Company’s outstanding Capital Stock;

(f)         material change in any method of accounting or accounting practice of the Company or any of its Subsidiaries, except as required by GAAP or as disclosed in the notes to the Interim Financial Statements;

(g)        material change in the Company’s or any of its Subsidiaries’ cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

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(h)        entry into any Contract that would constitute a Material Contract;

(i)         incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and liabilities incurred in the ordinary course of business consistent with past practice;

(j)         transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Interim Balance Sheet or cancellation of any debts or entitlements;

(k)        transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Company IP, other than non-exclusive licenses or sublicenses granted in the ordinary course of business;

(l)         material damage, destruction or loss (whether or not covered by insurance) to any of its tangible property;

(m)        any capital investment in, or any loan to, any other Person other than any Subsidiary of the Company;

(n)        acceleration, termination of or material modification to or cancellation of any Material Contract;

(o)        any capital expenditures in excess of $100,000 individually or $200,000 in the aggregate;

(p)        imposition of any Encumbrance upon any of the Company’s or any of its Subsidiaries’ material properties or assets, tangible or intangible;

(q)        (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its employees, officers, managers, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate severance costs and expenses exceed $75,000, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any employee, officer, director, independent contractor or consultant;

(r)        adoption, material modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a labor union, in each case whether written or oral;

(s)        any loan to (or forgiveness of any loan to), or entry into any other transaction with, any stockholder, director, officer or employee (excluding any expense advances in the ordinary course);

(t)         entry into a new material line of business or abandonment or discontinuance of existing material lines of business;

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(u)        adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(v)        purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $50,000, individually (in the case of a lease, per annum) or $100,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

(w)        acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets, stock or other equity of, or by any other manner, any business or any Person or any division thereof;

(x)        action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of the Company in respect of any Post-Closing Tax Period; or

(y)        enter into any Contract to do any of the foregoing.

Section 4.09        Material Contracts.

(a)        Section 4.09(a) of the Disclosure Schedule sets forth all currently active: (i) joint venture, partnership or similar Contracts entered into since April 1, 2014 to which the Company or any of its Subsidiaries is a party or to which any of the Company’s or any of its Subsidiaries’ assets are subject to or bound; (ii) indemnification, employment, consulting or other Contract entered into since April 1, 2014 with any executive officer of the Company or any of its Subsidiaries other than those Contracts entered into since April 1, 2014 that are terminable by the Company or any of its Subsidiaries on no more than thirty (30) days’ notice without liability or financial obligation to the Company or any such Subsidiary; (iii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or promissory notes relating to the borrowing of money, extension of credit or other indebtedness for borrowed money by the Company or any of its Subsidiaries, in each case for more than $50,000 individually or $250,000 in the aggregate, entered into since April 1, 2014; (iv) any Contract entered into since April 1, 2014 pursuant to which the Company or any of its Subsidiaries received or paid in excess of $187,500 during the eight (8) months ended on November 30, 2014; (v) any Contract entered into since April 1, 2014 under which the Company or any of its Subsidiaries is the lessee or sublessee of, or holds or operates any real property or any personal property requiring payments of at least $250,000 during any twelve (12) month period; (vi) any Contract entered into since April 1, 2014 granting most favored customer pricing, exclusive sales, distribution, marketing, or other material exclusive rights, rights of first refusal or rights of first negotiation with respect to the software products of the Company or its Subsidiaries; (vii) any Contract entered into since April 1, 2014 required to be listed under Section 4.12(c)(i) or 4.12(c)(ii) of the Disclosure Schedule; and (viii) any Contract listed on Section 3.10(a) of the Unit Purchase Agreement Disclosure Schedule (collectively, the “Material Contracts”).

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(b)        Assuming the accuracy and completeness of the representations and warranties in Section 3.10 of the Unit Purchase Agreement, neither the Company nor any Subsidiary of the Company is in material breach of or default under the terms of any Material Contract and, to the Knowledge of the Company, no other party to any Material Contract is in material breach of or default under the terms of any Material Contract. Except for the Bankruptcy and Equity Exception, each Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company which is party thereto (and to the Knowledge of the Company, each other party thereto), and is in full force and effect.

Section 4.10        Title to Assets; Real Property.  Section 4.10 of the Disclosure Schedule lists all of the Real Property owned or leased by the Company or any of its Subsidiaries. PCF has heretofore made available to Parent true and complete copies of all material deeds of trust, leases, subleases or licenses relating to all Real Property owned, leased, subleased or licensed by the Company or any of its Subsidiaries. The Company or a Subsidiary of the Company owns and has valid title to all of its owned Real Property and has valid leasehold interests in all of its leased real properties, free and clear of all Encumbrances (except for Permitted Encumbrances and all other title exceptions, changes, defects, easements, restrictions, encumbrances and other matters, whether or not of record, which do not materially affect the continued use of the applicable real property for the purposes for which such real property is currently being used by the Company or a Subsidiary of the Company). The use and operation of the Real Property in the conduct of the Company’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. To the Knowledge of the Company, there are no Actions pending or threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

Section 4.11        Condition And Sufficiency of Assets. Except as set forth on Section 4.11 of the Disclosure Schedule, the assets of the Company and its Subsidiaries constitute all of the assets necessary and sufficient to conduct the business of the Company after the Closing in the same manner conducted by the Company as of the date hereof. The Company and its Subsidiaries have good and marketable title to, free and clear of all Encumbrances (other than Permitted Encumbrances), or a valid leasehold interest in, such assets (other than Intellectual Property, which shall be governed solely by Section 4.12).

Section 4.12        Intellectual Property.  The representations and warranties given in this Section 4.12 assume in their entirety the accuracy and completeness of the representations and warranties set forth in Section 3.11 of the Unit Purchase Agreement and the related sections of the Unit Purchase Agreement Disclosure Schedule.

(a)        The Company or a Subsidiary of the Company exclusively owns all right, title, and interest in and to the Company IP free and clear of any Encumbrances (other than the Permitted Encumbrances). Either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property (as defined below) that is material to the business of the Company.

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(b)        There are no pending or, to the Knowledge of the Company, threatened, claims by any Person alleging that the Company or any of its Subsidiaries or any Product infringes, misappropriates or otherwise violates the Intellectual Property of any Person. Since April 1, 2014, the conduct of the business of the Company, including licensing of any Product, has not (directly or indirectly) infringed, misappropriated, or otherwise violated any Intellectual Property of any Person, in any material respect. Any Intellectual Property of third parties that is material to the business of the Company is used only pursuant to valid and effective license agreements. To the Knowledge of the Company, since April 1, 2014, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any Company IP. For purposes of this Agreement, “Intellectual Property” shall mean all intellectual property, including without limitation, all (i) patents, inventions (whether or not patentable), trademarks, service marks, trade names, Internet domain names, copyrights, designs and trade secrets, (ii) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights and designs (“Registered IP”), (iii) lists (including customer lists), proprietary information, processes, formulae, methods, schematics, technology, and know-how, (iv) computer software, including, but not limited to, object code, source code, and related documentation, data and databases, and all copyrights therein.

(c)        The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement will not (A) result in the breach of, or create in any third party the right to terminate or modify, or result in the payment of any additional fees under, any material Intellectual Property licenses of the Company or any Subsidiary, (B) result in a loss of, or Encumbrance on, any Company IP, (C) result in the release, disclosure, or delivery of any Company IP, including but not limited to any source code for a Product by or to any escrow agent or other Person, or (D) result in the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Company IP. Section 4.12(c)(i) of the Disclosure Schedule accurately identifies each Material Contract entered into since April 1, 2014 pursuant to which Intellectual Property is licensed to the Company or its Subsidiary (other than any non-customized software that is licensed in object code form pursuant to a non-exclusive, internal use software license on standard terms for less than $50,000). Section 4.12(c)(ii) of the Disclosure Schedule accurately identifies each Material Contract entered into since April 1, 2014 pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right in, any Company IP (other than non-exclusive software licenses granted to end user customers in the ordinary course of business pursuant to the Company’s standard form of end user license agreement).

(d)        Section 4.12(d) of the Disclosure Schedule accurately identifies each item of Registered IP in which the Company has or purports to have an ownership interest of any nature. To the Knowledge of the Company, all Registered IP included in the Company IP are valid, enforceable, and in good standing.

(e)        The Company takes commercially reasonable steps to protect and preserve its rights in any material Intellectual Property of the Company and its Subsidiaries (including executing confidentiality and intellectual property assignment agreements containing assignments of Intellectual Property to the Company and confidentiality provisions protecting the Company IP) with current executive officers and current employees and contractors that have a material role in the development of or has access to the Company’s products, including software, and Intellectual Property of the Company and its Subsidiaries). To the Knowledge of the Company, no prior or current employee or officer or any prior or current consultant or contractor of the Company or any of its Subsidiaries has asserted since April 1, 2014 or has any ownership in any Intellectual Property used by the Company or its Subsidiaries in the operation of their respective businesses (except for development agreements entered into with consultants and contractors in the ordinary course of business where the Company or any of its Subsidiaries was provided a license including terms sufficient to conduct the business of the Company or any of its Subsidiaries as needed by such consultants or contractors).

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(f)         Neither the Company nor any of its Subsidiaries has licensed since April 1, 2014 any of the Intellectual Property owned by the Company and its Subsidiaries to any third party on an exclusive basis, nor has the Company or any of its Subsidiaries entered into any Contract since April 1, 2014 limiting its ability to exploit fully any of such Intellectual Property, including software, except for any such Contract where such Intellectual Property is licensed on a non-exclusive basis in the ordinary course of business.

(g)        Except as set forth on Section 4.12(g) of the Disclosure Schedule, to the Knowledge of the Company, no Open Source Software is embedded, integrated or incorporated into, bundled or distributed with, linking with or to, or otherwise made available with, any Product or any other software marketed, distributed, licensed, or sold by the Company or its Subsidiary (“Company Software”), whether such Company Software is distributed or provided on a software-as-a-service, web-based application, or other service basis.

Section 4.13        Accounts Receivable. The accounts receivable reflected on the Interim Balance Sheet which arose after March 31, 2014 and the accounts receivable arising after the Interim Balance Sheet Date and prior to the date of this Agreement (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid claims of the Company not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) the accounts receivable in respect of the LG fourth quarter site license in the amount of $2,750,000 (the “Specified LG Receivable”) and the accounts receivable in respect of the Samsung fourth quarter site license in the amount of $2,325,000 (the “Specified Samsung Receivable”, and together with the Specified LG Receivable, the “Specified Receivables”), are as of the date hereof (and expressly disregarding any action or omission on the part of Parent or the Surviving Corporation occurring after the date hereof), collectible in full within one hundred twenty (120) days after the date of this Agreement.  Except as set forth on Section 4.13 of the Disclosure Schedule, the reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date and prior to the date of this Agreement, on the accounting records of the Company have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.  Notwithstanding anything to the contrary contained in this Agreement, the Company makes no representation or warranty regarding the Specified Tax Refund Receivable.

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Section 4.14        Insurance.  Section 4.14 of the Disclosure Schedule sets forth a true and complete list of all current policies or binders of fire liability, commercial general liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, employment practices liability, fiduciary liability and other casualty and property insurance maintained by PCF or its Affiliates (including the Company and its Subsidiaries) and relating to the assets, business, operations, employees, officers and managers of the Company or any of its Subsidiaries (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Parent. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. Since April 1, 2014, neither PCF, the Company nor any of its Subsidiaries has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies since April 1, 2014 have been paid in accordance with the payment terms of each Insurance Policy. Except as set forth in Section 4.14 of the Disclosure Schedule, there are no claims related to the business of the Company pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Neither the Company nor any of its Subsidiaries is in default under, or has otherwise failed to comply with, in any material respect, the terms of any such Insurance Policy.

Section 4.15        Legal Proceedings; Governmental Orders. Subject to the accuracy and completeness of Section 3.5 of the Unit Purchase Agreement, except as set forth on Section 4.15 of the Disclosure Schedule, there is no (a) Action pending or, to the Company’s Knowledge, threatened against or by the Company affecting any of its properties or assets (or by or against PCF or any Affiliate thereof and relating to the Company and its Subsidiaries), (b) outstanding judgment, order, decree, award, stipulation or injunction of any Governmental Authority against the Company which seeks to or is reasonably likely to have the effect of preventing the Company from consummating the transaction contemplated by this Agreement, or (c) Action, by or before any Governmental Authority or arbitrator or any appeal from any of the foregoing pending, or to the Knowledge of the Company, threatened, against the Company which, if resolved adversely to the Company would be reasonably likely to have a Company Material Adverse Effect or impair the Company’s ability to consummate the transactions contemplated by this Agreement.

Section 4.16        Compliance with Laws; Permits.

(a)        Assuming the accuracy and completeness of the representations and warranties in Section 3.12 of the Unit Purchase Agreement, the Company is not, and has not been at any time since April 1, 2014, in violation of or in default, in any material respect, under any applicable Law by which the Company or its Subsidiaries or any of the Company’s or any of its Subsidiaries’ assets are bound or affected. To the Knowledge of the Company, since April 1, 2014, neither PCF, the Company, any of its Affiliates, nor any other Person (for or on behalf of the Company or any Affiliate) has, directly or indirectly, (a) made, received, or offered to make or receive, any payment which was not legal to make, to receive, or to offer; (b) made an illegal political contribution; or (c) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

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(b)        All material Permits required for the Company and any of its Subsidiaries to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 4.16(b) of the Disclosure Schedule lists all current material Permits issued to the Company and its Subsidiaries, including the names of such Permits and their respective dates of issuance and expiration. Since April 1, 2014, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 4.16(b) of the Disclosure Schedule.

Section 4.17        Employee Benefit Matters.  The representations and warranties given in this Section 4.17 assume in their entirety the accuracy and completeness of the representations and warranties set forth in Section 3.14 of the Unit Purchase Agreement and the related sections of the Unit Purchase Agreement Disclosure Schedule.

(a)        Section 4.17(a) of the Disclosure Schedule contains a true and complete list of each pension, benefit, retirement, compensation, profit-sharing, deferred compensation, incentive, performance award, phantom equity or other equity, change in control, retention, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program or arrangement, in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or after March 31, 2014 has been maintained, sponsored, contributed to, or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer, or director of the Company or any of its Subsidiaries or any spouse or dependent of such individual, or under which the Company or any of its Subsidiaries has or may have any liability after March 31, 2014 (excluding any liability incurred on prior to April 1, 2014), contingent or otherwise (as listed on Section 4.17(a) of the Disclosure Schedule, each, a “Benefit Plan”).

(b)        With respect to each Benefit Plan, PCF has made available to Parent complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements; (iv) copies of any summary plan descriptions, summaries of material modifications relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; and (vi) in the case of any Benefit Plan for which a Form 5500 is required to be filed, a copy of the most recently filed Form 5500, with schedules attached.

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(c)        Except as set forth in Section 4.17(c) of the Disclosure Schedule, each Benefit Plan (other than any multi-employer plan within the meaning of Section 3(37) of ERISA (each a “Multi-employer Plan”) that has been established, administered or maintained after March 18, 2011 has been done so in accordance with its terms and in compliance with all applicable Laws (including ERISA and the Code). Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that the form of such Qualified Benefit Plan is so qualified under Section 401(a) of the Code, and to the Company’s Knowledge nothing has occurred after March 31, 2014 that would reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such opinion letter from the Internal Revenue Service, as applicable, nor has such revocation or unavailability been threatened. Nothing has occurred after March 31, 2014 with respect to any Benefit Plan that has subjected or would reasonably be expected to subject the Company to a material penalty under Section 502(i) of ERISA or to a material tax or penalty under Section 4975 of the Code. Except as set forth in Section 4.17(c) of the Disclosure Schedule, all benefits, contributions and premiums relating to each Benefit Plan due after March 31, 2014 have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws, and all benefits accrued after March 31, 2014 under any unfunded Benefit Plan have been paid or adequately reflected on the Company’s books and records.

(d)        With respect to each Benefit Plan (i) no such plan is a Multi-employer Plan; (ii) no such plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); (iii) no such plan is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA.  No act or omission has occurred after March 31, 2014 that would cause the Company or any Subsidiary to incur any liability under Title IV of ERISA or Code Section 412 as a result of being treated as a single employer under Code Section 414(b), (c), (m) or (o) with any other Person (other than the Company or any Company Subsidiary).

(e)        Except as set forth in Section 4.17(e) of the Disclosure Schedule and other than as required under Section 601 et. seq. of ERISA or other applicable Law, no Benefit Plan currently provides post-termination or retiree welfare benefits to any individual for any reason, and neither the Company nor any of its Subsidiaries has any liability to provide post-termination or retiree welfare benefits to any individual or ever represented, promised or contracted to any individual that such individual would be provided with post-termination or retiree welfare benefits (excluding any liability that accrued on or prior to March 31, 2014).

(f)         Except as set forth in Section 4.17(f) of the Disclosure Schedule, there is no pending or, to Company’s Knowledge, threatened Action relating to a Benefit Plan (other than routine claims for benefits), and to the Knowledge of the Company no Benefit Plan has after March 31, 2014 been the subject of an examination or audit by a Governmental Authority.

(g)        Each Benefit Plan that is subject to Section 409A of the Code has been operated after March 31, 2014 in compliance with such section and all applicable regulatory guidance (including notices, rulings and proposed and final regulations).

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(h)        Except as set forth in Section 4.17(h) of the Disclosure Schedule, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former employee, director or natural person independent contractor of the Company to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (iii) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan; or (iv) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.

Section 4.18        Employment Matters.  The representations and warranties given in this Section 4.18 assume in their entirety the accuracy and completeness of the representations and warranties set forth in Section 3.14 of the Unit Purchase Agreement and the related sections of the Unit Purchase Agreement Disclosure Schedule.

(a)        Except for such matters which would not have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization; (ii) there are no strikes, lockouts, slowdowns or work stoppages in effect or, to the Knowledge of the Company, threatened with respect to any employees of the Company or any of its Subsidiaries; and (iii) to the Knowledge of the Company, there is no union organizing effort pending or threatened against the Company or any of its Subsidiaries.

(b)        The Company is in compliance with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance, excluding any noncompliance relating to actions or omissions occurring on or prior to March 31, 2014. All individuals characterized and treated after March 31, 2014 by the Company as independent contractors or consultants are properly treated after March 31, 2014 as independent contractors in all material respects under all applicable employment and labor Laws. All employees classified after March 31, 2014 as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified in all material respects after March 31, 2014. There are no Actions against the Company pending, or to Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former employee, consultant or independent contractor of the Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

Section 4.19        Taxes. The representations and warranties given in this Section 4.19 assume in their entirety the accuracy and completeness of the representations and warranties set forth in Section 3.6 of the Unit Purchase Agreement and the related sections of the Unit Purchase Agreement Disclosure Schedule.  Except as set forth in Section 4.19 of the Disclosure Schedule:

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(a)        All Taxes of the Company and its Subsidiaries due and owing for any period (or portion thereof) ending on or prior to the Closing Date have been or will be paid on or before the Closing Date. The Company and its Subsidiaries have duly and timely filed (or will file prior to the applicable due date) such returns and reports of Taxes as are required to be filed prior to Closing, and all such returns and reports are true, correct, and complete in all material respects. The Company and each of its Subsidiaries have duly and timely withheld all amounts required to be withheld. Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or Tax sharing agreement (other than commercial agreements entered into in the ordinary course of business the principal purpose of which is unrelated to Taxes) with any person other than the Company and its Subsidiaries that will impose any obligation for Taxes arising after the Closing Date. No Subsidiary has ever constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. There are no Encumbrances for Taxes on any of the Company’s or its Subsidiaries’ assets other than Permitted Encumbrances. There are no pending or, to the Knowledge of the Company, threatened, proceedings with respect to Taxes of the Company or any of its Subsidiaries, and there are no outstanding waivers or extensions of statutes of limitations with respect to assessments of Taxes of the Company or any of its Subsidiaries. No agreement or arrangement regarding compensation of any employee requires any payments which will result in the disallowance of any Tax deduction for Parent pursuant to Section 162(m), 404 or 280G of the Code or an excise Tax to the recipient of such payment pursuant to Section 4999 of the Code. None of the Company or any Subsidiaries will be required to include any item of income or gain in, or be required to exclude any item of deduction or loss from, any period ending after the Closing Date as a result of any (i) change in accounting method made by the Company or any Subsidiary prior to the Closing, (ii) closing or similar agreement with any taxing authority entered into by the Company or any Subsidiary prior to the Closing, (iii) election under Code Section 108(i) made prior to the Closing, (iv) use of an improper accounting method in a Pre-Closing Tax Period, (v) installment sale or open transaction made prior to the Closing, (vi) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law); or (vii) prepaid amount received on or prior to the Closing Date. The Company is not a party to, or bound by, any closing agreement or offer in compromise with any taxing authority. No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company. The Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. The Company has no liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise. The Company has never made an election to be treated as an S-corporation for US federal, state, local or foreign tax purposes.  The Company has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise. The Company has not taken any action that would defer a liability for Taxes of the Company from any Pre-Closing Tax Period to any Post-Closing Tax Period.  PCF is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.  The Company is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).  The Company is not aware of any facts or circumstances that would prevent the Merger and Subsequent Merger, considered together as a single integrated transaction for federal income tax purposes, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

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(b)        Section 4.19 of the Disclosure Schedule sets forth all foreign jurisdictions in which the Company files Tax Returns.  The Company has not entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-9. The Company has not transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.

(c)        None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Code.

(d)        Notwithstanding anything in this Agreement to the contrary, the representations and warranties set forth in this Section 4.19 shall be the only representations or warranties in this Agreement with respect to Tax matters.

Section 4.20        Brokers.  Except for KPMG Corporate Finance LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or based upon arrangements made by or on behalf of the Company.

Section 4.21        Full Disclosure. No representation or warranty by PCF in this Article IV, as qualified by the Disclosure Schedule, contains any untrue statement of a material fact or, to the Knowledge of the Company, omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Section 4.22        No Representations or Warranties Regarding Periods Prior to April 1, 2014; Disclaimer of Additional Representations and Warranties. Notwithstanding anything to the contrary in this Article IV, except as expressly set forth in Section 4.01, the Company makes no representations or warranties with respect to any period of time prior to April 1, 2014 (including with respect to any state of facts, circumstance, act, occurrence, omission which occurred or existed at any time before April 1, 2014 or any continuation thereof after March 31, 2014).  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV AND ARTICLE V AND IN THE CERTIFICATE DELIVERED PURSUANT TO SECTION 9.02(d)(v), NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES OR PCF MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND THE COMPANY AND ITS SUBSIDIARIES HEREBY EXPRESSLY DISCLAIM ANY SUCH OTHER REPRESENTATIONS AND WARRANTIES.  Without limiting the generality of the foregoing, notwithstanding anything to the contrary in this Agreement, none of the Company, any of its Subsidiaries or PCF makes, has made or shall be deemed to make or have made any representation or warranty to the Parent, Merger Sub, Acquisition Sub or the Surviving Corporation with respect to (a) the future operating or financial performance of the Company or its Subsidiaries or any estimates, projections, forecasts, plans, budgets or similar materials or information relating to the future operating or financial performance of the Company or its Subsidiaries (including, without limitation, future revenues, expenses, expenditures or results of operations) heretofore or hereafter delivered or made available to the Parent, Merger Sub, Acquisition Sub or the Surviving Corporation or any of their respective agents or representatives, or (b) except as expressly covered by a representation and warranty contained in this Article IV, Article V or the certificate delivered pursuant to Section 9.02(d)(v), any other information or documents (financial or otherwise) heretofore or hereafter delivered or made available to the Parent, Merger Sub, Acquisition Sub or the Surviving Corporation or any of their respective agents or representatives with respect to the Company or its Subsidiaries.

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ARTICLE V
Representations and Warranties of PCF

PCF represents and warrants to Parent that the statements contained in this Article V are true and correct as of the date hereof and as of the Closing Date:

Section 5.01        Organization and Authority of PCF.  PCF is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. PCF has full limited liability company power and authority to enter into this Agreement and the Stockholders Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by PCF of this Agreement and the Stockholders Agreement, the performance by PCF of its obligations hereunder and thereunder and the consummation by PCF of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of PCF.  Each of this Agreement and the Stockholders Agreement has been duly executed and delivered by PCF, and (assuming due authorization, execution and delivery by the other parties thereto) each of this Agreement and the Stockholders Agreement constitutes a legal, valid and binding obligation of PCF enforceable against PCF in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 5.02        No Conflicts; Consents.  The execution, delivery and performance by PCF of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of PCF; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to PCF; or (c) require the consent, notice or other action by any Person under any Contract to which PCF is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to PCF in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.03        Legal Proceedings.  There are no Actions pending or, to PCF’s knowledge, threatened against or by PCF or any Affiliate of PCF that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to or serve as a basis for any such Action.

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Section 5.04        Brokers. Except for KPMG Corporate Finance LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or based upon arrangements made by or on behalf of PCF.

ARTICLE VI
Representations and Warranties of Parent

Parent represents and warrants to PCF that the statements contained in this Article VI are true and correct as of the date hereof and as of the Closing Date:

Section 6.01        Organization and Authority of Parent, Merger Sub and Acquisition Sub. Each of Parent, Merger Sub and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent, Merger Sub and Acquisition Sub has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each of Parent, Merger Sub and Acquisition Sub of this Agreement, the Convertible Note and the Stockholders Agreement and the performance by each of Parent, Merger Sub and Acquisition Sub of its obligations hereunder and thereunder and the consummation by each of Parent, Merger Sub and Acquisition Sub of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Parent, Merger Sub and Acquisition Sub. This Agreement, the Convertible Note and the Stockholders Agreement has been duly executed and delivered by Parent, Merger Sub and Acquisition Sub, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of Parent, Merger Sub and Acquisition Sub enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 6.02        No Conflicts; Consents. The execution, delivery and performance by Parent of this Agreement, the Convertible Note and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Parent; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Parent; or (c) require the consent, notice or other action by any Person under any Contract to which Parent is a party.  Except as set forth in Section 6.02 of the Parent Disclosure Schedule, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Parent in connection with the execution and delivery of this Agreement, the Convertible Note and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby.

Section 6.03        Ownership of Merger Sub and Acquisition Sub; No Prior Activities.  Merger Sub and Acquisition Sub were formed solely for the purpose of engaging in the transactions contemplated by this Agreement.  All of the outstanding capital stock of Merger Sub and Acquisition Sub is, and at the Effective Time will be, owned directly by Parent.  Except for obligations or liabilities incurred in connection with its incorporation and the transactions contemplated by this Agreement, Merger Sub and Acquisition Sub have not, and prior to the Effective Time will not have, incurred, directly or indirectly through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

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Section 6.04        Investment Purpose. Parent is acquiring the Capital Stock solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Parent acknowledges that the Capital Stock is not registered under the Securities Act or any state securities laws, and that the Capital Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 6.05        Legal Proceedings. There are no Actions pending or, to Parent’s Knowledge, threatened against or by Parent or any Affiliate of Parent that (i) challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement, or (ii) that would reasonably be expected to result in a Parent Material Adverse Effect if determined adversely to Parent. No event has occurred or circumstances exist that may give rise to or serve as a basis for any such Action.

Section 6.06        Issuance of Shares.  The shares of Parent Common Stock representing the Share Consideration, when issued in accordance with this Agreement, and the shares of Parent Common Stock issuable upon the conversion of the Convertible Note, when issued in accordance with the Convertible Note, will be duly authorized and validly issued, and will be fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights of any Person.  Parent has reserved a sufficient number of shares to Parent Common Stock to permit the conversion of the Convertible Note.

Section 6.07        Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

Section 6.08        Capitalization.

(a)        Parent has an authorized capitalization consisting of 300,000,000 shares of Parent Common Stock and 50,000,000 shares Preferred Stock, par value $0.01, of which (i) 17,176,818 is designated as Class 3 Preference Shares and (ii) 10,912,265 Class 4 Preference Shares.  As of December 15, 2014 (i) 178,113,534 shares of Parent Common Stock are issued and outstanding, (ii) 17,176,818 shares of the Class 3 Preference Shares are issued and outstanding and (iii) 10,912,265 shares of the Class 4 Preference Shares are issued and outstanding.  All the issued and outstanding shares of Parent’s capital stock have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights of any Person.

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(b)        Except as set forth in Parent’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 filed with the Securities and Exchange Commission on November 6, 2014, and except as set forth in Section 6.08 of the Parent Disclosure Schedule (i) there are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or Contracts outstanding to purchase or otherwise acquire any capital stock of Parent or any securities or debt convertible into or exchangeable for capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment, conversion privilege or preemptive or other right or Contract, and (ii) there are no voting agreements, rights of first refusal, preemptive rights, co-sale rights or other restrictions applicable to any capital stock of Parent.  Parent has provided to PCF a true and complete copy of Parent’s certificate of incorporation and bylaws, in each case, as amended through the date hereof.

Section 6.09        SEC Filings; Financial Statements.

(a)        As of the time filed with the SEC and the Canadian securities regulatory authorities (the “CSA”) (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the registration statements, proxy statements, Parent Certifications (as defined below) and other statements, reports, schedules, forms, exhibits and other documents filed by Parent with the SEC or the CSA, including all amendments thereto since January 1, 2012 (collectively, the “Parent Continuous Disclosure Documents”) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), or the applicable requirements under the applicable securities laws, regulations and policies (the “Canadian Securities Laws”) and (ii) none of the Parent Continuous Disclosure Documents, as amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Except as set forth in Section 6.09(a) of the Parent Disclosure Schedules, all statements, reports, schedules, forms, exhibits and other documents required to have been filed by Parent with the SEC or the CSA since January 1, 2012 have been so filed on a timely basis (taking into account any valid extension of such time of filing by the SEC or the CSA).  Each of the certifications and statements relating to the Parent Continuous Disclosure Documents required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); or (C) any other rule or regulation promulgated by the SEC or the CSA or applicable to the Parent Continuous Disclosure Documents, as amended (collectively, the “Parent Certifications”) is accurate and complete, and complies as to form and content with all applicable Laws, including the Canadian Securities Laws.  As used in this Section 6.09, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is filed, furnished, submitted, supplied or otherwise made available to the SEC, the CSA or any member of their staff in accordance with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) or the Canadian Securities Laws.

(b)        Parent maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP to maintain accountability for assets, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization.

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(c)        Parent is, and has been at all times since January 1, 2012, in compliance in all material respects with the Securities, Act the Exchange Act and the Canadian Securities Laws and the applicable listing requirements on the Toronto Stock Exchange, and has not since January 1, 2012 received any notice asserting any non-compliance with the Securities Act, the Exchange Act, the Canadian Securities Laws or the listing requirements of the Toronto Stock Exchange.

(d)        The financial statements (including any related notes) contained or incorporated by reference in the Parent Continuous Disclosure Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which were or will be material); and (iii) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries and changes in stockholders’ equity of Parent for the periods covered thereby.  No financial statements of any Person other than Parent and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of Parent.

(e)        Section 6.09(e) of the Parent Disclosure Schedule lists, and Parent has delivered or made available to PCF accurate and complete copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) currently in effect or effected by Parent or any of its Subsidiaries since January 1, 2012. None of Parent or any of its Subsidiaries has any obligation or other commitment to become a party to any such “off-balance sheet arrangements” in the future.

Section 6.10        Tax Matters.  Parent has filed (or has obtained an extension of time within which to file) all Tax Returns required to be filed on or before the date of this Agreement and has paid all Taxes shown as due on such Tax Returns, except where the failure to so file or the failure to so pay would not have a Parent Material Adverse Effect.  Parent is not aware of any facts or circumstances that would prevent the Merger and Subsequent Merger, considered together as a single integrated transaction for federal income tax purposes, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 6.11        Compliance with Law.  Parent is not in violation of or in default, in any material respect, under any applicable Law by which Parent or any of its assets are bound or affected except as would not reasonably be expected to result in a Parent Material Adverse Effect. To the Knowledge of Parent, neither Parent nor any of its Affiliates, nor any other Person (for or on behalf of Parent or any Affiliate of Parent) has, directly or indirectly, (a) made, received, or offered to make or receive, any payment which was not legal to make, to receive, or to offer; (b) made an illegal political contribution; or (c) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

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Section 6.12        Absence of Certain Changes, Events and Conditions.  Between September 30, 2014 and the date of this Agreement, there has not been, with respect to Parent or any of its Subsidiaries, any event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 6.13        Sufficiency of Assets.  To the actual Knowledge of Parent (without any requirement for due inquiry), Parent owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is material to the business of Parent.

Section 6.14        Full Disclosure.  No representation or warranty by Parent in this Article VI contains any untrue statement of a material fact or, to the Knowledge of Parent, omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Section 6.15        Disclaimer of Additional Representations and Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE VI AND IN THE CERTIFICATE DELIVERED PURSUANT TO SECTION 9.03(d)(iii), PARENT HAS NOT MADE NOR SHALL BE DEEMED TO HAVE MADE ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND PARENT HEREBY EXPRESSLY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS AND WARRANTIES. Without limiting the generality of the foregoing, notwithstanding anything to the contrary in this Agreement, Parent does not make, has not made nor shall be deemed to make or have made any representation or warranty to the PCF or the Company with respect to (a) the future operating or financial performance of Parent or its Subsidiaries or any estimates, projections, forecasts, plans, budgets or similar materials or information relating to the future operating or financial performance of Parent or its Subsidiaries (including, without limitation, future revenues, expenses, expenditures or results of operations) heretofore or hereafter delivered or made available to Parent or the Company or any of their respective agents or representatives, or (b) except as expressly covered by a representation and warranty contained in this Article VI, or the certificate delivered pursuant to Section 9.03(d)(iii), any other information or documents (financial or otherwise) heretofore or hereafter delivered or made available to PCF or the Company or any of their respective agents or representatives with respect to Parent or its Subsidiaries.

ARTICLE VII
Covenants

Section 7.01        Conduct of Business by the Company and Parent.

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(a)        For the period commencing on the date hereof and ending on the earlier of the termination of this Agreement and the Closing Date, the Company shall use its commercially reasonable best efforts to conduct its business in the ordinary course and except as explicitly contemplated by this Agreement, except as required by Law, except as set forth in Section 7.01(a) of the Disclosure Schedule, or except as otherwise consented to by Parent in writing, the Company shall:

(i)         not take or permit any action that would cause any of the changes, events or conditions described in Section 4.08 to occur (other than those described in Section 4.08(a) or Section 4.08(h));

(ii)        preserve and maintain all of its material Permits;

(iii)       maintain the material, tangible properties and assets owned, operated or used by it in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(iv)       use its commercially reasonable efforts to continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;

(v)        defend and protect its properties and assets from infringement or usurpation in a manner consistent with past practice;

(vi)       assuming the accuracy and completeness of the representations and warranties in Section 3.10 of the Unit Purchase Agreement, perform in all material respects its obligations under all Material Contracts;

(vii)      maintain its books and records in accordance with past practice; and

(viii)     assuming the accuracy and completeness of the representations and warranties in Section 3.12 of the Unit Purchase Agreement, comply in all material respects with all applicable Laws.

(b)        For the period commencing on the date hereof and ending on the earlier of the termination of this Agreement and the Closing Date, Parent shall use its commercially reasonable best efforts to conduct its business in the ordinary course and except as explicitly contemplated by this Agreement, except as required by Law, except as set forth on Schedule 7.01(b), or except as otherwise consented to by PCF in writing, Parent shall:

(i)        not amend its Organizational Documents or those of any of its Subsidiaries;

(ii)       not split, combine or reclassify any of its equity interests or any of its Subsidiaries’ equity interests;

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(iii)     not issue, sell or otherwise dispose of, or create any Encumbrance on, any of its equity interests or any of its Subsidiaries’ equity interests, or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its equity interests or any of its Subsidiaries’ equity interests, except, in each case, (x) in connection with the exercise of any warrants or options of Parent which are issued and outstanding as of the date hereof and (y) for the issuance by Parent of any of its options or restricted stock in the ordinary course of business consistent with its past practices;

(iv)      preserve and maintain all of its material Permits;

(v)       maintain the material, tangible properties and assets owned, operated or used by it in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(vi)      use its commercially reasonable efforts to continue in full force and effect without modification all of its insurance policies, except as required by applicable Law;

(vii)     defend and protect its properties and assets from infringement or usurpation in a manner consistent with past practice;

(viii)    perform in all material respects its obligations under all of its material Contracts;

(ix)       maintain its books and records in accordance with past practice; and

(x)       comply in all material respects with all applicable Laws.

Section 7.02        Inspection and Access to Information.

(a)         From the date hereof until the earlier of the termination of this Agreement or the Closing, the Company will (i) provide Parent, its employees, accountants, counsel, financial advisors, lenders, auditors and other authorized representatives, upon reasonable prior notice, reasonable access, during normal business hours, to the properties, books and records of the Company, and (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request.

(b)         All information provided or obtained in connection with the transactions contemplated hereby will be held in accordance with the Mutual Nondisclosure Agreement, dated July 15, 2014, between Parent and the Company (the “Confidentiality Agreement”).  In the event of a conflict or inconsistency between the terms hereof and the Confidentiality Agreement, the terms hereof will govern.

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Section 7.03        No Solicitation of Other Bids.

(a)        Until the earlier of the Closing and such time as this Agreement is terminated in accordance with Article X, except for the transactions with Parent contemplated by this Agreement, PCF shall not, and shall not authorize or permit any of its Affiliates (including the Company) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal.  PCF shall immediately cease and cause to be terminated, and shall cause its Affiliates (including the Company) and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons (other than Parent and its Affiliates and their respective Representatives) conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Parent or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization or other business combination transaction involving the Company; (ii) the issuance or acquisition of securities of the Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets.

(b)        PCF agrees that the rights and remedies for noncompliance with this Section 7.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Parent and that money damages would not provide an adequate remedy to Parent.

Section 7.04        Commercially Reasonable Efforts; Further Assurances; Cooperation.

(a)        Subject to the other provisions hereof, each of the Parties shall use its commercially reasonable efforts to perform its obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain all consents described on Section 4.05(a) of the Disclosure Schedule and Section 6.02 of the Parent Disclosure Schedule and all regulatory and Toronto Stock Exchange approvals and to satisfy all conditions to its obligations hereunder and to cause the transactions contemplated herein to be effected as soon as practicable, but in any event on or prior to the Termination Date, in accordance with the terms hereof and shall cooperate fully with each of the other Parties and its officers, directors, employees, agents, counsel, accountants and other designees in connection with any step required to be taken as a part of its obligations hereunder.

Section 7.05        Company Stockholder Approval. Promptly following the execution of this Agreement, the Company shall solicit the Company Stockholder Approval, and the Company shall promptly notify Parent in writing when the Company Stockholder Approval has been obtained and shall provide to Parent a copy of the written consent in lieu of a meeting of stockholders evidencing the Company Stockholder Approval promptly following the execution and delivery thereof to the Company.

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Section 7.06        Confidentiality. From and after the Closing, PCF shall, and shall cause its Affiliates to, hold, and shall use its commercially reasonable efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that PCF can show that such information (a) is or becomes generally available to or is within the public domain (other than as a result of a breach of this Section 7.06 by PCF, any of its Affiliates or their respective Representatives); (b) is or becomes lawfully acquired by PCF, any of its Affiliates or their respective Representatives from and after the Closing from sources which PCF or such Affiliate or Representative concludes after reasonable inquiry are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (c) is independently conceived, discovered or developed by PCF or any of its Affiliates or their respective Representatives without use of any confidential information of the Company. If PCF or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, PCF shall promptly notify Parent in writing and shall disclose only that portion of such information which PCF is advised by its counsel is legally required to be disclosed; provided, that PCF shall use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.  Notwithstanding anything to the contrary herein, nothing herein shall prohibit or otherwise restrict PCF or any of its Affiliates or their respective Representatives from disclosing any information in connection with any litigation or other Action or to otherwise enforce such Person’s rights under this Agreement, the Stockholders Agreement or the Convertible Note.

Section 7.07        Resale Restrictions on Common Stock.  PCF understands and acknowledges that the shares of Parent Common Stock to be issued in connection with the transaction will be subject to resale restrictions under applicable securities laws and PCF agrees to comply with such restrictions. For purposes of complying with such securities laws, PCF understands and acknowledges that upon the issuance of the Share Consideration, all the certificates representing the Share Consideration, as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY, AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, TO SUCH EFFECT.  THE HOLDER MAY NOT ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THESE SECURITIES EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

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UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE _________, 20151.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE BEFORE _______, 2015 SINCE THEY ARE NOT FREELY TRANSFERABLE BEFORE ______, 2015, AND CONSEQUENTLY, ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE BEFORE ______, 2015.”

Section 7.08        Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no Party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 7.09        Audited Financial Statements. PCF agrees to cooperate in good faith, and to use its commercially reasonable efforts to cause Rovi Corporation to cooperate, with Parent and its Representatives in connection with the preparation of the Company’s audited financial statements consisting of the balance sheet of the Company as at December 31, 2013 and the related statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the twelve months then ended and the balance sheet of the Company as at March 31, 2014 and the related statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the three (3) month period then ended.

Section 7.10        Directors’ and Officers’ Indemnification.

(a)        For a period of six years following the Effective Time, Parent shall cause the Company to maintain in effect in the Company’s organizational documents or indemnification agreements the provisions regarding limitation of liability and indemnification of current or former directors, officers and employees of the Company (the “Company Indemnified Parties”), and the advancement of expenses incurred contained in the certificates of incorporation, bylaws, other organizational documents or indemnification agreements of the Company, immediately prior to the Effective Time and shall honor and fulfill to the fullest extent permitted by applicable law such limitation of liability and indemnification obligations. Subsequent to the Effective Time, Parent also agrees to cause the Company to indemnify and advance expenses to the Company Indemnified Parties to the same extent as provided in the preceding sentence.

1 NTD: Date will be the date that is 4 months and a day after the issuance date.

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(b)        Prior to the Effective Time, the Company shall purchase a run off (i.e., “tail”) policy or endorsement with respect to the current policy of directors’ and officers’ liability insurance covering claims asserted within six years after the Effective Time arising from facts or events that occurred at or before the Effective Time. Such policies or endorsements shall name as insureds thereunder all present and former directors and officers of the Company. For a period of six years following the Effective Time, Parent shall cause the Surviving Corporation to maintain (or cause to be maintained), in effect, the current policy of directors’ and officers’ liability insurance maintained by the Company (provided, that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the insured parties thereunder) with respect to claims arising from facts or events that occurred at or before the Effective Time.

(c)        If Parent or the Surviving Corporation or any of the successors or assigns of Parent or the Company (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any other Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation (as the case may be) shall assume all of the obligations set forth in this Section 7.10.  This Section 7.10: (A) shall survive the consummation of the Merger and the Effective Time and the Subsequent Merger; (B) is intended for the benefit of, and will be enforceable by, each Company Indemnified Party and his or her heirs and Representatives; (C) shall be binding on all successors and assigns of Parent and the Surviving Corporation; and (D) provides rights that are in addition to, and not in substitution for, any other rights to indemnification or contribution that any Company Indemnified Party, or any heir or Representative of any Company Indemnified Party, may have by contract or otherwise.

Section 7.11        Undertakings of Parent. Parent shall perform, or cause to be performed, when due, all obligations of Merger Sub and Acquisition Sub under this Agreement.

Section 7.12        Release and Waiver. Effective upon the Closing, Parent hereby irrevocably waives, releases and discharges PCF and its Affiliates and Representatives (including, without limitation, Parallax Capital Partners), and each of their respective officers, directors, employees, partners, members, managers, agents and representatives, from any and all liabilities, debts or obligations to the Surviving Corporation, its Subsidiaries, Merger Sub, Acquisition Sub and Parent of any or nature kind whatsoever, whether in its capacity as a stockholder of the Company hereunder or otherwise (including, without limitation, in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, in each case except for liabilities of PCF arising out of or relating to this Agreement, the Convertible Note and the Stockholders Agreement.

Section 7.13        Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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Section 7.14        Supplements to Disclosure Schedule. Following the date of this Agreement and prior to the Closing, PCF or the Company may disclose to Parent upon discovery thereof any variances from the representations and warranties contained in Article IV or Article V which arise or become known to the Company or PCF after the date hereof by delivery to Parent prior to the Closing of one or more supplements to the Disclosure Schedule (each, a “Disclosure Supplement”).  Each Disclosure Supplement shall be in writing and shall be delivered in accordance with the procedure set forth for notices in Section 12.02.  Each Disclosure Supplement may describe facts, circumstances, or conditions that: (i) did not exist on or have changed since the date hereof (“New Information”); or (ii) existed on the date hereof (“Correcting Information”).  The accuracy of any representation or warranty of the Company or PCF for purposes of this Agreement (including, without limitation, for purposes of Sections 8.03(a) and Section 11.02(a) but not Section 9.02(a)) shall be assessed in light of (and such representations and warranties shall be deemed in all respects (other than for purposes of Section 9.02(a)) to be qualified by) any New Information set forth in any Disclosure Supplement (but not any Correcting Information).

ARTICLE VIII
Tax Matters

Section 8.01        Tax Covenants.

(a)          Without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), PCF shall not, to the extent it may affect, or relate to, the Company, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, or take any other action that would have the effect of increasing the Tax liability or reducing any Tax asset of Parent or the Company in respect of any Post-Closing Tax Period. Without the prior written consent of PCF (which consent shall not be unreasonably withheld, conditioned or delayed), Parent (nor, after the Closing, the Company or its Subsidiaries) shall not, to the extent it may affect, or relate to, the Company, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, or take any other action that would have the effect of increasing the Tax liability or reducing any Tax asset of PCF or the Company in respect of any Pre-Closing Tax Period.

(b)          All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid one-half by PCF and one-half by Parent when due. Parent shall, at its own expense, duly and timely file any Tax Return or other document with respect to such Taxes or fees (and PCF shall cooperate with respect thereto as necessary).  Parent shall provide PCF a copy of such Tax Return promptly after filing together with proof of payment of any Tax shown thereon to be due.

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(c)        Parent shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Company after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Parent to PCF (together with schedules, statements and, to the extent requested by PCF, supporting documentation) at least forty five (45) days prior to the due date (including extensions) of such Tax Return, accompanied by an allocation between the Pre-Closing Tax Period and the Post-Closing Tax Period, if any, in accordance with the principles of Section 8.04, of the Taxes shown to be due on such Tax Return. If any such Tax Return shows a net operating loss, the Company (or the relevant Subsidiary) shall carryback such net operating loss to previous Pre-Closing Tax Periods to the maximum extent permitted by applicable law. If PCF objects to any item on any such Tax Return, it shall, within ten (10) days after delivery of such Tax Return, notify Parent in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Parent and PCF shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Parent and PCF are unable to reach such agreement within ten (10) days after receipt by Parent of such notice, the disputed items shall be resolved by KPMG or another nationally recognized accounting firm agreed to in writing by Parent and PCF (the “Accounting Referee”) and any determination by the Accounting Referee shall be final. The Accounting Referee shall resolve any disputed items within twenty (20) days of having the item referred to it pursuant to such procedures as it may require. If the Accounting Referee is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Parent and then amended to reflect the Accounting Referee’s resolution. The costs, fees and expenses of the Accounting Referee shall be borne equally by Parent and PCF.

(d)        The preparation and filing of any Tax Return of the Company relating to a Post-Closing Tax Period shall be exclusively within the control of Parent; provided, however, that if a position on any such Tax Return could give rise to an indemnification claim under this Article VIII, then the provisions of Section 8.01(c) shall apply in lieu of this Section 8.01(d).

(e)        Parent shall cause the Company and its Subsidiaries eligible to do so to (i) join Parent’s “consolidated group” (within the meaning of Treasury Regulation Section 1.1502-1(h)) effective as of the beginning of the date following the Closing Date and (ii) to the extent permitted by applicable Law, treat the Closing Date as the last date of a Tax period of the Company and such Subsidiaries (the “Agreed Tax Treatment”).  Each party hereto shall file all Tax Returns consistently with the Agreed Tax Treatment and shall not take any position inconsistent therewith.

(f)         This Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.  Following the Effective Time and for a period of one year thereafter, (i) Parent will not, directly or indirectly through a person related to Parent, redeem, repurchase, or otherwise acquire any of its stock or make any dividend or other distribution with respect to its stock other than regular, normal dividends or distributions and common stock acquired in the ordinary course of business in connection with employee incentive and benefit programs, and (ii) Parent will continue the historic business of the Company or use a significant portion of the historic business assets of the Company in a business.  None of PCF, Parent, or any of their Affiliates will take any position on any Tax Return that is inconsistent with the treatment of the Merger and the Subsequent Merger, considered together as a single integrated transaction for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Code.

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(g)          Immediately following the Merger, the Intermediate Surviving Corporation shall merge with and into Acquisition Sub.  From and after the effectiveness of the Subsequent Merger, the separate corporate existence of the Intermediate Surviving Corporation shall cease and Acquisition Sub shall continue as the surviving entity in the Subsequent Merger and all of the rights and obligations of the Intermediate Surviving Corporation under this Agreement shall be deemed the rights and obligations of the Surviving Corporation.

Section 8.02        Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements and arrangements (whether written or not) binding upon the Company and any of its Subsidiaries shall be terminated as of the Closing Date. After such date neither the Company, PCF nor any of PCF’s Affiliates and their respective Representatives shall have any further rights or liabilities thereunder.

Section 8.03        Tax Indemnification. Except to the extent treated as a liability in the calculation of Final Closing Working Capital and except to the extent attributable to Tax periods (or portions thereof) prior to April 1, 2014, PCF shall indemnify Parent and each Parent Indemnitee and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 4.19; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VIII; (c) all Taxes of the Company and its Subsidiaries for any Pre-Closing Tax Period; (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member after March 31, 2014 and on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable or similar provisions of applicable Law; and (e) any and all Taxes of any person imposed on the Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring after March 31, 2014 and before the Closing Date. PCF shall reimburse Parent for any Taxes of the Company that are the responsibility of PCF pursuant to this Section 8.03 within fifteen (15) Business Days after PCF agrees in writing to pay such Tax or such Taxes are determined by a final non-appealable order of a court pursuant to Section 12.10 to be payable by PCF pursuant to this Section 8.03. Notwithstanding anything to the contrary in this Agreement, the Parent Indemnitees shall not have any right to indemnification under this Agreement with respect to, or based on, Taxes to the extent such Taxes (i) are attributable to Tax periods (or portions thereof) beginning after the Closing Date, (ii) are due to the unavailability in any Tax period (or portion thereof) beginning after the Closing Date of any net operating losses, credit or other Tax attributes from a Tax period (or portion thereof) ending on or prior to the Closing Date, (iii) result from transactions or action taken by Parent or any of its Affiliates (including, for the avoidance of doubt, the Company and its Subsidiaries) after the Closing that are not contemplated by this Agreement, or (iv) do not arise from a Tax Claim.

Section 8.04        Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(b)          in the case of Taxes based upon, or related to, income or receipts, deemed equal to the amount which would be payable if the taxable year ended on the Closing Date; and

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(c)        in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 8.05        Contests. Parent agrees to give written notice to PCF within ten (10) days of the receipt of any written notice by the Company, Parent, or any of Parent’s Affiliates which involves the assertion of any claim, demand or audit by a Governmental Authority, or the commencement of any Action, in respect of which an indemnity may be sought by Parent pursuant to this Article VIII (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Parent’s right to indemnification hereunder except to the extent the indemnifying party has been materially prejudiced as a result of such failure. Parent shall control the contest or resolution of any Tax Claim; provided, however, that Parent shall obtain the prior written consent of PCF (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim or ceasing to defend such claim; and, provided further, that PCF shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of such separate counsel and PCF’s participation shall be borne solely by PCF.

Section 8.06        Cooperation and Exchange of Information. PCF and Parent shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VIII or in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, work papers and documents relating to rulings or other determinations by tax authorities. Each of PCF and Company shall retain all Tax Returns, schedules and work papers and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns, schedules, work papers and other documents relate, without regard to extensions except to the extent notified by the other Party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules, work papers and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date, PCF or Parent (as the case may be) shall provide the other Party with reasonable written notice and offer the other Party the opportunity to take custody of such materials.

Section 8.07        Treatment of Indemnification Payments. Any indemnification payments pursuant to this Article VIII shall be treated as an adjustment to the Merger Consideration by the parties for all purposes, unless otherwise required by Law.

Section 8.08        Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 4.19 and this Article VIII shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days.

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Section 8.09        Overlap. To the extent that any obligation or responsibility pursuant to Article XI may overlap with an obligation or responsibility pursuant to this Article VIII, the provisions of this Article VIII shall govern.

ARTICLE IX
Conditions to Closing

Section 9.01        Conditions to Each Party’s Obligations. The respective obligations of the Parent, Merger Sub, Acquisition Sub, PCF and the Company to effect the transactions contemplated hereby shall be subject to the following conditions, any of which, if not fulfilled may be waived (in writing) by such Parties:

(a)        The Company Stockholder Approval shall have been obtained.

(b)        Parent shall have obtained from the Toronto Stock Exchange conditional approval, reasonably satisfactory to Parent and PCF, for the issuance to PCF, of the Share Consideration and the Convertible Note, including the shares of Parent Common Stock issuable upon the conversion of the Convertible Note.

(c)        There shall be no Law enacted, adopted, promulgated or enforced, or any Action pending, or any ruling, judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction in effect, that makes consummation of the Merger illegal or otherwise prohibited substantially on the terms contemplated by this Agreement; provided, however, that Parent, Merger Sub, Acquisition Sub, PCF and the Company shall have used commercially reasonable efforts to resist, resolve or lift, as applicable, any such Law, Action, ruling, judgment, injunction, order or decree.

Section 9.02        Conditions to Obligations of Parent, Merger Sub and Acquisition Sub. The obligations of Parent, Merger Sub and Acquisition Sub to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions, any of which, if not fulfilled, may be waived (in writing) by Parent:

(a)        The representations and warranties of the Company contained in Article IV of this Agreement and of PCF contained in Article V of this Agreement, disregarding all qualifications contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date) except where the failure to be true and correct would not reasonably be expected to have a Company Material Adverse Effect.

(b)        Each of the Company and PCF shall have performed in all material respects the covenants and agreements required to be performed by it hereunder at or prior to the Closing.

(c)        Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

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(d)        At or prior to the Closing, PCF shall deliver or cause to be delivered to Parent the following:

(i)        A certificate of an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 9.02(a) and Section 9.02(b) applicable to the Company are satisfied, in form and substance reasonably acceptable to Parent.

(ii)       A certificate of an authorized officer of PCF, dated as of the Closing Date, to the effect that the conditions specified in Section 9.02(a) and Section 9.02(b) applicable to PCF are satisfied, in form and substance reasonably acceptable to Parent.

(iii)      All Company Specified Approvals.

(iv)      Certificates representing the issued and outstanding Capital Stock owned by PCF, duly endorsed in blank by PCF or accompanied by stock powers duly executed in blank by PCF.

(v)       A certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying that attached thereto are (i) true and complete copies of all resolutions adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby, (ii) a true, correct and complete copy of the Company Stockholder Approval, (iii) a true and correct copy of the Unit Purchase Agreement and the Unit Purchase Agreement Disclosure Schedule and (iv) the names and signatures of the officers of PCF authorized to sign this Agreement, and the other documents to be delivered hereunder.

(vi)      Written resignations, effective as of the Closing Date, of the board of directors or other governing body and officers of the Company and its Subsidiaries.

(vii)     A good standing certificate for the Company from the Secretary of State of the State of Delaware.

(viii)    A certificate pursuant to Treasury Regulations Section 1.1445-2(b) that PCF is not a foreign person or disregarded entity within the meaning of Section 1445 of the Code.

(ix)       A Stockholders Agreement in the form attached hereto as Exhibit C (the “Stockholders Agreement”), duly executed by PCF.

Section 9.03        Conditions to Obligations of the Company and PCF.  The obligations of the Company and PCF to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions, any of which, if not fulfilled may be waived (in writing) by the Company and PCF:

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(a)        The representations and warranties of Parent contained in Article VI of this Agreement, disregarding all qualifications contained therein relating to materiality or Parent Material Adverse Effect, shall be true and correct as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct would not reasonably be expected to have a Parent Material Adverse Effect.

(b)        Each of Parent, Merger Sub and Acquisition Sub shall have performed in all material respects the covenants and agreements required to be performed by it hereunder at or prior to the Closing.

(c)        Since the date of this Agreement, there shall not have occurred any Parent Material Adverse Effect.

(d)        At or prior to the Closing, Parent shall deliver or cause to be delivered to PCF the following:

(i)        A certificate of an authorized officer of Parent, dated as of the Closing Date, to the effect that the conditions specified in Section 9.03(a) and Section 9.03(b) are satisfied, in form and substance reasonably acceptable to PCF.

(ii)       All approvals, consents and waivers that are listed on Section 6.02 of the Parent Disclosure Schedule with executed counterparts.

(iii)      A certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Parent certifying that (i) the resolutions attached thereto are true and complete copies of all resolutions adopted by the board of directors of Parent authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and (ii) the names and signatures of the officers of Parent authorized to sign this Agreement and the other documents to be delivered hereunder.

(iv)      A stock certificate issued to PCF representing the shares constituting the Share Consideration.

(v)       The Convertible Note, duly executed by Parent.

(vi)      The Stockholders Agreement, duly executed by Parent and each other party thereto other than PCF.

ARTICLE X
TERMINATION

Section 10.01        Grounds for Termination.  This Agreement may be terminated at any time prior to the Closing:

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(a)        by mutual written agreement of PCF and Parent;

(b)        by either PCF or Parent, either of whom may act, if the Closing shall not have been consummated on or before the date that is ninety (90) days after the date hereof (“Termination Date”); provided, however that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to perform any material obligation under this Agreement is the cause of such delay;

(c)        by either PCF or Parent, either of whom may act, if there shall be any applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction; provided, however, that the right to terminate this Agreement pursuant to this Section 10.01(c) shall not be available to any party whose breach of any provision of this Agreement causes or results in the imposition of such order, decree or judgment or the failure of such order, decree or judgment to be resisted, resolved or lifted, as applicable;

(d)        by PCF, if either (i) Parent, Merger Sub or Acquisition Sub fails to perform any covenant contained in this Agreement when performance thereof is due such that the condition in Section 9.03(b) would not be satisfied and does not cure the failure within twenty (20) days after PCF delivers written notice thereof, or (ii) Parent, Merger Sub or Acquisition Sub materially breaches a representation or warranty set forth in Article VI such that the condition in Section 9.03(a) would not be satisfied and does not cure the breach within twenty (20) days after PCF delivers written notice thereof;

(e)        by Parent, if either (i) PCF or the Company fails to perform any covenant contained in this Agreement when performance thereof is due such that the condition in Section 9.02(b) would not be satisfied and does not cure the failure within twenty (20) days after Parent delivers written notice thereof, or (ii) PCF or the Company materially breaches a representation or warranty set forth in Article IV or Article V such that the condition in Section 9.02(a) would not be satisfied and does not cure the breach within twenty (20) days after the Parent delivers written notice thereof; or

The party desiring to terminate this Agreement pursuant to this Article X shall give written notice of such termination to the other party.

Section 10.02        Effect of Termination.  In the event of termination of this Agreement pursuant to this Article X, this Agreement shall forthwith become void and there shall be no obligation on the part of any Party (or any of its stockholders, members, partners, officers, directors, managers, employees, consultants, agents or representatives) to any other Party. The provisions of Section 7.02(b), Article XII and this Article X shall survive any termination of this Agreement pursuant to Section 10.01.  Notwithstanding the foregoing, nothing contained in this Section 10.02 shall relieve (i) the Company from liability to the extent that such termination results from the willful and material breach by the Company of this Agreement, (ii) PCF from liability to the extent that such termination results from the willful and material breach by PCF of this Agreement or (iii) Parent from liability to the extent that such termination results from the willful and material breach by Parent, Merger Sub or Acquisition Sub of this Agreement.

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ARTICLE XI
Indemnification

Section 11.01        Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 4.19 (Taxes) which are subject to Article VIII) shall survive the Closing and shall remain in full force and effect until, and shall terminate and expire on, the first anniversary of the Closing Date; provided, that (i) the representations and warranties in Section 4.02 (Organization, Authority and Qualification of the Company), Section 4.03 (Capitalization), Section 4.20 (Brokers), Section 5.01 (Organization and Authority of PCF), Section 5.04 (Brokers), Section 6.01 (Organization and Authority of Parent, Merger Sub and Acquisition Sub), Section 6.06 (Issuance of Shares), Section 6.07 (Brokers) and Section 6.08 (Capitalization) shall survive until and terminate on the fourth anniversary of the Closing Date (the representations and warranties listed in this clause (i) of this proviso shall be referred to in this Agreement collectively as the “Fundamental Representations”), and (ii) the representations and warranties in Section 4.12 (Intellectual Property) shall survive until, and terminate and expire on, the second anniversary of the Closing Date. All covenants and agreements of the parties contained herein (other than any covenants or agreements contained in Article VIII which are subject to Article VIII) shall survive the Closing and shall terminate and expire upon performance; provided, that the right to make a claim for indemnity pursuant to Sections 11.02(b) or 11.03(b) with respect to any breach or non-fulfillment of any Specified Pre-Closing Covenant shall terminate and expire on the first anniversary of the Closing Date. Notwithstanding the foregoing, any claims for indemnification for which an Indemnified Party has provided a valid written notice to the Indemnifying Party in accordance with Section 11.05 prior to the expiration of the relevant representation, warranty, covenant or agreement specified in this Section 11.01 shall not thereafter be barred by the expiration of such representation, warranty, covenant or agreement and such indemnification claims shall survive until finally resolved.  Except as provided in the immediately preceding sentence, after the expiration of the relevant representation, warranty or covenant specified in this Section 11.01, no Party, nor any stockholder, Affiliate, or Representative of such Party shall have any liability for such representation, warranty, covenant or agreement.

Section 11.02        Indemnification By PCF.  Subject to the limitations and other terms and conditions of this Article XI and provided that an indemnification claim with respect thereto is instituted by written notice pursuant to Section 11.05 prior to the expiration of the relevant representation, warranty, covenant or agreement specified in Section 11.01, after the Closing, PCF shall indemnify each of Parent and its Affiliates (including the Surviving Corporation) and their respective Representatives (collectively, the “Parent Indemnitees”) against, and shall hold each of them harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Parent Indemnitees based upon, arising out of, with respect to or by reason of:

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(a)           any inaccuracy in or breach of any of the representations or warranties of the Company or PCF contained in Article IV (other than in respect of Section 4.19, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to Article VIII), Article V or in the certificate delivered pursuant to Sections 9.02(d)(v); or

(b)           any breach or non-fulfillment of any covenant or agreement to be performed by PCF pursuant to this Agreement (other than any breach or non-fulfillment any covenant or agreement in Article VIII, it being understood that the sole remedy for any such breach or non-fulfillment shall be pursuant to Article VIII).

Section 11.03        Indemnification By Parent.  Subject to the limitations and other terms and conditions of this Article XI and provided that an indemnification claim with respect thereto is instituted by written notice pursuant to Section 11.05 prior to the expiration of the relevant representation, warranty, covenant or agreement specified in Section 11.01, after the Closing, Parent shall indemnify each of PCF and its Affiliates and their respective Representatives (collectively, the “PCF Indemnitees”) against, and shall hold each of them harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the PCF Indemnitees based upon, arising out of, with respect to or by reason of:

(a)            any inaccuracy in or breach of any of the representations or warranties of Parent contained in this Agreement or in the certificate delivered pursuant to Section 9.03(d)(iii); or

(b)            any breach or non-fulfillment of any covenant or agreement to be performed by Parent pursuant to this Agreement.

Section 11.04        Certain Limitations. The indemnification provided for in this Article XI shall be subject to the following limitations:

(a)            Neither PCF nor Parent shall be liable to the Parent Indemnitees or the PCF Indemnitees, as the case may be, for indemnification under Sections 11.02(a) and 11.02(b) or Sections 11.03(a) and 11.03(b), as applicable, (other than with respect to a claim for indemnification based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any Fundamental Representation, any breach or non-fulfillment of any Other Covenant or fraud or willful misconduct on the part of any Party in connection with the transactions contemplated by this Agreement) until the aggregate amount of all Losses in respect of indemnification under Sections 11.02(a) and 11.02(b), in each case, to which the Deductible applies, or Sections 11.03(a) and 11.03(b), in each case, to which the Deductible applies, as applicable, exceeds $312,500 (the “Deductible”), in which event the Indemnifying Party shall be required to pay or be liable for all such Losses in excess of the Deductible.

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(b)        Notwithstanding anything to the contrary in this Agreement, the total payments made by PCF or Parent with respect to Losses pursuant to Sections 11.02(a) and 11.02(b) or Sections 11.03(a) and 11.03(b), as applicable, shall not exceed $9,375,000 (the “Indemnifiable Loss Limit”), except that the Indemnifiable Loss Limit shall not apply with respect to any Losses relating to or arising under or in connection with the Fundamental Representations, any breach or non-fulfillment of any Other Covenant or from fraud or willful misconduct on the part of any Party in connection with the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, under no circumstances shall the maximum liability of PCF under this Agreement (including pursuant to Article VIII and this Article XI) exceed the Share Consideration or the amounts paid to PCF under the Convertible Note (including any Common Shares of Parent issued to PCF pursuant to the Convertible Note).

(c)        For purposes of determining the calculation of the amount of any Losses incurred with respect to any breach of any representation, warranty, covenant or agreement for purposes of this Article XI (but not for the purpose of determining whether an inaccuracy or breach has occurred), any materiality, Company Material Adverse Effect, Parent Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation, warranty, covenant or agreement shall be disregarded.

(d)        For purposes of determining PCF’s or Parent’s liability under this Article XI for any Losses, appropriate reductions shall be made to reflect the following:  (i) the amount of any insurance proceeds pursuant to any insurance policy received or receivable by any Parent Indemnitee or PCF Indemnitee, as applicable, in respect of such Losses; and (ii) the amount of any other third party recoveries received or receivable by any Parent Indemnitee or PCF Indemnitee, as applicable, in respect of such Losses.  If an indemnification payment is received by any Parent Indemnitee or PCF Indemnitee, and such Parent Indemnitee or PCF Indemnitee, as applicable, later receives insurance proceeds or other third party recoveries in respect of the related Losses that were not previously credited against such indemnification payment when made, such Parent Indemnitee or PCF Indemnitee, as applicable, shall promptly pay to PCF or Parent, as applicable, a sum equal to the lesser of (x) the actual amount of such insurance proceeds (after giving effect to any deductible) and other third party recoveries with respect to such Losses or (y) the actual amount of the indemnification payment previously paid by PCF or Parent, as applicable, with respect to such Losses.  Each Parent Indemnitee shall, in good faith, use its commercially reasonable efforts to collect amounts available under insurance coverages and promptly and diligently pursue third party claims relating to any Losses for which it is seeking indemnification.

(e)        Neither PCF nor Parent shall have any liability under this Agreement in respect of any Loss if such Loss would not have arisen but for (i) a change in legislation or accounting policies made after the Closing, or (ii) a change in any Law after the Closing or a change in the interpretation of any Law after the Closing as determined by a Governmental Authority.

(f)         Notwithstanding anything to the contrary in this Agreement, in no event shall PCF have any obligation to indemnify or hold harmless any of the Parent Indemnitees for any Losses based upon, arising out of, with respect to or by reason of any fact, circumstance, occurrence, act or omission which occurred or existed at any time on or prior to March 31, 2014; provided, that the foregoing limitation shall not apply to any Losses for which the Parent Indemnitees would otherwise be entitled to be indemnified for by reason of any inaccuracy in or breach of the representations and warranties of the Company set forth in Section 4.01.

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(g)           Notwithstanding anything herein to the contrary in this Agreement, no Party shall have any liability under this Agreement (including Article VIII and this Article XI) for, and Losses shall not include, any punitive, incidental, consequential, special or indirect damages or any damages based on or measured by lost profits, loss or diminution in value or a multiple of earnings.

(h)           In the event that Parent is entitled to indemnification pursuant to Section 11.02(a) by reason of the fact that any portion of the Specified Receivables is not collected within one hundred twenty (120) days after the date of this Agreement, then Parent shall, and shall cause the Surviving Corporation to, promptly assign to PCF all right, title and interest in, to and under the portion of the Specified Receivables that was not collected within one hundred twenty (120) days after the date of this Agreement.

Section 11.05        Indemnification Procedures. The Party making a claim under this Article XI is referred to as the “Indemnified Party”, and the Party against whom such claims are asserted under this Article XI is referred to as the “Indemnifying Party”.

(a)           Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a Party to this Agreement or an Affiliate of a Party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually and materially prejudiced thereby. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s own cost and expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is PCF, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Company, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 11.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 11.05(b), pay, compromise and defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising out of, with respect to or by reason of such Third Party Claim. PCF and Parent shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 7.06)) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

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(b)        Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle, or enter into any agreement to settle, any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 11.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense of a Third Party Claim pursuant to Section 11.05(a), it shall not settle, or agree to settle such Third Party Claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)        Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually and materially prejudiced thereby. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Surviving Corporation’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

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(d)            Tax Claims.  Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 4.19 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article VIII) shall be governed exclusively by Article VIII hereof.

Section 11.06        Payments. Once a Loss is agreed to by the Indemnifying Party or determined by a final non-appealable order a court pursuant to Section 12.10 to be payable pursuant to this Article XI or Article VIII, the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds or pursuant to the following sentence.  Any Loss payable by PCF pursuant to this Agreement may be satisfied by any one or more of the following (as determined in the sole discretion of PCF): (i) set-off against the amounts owing to PCF under the Convertible Note on a dollar for dollar basis, (ii) the transfer and assignment of a number of shares of Parent Common Stock equal to the quotient of (x) the portion of the Loss being satisfied by surrender of Parent Common Stock divided by (y) the Fair Market Value, free and clear of all Encumbrances and/or (iii) cash.

Section 11.07        Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Merger Consideration for all purposes, unless otherwise required by Law.

Section 11.08        Exclusive Remedy.  Notwithstanding anything to the contrary in this Agreement, except with respect to claims under the Convertible Note or the Stockholders Agreement and except for claims for specific performance pursuant to Section 12.11, an Indemnified Party’s sole and exclusive rights and remedies based on, arising out of or relating to this Agreement or any of the transactions contemplated hereby (whether stated as breach of contract, tort or otherwise) shall be those rights and remedies set forth in Article VIII and this Article XI.  Without limiting the generality of the preceding sentence, no legal action sounding in contribution, tort or strict liability (in each case, other than claims made or contemplated by Article VIII or this Article XI) may be maintained by any Parent Indemnitee or PCF Indemnitee, as applicable, or any of their respective stockholders, members, owners, Affiliates, Representatives, successors or assigns, against PCF or Parent, as applicable, and Parent and PCF, for itself and the other Parent Indemnitees or PCF Indemnitees, as applicable, and each of their respective stockholders, members, owners, Affiliates, Representatives, successors and assigns, hereby waives any and all statutory rights of contribution or indemnification that any of them might otherwise be entitled to under any federal, state or local law.

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ARTICLE XII
Miscellaneous

Section 12.01        Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 12.02        Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this (b)):

If to PCF or the Company (prior to the Closing):	c/o PCF 1, LLC 23332 Mill Creek Dr. Suite 155 Laguna Hills, CA 92653 Facsimile: (949) 296-4801 E-mail: rcampbell@parallaxcap.com Attention: Chief Financial Officer with a copy to (which shall not constitute notice):
Paul Hastings LLP
695 Town Center Drive, 17th Floor
Costa Mesa, CA 92626
Facsimile:  (714) 979-1921
E-mail:  dougschaaf@paulhastings.com
jasonrednour@paulhastings.com
Attention:  Douglas Schaaf and Jason Rednour

If to Parent, Merger Sub or Company (post-Closing):	NeuLion, Inc. 1600 Old Country Rd Plainview, New York 11803 Facsimile: 516-622-7510 E-mail: roy.reichbach@neulion.com Attention: General Counsel

57

with a copy to (which shall not constitute notice):	Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Facsimile: 646-417-6459 E-mail: flee@loeb.com rporter@loeb.com Attention: Frank Lee, Esq. Ronelle Porter, Esq.

Section 12.03        Interpretation.  For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedule, Parent Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedule and Exhibits attached to, this Agreement (except for references to the Unit Purchase Agreement Disclosure Schedules, which shall refer to the Unit Purchase Agreement Disclosure Schedules); (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 12.04        Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 12.05        Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 12.06        Entire Agreement. This Agreement, the Stockholders Agreement and the Convertible Note constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 12.07        Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

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Section 12.08        No Third-party Beneficiaries. Except as provided in Article XI or Section 7.10, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 12.09        Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 12.10        Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)        This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of Laws of any jurisdiction other than those of the State of New York.

(b)        EXCEPT FOR ANY MATTERS SUBJECT TO THE DETERMINATION OF THE ACCOUNTING REFEREE PURSUANT TO SECTION 8.01(c), ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE BOROUGH OF MANHATTAN AND COUNTY OF MANHATTAN, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c)        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.10(c).

Section 12.11        Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Therefore, notwithstanding anything to the contrary set forth in this Agreement, each of the Parties hereby agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by the other Party under this Agreement (including the payment of the Merger Consideration at the Closing), and each Party hereby agrees to waive the defense in any such suit that the other Parties to this Agreement have an adequate remedy at law, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief.  Notwithstanding the foregoing, the remedies of injunctive relief and specific performance shall not be available to the Parent Indemnitees after the Closing, it being the intent of the parties that the Parent Indemnitiees’ sole post-Closing remedies shall be those remedies set forth in Article VIII and Article XI hereof.

Section 12.12        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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Section 12.13        Privilege.  Parent, for itself and each of Merger Sub and the Surviving Corporation and its Subsidiaries and their respective successors and assigns, hereby irrevocably acknowledges and agrees that all communications between PCF, and any officer or manager of PCF (whether in such capacity or any other capacity), and Paul Hastings LLP, in each case, relating to the negotiation, execution or delivery of the Unit Purchase Agreement (except to the extent that such communications relating to the Unit Purchase Agreement relate to an indemnification claim under the Unit Purchase Agreement), this Agreement, the Convertible Note or the Stockholders Agreement or the transactions contemplated thereby or hereby shall be privileged communications of PCF and its counsel, and none of Parent, Merger Sub or the Surviving Corporation or any of its Subsidiaries or any Person purporting to act on behalf of or through Parent, Merger Sub, or the Surviving Corporation or any of its Subsidiaries shall seek to obtain the same by any process on the grounds that the privilege attaching to such communications belongs to Parent, Merger Sub, or the Surviving Corporation or any of its Subsidiaries and not PCF.  Other than as explicitly set forth in this Section 12.13, the parties acknowledge that any attorney-client privilege attaching as a result of legal counsel representing the Company or any of its Subsidiaries prior to the Closing shall survive the Closing and continue to be a privilege of the Surviving Corporation or any of its Subsidiaries, as applicable, and not PCF after the Closing.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PCF 1, LLC

By	/s/ James Hale
Name: James Hale Title: President

DIVX CORPORATION

By	/s/ James Hale
Name: James Hale Title: Chairman

NEULION, INC.

By	/s/ Roy E. Reichbach
Name: Roy E. Reichbach Title: Secretary

NLDMC, INC.

By	/s/ Roy E. Reichbach
Name: Roy E. Reichbach Title: Secretary

NLDAC, INC.

By	/s/ Roy E. Reichbach
Name: Roy E. Reichbach Title: Secretary

[Signature Page to Agreement and Plan of Merger]

Schedule A

Sample Closing Working Capital Calculation

[See attached]

Schedule 7.01(b)

Conduct of Business by Parent

None

Exhibit A
STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251 of the Delaware General Corporation Law, the undersigned corporation certifies as follows.

FIRST:         The name of the surviving corporation is DivX Corporation (the “Surviving Corporation”), and the name of the corporation being merged into the Surviving Corporation is NLDMC, Inc.  Each of the constituent corporations is a Delaware corporation.

SECOND:   An Agreement and Plan of Merger has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with Sections 228 and 251 of the Delaware General Corporation Law.

THIRD:       The name of the Surviving Corporation is DivX Corporation.

FOURTH:   The Certificate of Incorporation of NLDMC, Inc. shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH:        The merger shall be effective upon filing of this Certificate of Merger with the Delaware Secretary of State.

SIXTH:       The Agreement and Plan of Merger is on file at 4790 Eastgate Mall Suite 200, San Diego, CA 92121, the place of business of the Surviving Corporation.

SEVENTH:  A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, said Surviving Corporation has caused this Certificate of Merger to be signed by an authorized officer this ___ day of ______________, 2015.

DivX Corporation, a Delaware corporation

By:
Authorized Officer

Name:

Exhibit B

THE SECURITIES REPRESENTED HEREBY, AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION, TO SUCH EFFECT.  THE HOLDER MAY NOT ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THESE SECURITIES EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [*].

THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE BEFORE [*] SINCE THEY ARE NOT FREELY TRANSFERABLE BEFORE [*], AND CONSEQUENTLY, ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE BEFORE [*].

NEULION, INC.
(a Delaware corporation)

CONVERTIBLE NOTE
(the “Note”)

US$27,000,000**	Due: January 2, 2017

* Date to be the date that is four months and a day after the date of the Note.

** The principal amount hereof shall be subject to adjustment as set forth in Section 2.8 herein.

FOR VALUE RECEIVED, the undersigned, NEULION, INC. (the “Corporation”) hereby unconditionally promises to pay to or to the order of PCF 1, LLC with an address of 23332 Mill Creek Drive, Suite 155, Laguna Hills, CA 92653 or its successor or permitted assign (the “Holder”), in lawful money of the United States and in immediately available funds, the sum of US$27,000,000 subject to adjustment as set forth in Section 2.8 herein, (the “Principal”), together with interest on the terms and conditions as hereinafter provided, on January 2, 2017, or on such earlier day as the moneys evidenced hereunder may become payable in accordance with the terms and conditions set out herein, including pursuant to Section 2.7 and Article 3 hereof (the “Maturity Date”).

Definitions

As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, NY are authorized or required by law to be closed for business.

“Common Stock” means fully paid, validly issued and non-assessable shares of common stock of the Corporation.

“Conversion Price” means US$1.044853, subject to the adjustments for Relevant Events set out below.

“Conversion Shares” means a number of fully-paid and non-assessable shares of Common Stock equal to the quotient of (x) the Principal amount (taking into account any reduction thereof pursuant to Section 2.8), divided by (y) the then applicable Conversion Price.

“Exercise Date” means the earlier of (a) the first date after which (i) the Corporation has received all applicable regulatory approvals, including without limitation any required approval of the TSX (as defined below) or any other stock exchange on which the Common Stock is then listed if the Common Stock is not then listed on the TSX necessary for the conversion of the Note into the Conversion Shares, (ii) the Corporation has received the approval of the issuance of the Conversion Shares by at least a majority of votes cast by shareholders of the Corporation at a duly called meeting of shareholders of the Corporation, other than the votes of the Holder, or by written consent of at least a majority of shareholders of the Corporation, other than the Holder (such regulatory and shareholder approval, the “Required Approvals”) and (iii) if, and only if, applicable, the waiting periods under the HSR Act necessary for the conversion of the Note into the Conversion Shares shall have expired or terminated (“HSR Condition”), (b) the date on which the Corporation receives a written request from the Holder of the Note requesting the conversion of the Note into the Conversion Shares if the Required Approvals are not necessary for such conversion and if the HSR Condition has been satisfied or is not applicable, and (c) the date on which the Holder of the Note receives a written notice from the Corporation stating that the Note is being converted into the Conversion Shares, if the Required Approvals are not necessary for such conversion and if the HSR Condition has been satisfied or is not applicable.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“HSR Steps” means:

(a)
as soon as reasonably practicable, making all filings and submissions, furnishing all information, and, in the case of the Corporation only, paying all fees, under the HSR Act, that are necessary, proper or advisable to satisfy the HSR Condition, including, without limitation, in response to any request for additional information or documentary material from any Governmental Authority;

(b)
except to the extent prohibited by applicable Law or any applicable Governmental Authority, providing the counsel of the other party hereto with advance notice and the opportunity to participate in any material meeting with any Governmental Authority in respect of any filing made thereto in connection with the Note;

(c)
not commit to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act or other applicable Laws, without the prior written consent of the other party hereto;

(d)
not taking any action that could reasonably be expected to hinder or materially delay the obtaining of clearance or any necessary approval of any Governmental Authority under any antitrust, competition or trade Law or the expiration of any required waiting periods under the HSR Act;

(e)	using its commercially reasonable best efforts to avoid or eliminate any impediment under any antitrust, competition or trade Law that may be asserted by any Governmental Authority;

(f)
promptly notifying the other party hereto of any written notice or other communication received by such party or its counsel from any Governmental Authority relating to this Note, except to the extent prohibited by applicable Law;

(g)
including a representative of the other party hereto in all discussions, telephone calls and meetings with a Governmental Authority regarding the Note, except to the extent prohibited by applicable Law;

(h)
consulting and cooperate reasonably with the other party hereto in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of such party relating to a proceeding under the HSR Act (including by providing to such party’s outside counsel, as appropriate, all documents and information reasonably requested by such counsel promptly upon request), except to the extent prohibited by applicable Law.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of January 2, 2015 among NeuLion, Inc., NLDMC, Inc., NLDAC, Inc., DivX Corporation and PCF 1, LLC.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Relevant Event” means, at any time on or after the date of this Agreement and on or prior to the Exercise Date any stock split, stock dividend, combination or other recapitalization event.

“Sale Event” means (i) the consummation of the merger or consolidation of the Corporation or any subsidiary of the Corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of the Corporation on the date hereof continue to hold, directly or indirectly, greater than 50% of the outstanding voting power of the capital stock of the Corporation, subsidiary or the surviving or acquiring entity as of immediately after such merger or consolidation; (ii) the closing of the issuance or transfer (whether by merger, consolidation, sale of securities or otherwise), whether in one or more transactions or a series of transactions, to one or more persons or entities (other than an underwriter of the Corporation’s securities), of the Corporation’s or its subsidiaries securities if, as of immediately after such closing, the holders of capital stock of the Corporation on the date hereof cease to hold, directly or indirectly, greater than 50% of the outstanding voting power of the capital stock of the Corporation, subsidiary or the surviving or acquiring entity; (iii) any sale, transfer, exclusive license or other disposition of more than 50% of the assets, technology or intellectual property of the Corporation and its subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation’s Board of Directors) in any transaction or series of transactions (other than sales of inventory in the ordinary course of business); or (iv) a liquidation, dissolution or winding up of the Corporation.

“TSX” means the Toronto Stock Exchange.

ARTICLE 1
INTEREST AND RANK

1.1	Interest

(a)
The Corporation shall pay interest on the Principal from and including the issue date of this Note at a rate of 6.0% per annum, such interest accruing daily, compounded annually and payable in arrears on the Maturity Date or Exercise Date, as the case may be; provided that upon an Event of Default, the Principal of this Note shall accrue interest at a rate of 6.0% per annum.

(b)
Notwithstanding any other provision of this Note, the Holder does not intend to charge, and the Corporation shall not be required to pay, any interest or other fees or charges in excess of the maximum amount permitted by applicable law; any payments in excess of such maximum shall be refunded to the Corporation or credited to reduce principal hereunder.

ARTICLE 2
SATISFACTION OF NOTE

2.1	Satisfaction of Note

(a)
In the event that the Exercise Date occurs prior to the Maturity Date (the “Exercise Date”), all outstanding Principal and any accrued and unpaid interest owing thereon shall automatically convert, in whole, without any further action on the part of the Corporation or the Holder into the Conversion Shares. Forthwith following the Exercise Date, the Corporation shall deliver a certificate representing the Conversion Shares to the Holder or to such other person or entity as the Holder may in writing direct.  If the Conversion Shares are to be issued in the name of a person other than the Holder, the Holder shall provide the Corporation with such name in a manner reasonably satisfactory to the Corporation.

(b)
In the event that the Exercise Date does not occur prior to the Maturity Date, all outstanding Principal and any accrued and unpaid interest owing thereon shall become immediately due and payable without further notice or demand.  In such event, in addition to the payment of such Principal and interest due hereunder, the Corporation shall pay to the Holder an amount equal to (if such amount is greater than zero): (a) the product of the number of Conversion Shares that would have been issued to Holder if the Exercise Date had occurred on the date immediately prior to the Maturity Date multiplied by the Fair Market Value of a share of Common Stock on the day immediately prior to the Maturity Date minus (b) the total Principal and interest due hereunder pursuant to the first sentence of this Section 2.1(b).  For purposes of the Note, “Fair Market Value” means the United States dollar equivalent of the per share price of the Common Stock equal to the volume weighted average price of the Common Stock reported on the TSX or on the principal exchange or over the counter market on which such shares are trading, if any, or as reported on any composite index which includes such principal exchange, for the five (5) trading days immediately prior to the date the subject shares of Common Stock are to be determined or any adjustment thereto are to be made. The rate to be used for the conversion of Canadian dollars to United States dollars shall be the Bank of Canada noon rates on the dates on which such conversion is to be calculated.  If shares of Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the Fair Market Value shall be determined by the Board of Directors of the Corporation in good faith using any fair and reasonable means selected in its discretion.

(c)
In such event, the Corporation shall pay all amounts due hereunder on the Maturity Date by wire transfer of immediately available funds to such account and pursuant to such wire transfer instructions as are furnished in writing to the Corporation by Holder.

2.2	Application of Consideration

Any consideration paid in satisfaction of the indebtedness evidenced by this Note (whether paid in cash or in Conversion Shares) shall be applied first in satisfaction of any costs and expenses owed to the Holder in connection with this Note, any amounts due hereunder other than interest and Principal, then to accrued and unpaid interest which is due and payable, with the remaining portion of such amount applied in satisfaction of the Principal then owing.

2.3	Judgment Interest

If the Holder obtains judgment on this Note or in respect of any amount owing hereunder, interest at the rate of 6.0% per annum, not in advance, shall be payable on the amount which is outstanding under the said judgment until the payment in full of all amounts due hereunder.

2.4	Payment of Principal, Interest and Other Amounts

The full amount of the Principal and any accrued and unpaid interest owing thereon, and any other amounts owing hereunder, is due and payable either: (i) in cash on the Maturity Date; or (ii) in Conversion Shares on the Exercise Date, as the case may be.  This Note and the amounts due hereunder may not be prepaid in whole or in part.

2.5	Note Holder Not Deemed to be Stockholder

The Holder shall not, by virtue of holding this Note, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon conversion of this Note for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until after the Holder is issued Common Stock in accordance with the provisions hereof.

2.6	Records

The Holder shall be deemed to have become the holder of Common Stock on the Exercise Date; provided, however, that if such date is not a Business Day then the Common Stock shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of the Common Stock on the next following Business Day.  Within a reasonable time after the Exercise Date, the Corporation shall issue and deliver (or cause to be delivered) to the Holder, by registered mail to the Holder’s address specified in the register of the Corporation, a certificate for the appropriate number of shares of Common Stock.

2.7	Acceleration Upon Sale of Corporation

Notwithstanding anything to the contrary contained herein, in the event of a Sale Event, all outstanding Principal and any accrued and unpaid interest owing thereon shall become immediately due and payable without further notice or demand.  In such event, in addition to the payment of such Principal and interest due hereunder, the Corporation shall pay to the Holder an amount equal to (if such amount is greater than zero): (a) the product of the number of Conversion Shares that would have been issued to Holder if the Exercise Date had occurred on the date immediately prior to the Sale Event multiplied by the value of a share of Common Stock in the Sale Event minus (b) the total Principal and interest due hereunder pursuant to the first sentence of this Section 2.7. In such event, the Corporation shall pay all amounts due hereunder on the date of such Sale Event by wire transfer of immediately available funds to such account and pursuant to such wire transfer instructions as are furnished in writing to the Corporation by Holder.

2.8	Adjustment to Principal Amount

Upon the final determination of the Final Closing Working Capital (as defined in the Merger Agreement) and the amount of the Post-Closing Adjustment (as defined in the Merger Agreement), if any, in each case pursuant to Section 3.04(b) of the Merger Agreement, in the event of a Post-Closing Adjustment, the principal amount of the Note shall be reduced by the amount of the Post-Closing Adjustment (as finally determined pursuant to Section 3.04(b) of the Merger Agreement) on a dollar for dollar basis effective as of the date of such final determination.  The Corporation shall issue a new convertible note in the form hereof reflecting the adjusted principal amount.

ARTICLE 3
EVENTS OF DEFAULT

3.1	Events of Default

Any of the following shall constitute an event of default under this Note (each an “Event of Default”):

(a)	failure by the Corporation to issue the stock certificates representing the Conversion Shares within five Business Days of the Exercise Date; or

(b)
failure by the Corporation to pay the full amount of the Principal and any accrued and unpaid interest due and owing thereon, and such other amounts due hereunder, within five Business Days of the date due; or

(c)	failure by the Corporation to comply with any material term or provision of this Note; or

(d)
The Corporation shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or a proceeding (other than a proceeding commenced by the Corporation) shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Corporation in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, and such proceedings shall remain undismissed or unstayed for a period of forty-five (45) days, or such court shall enter a decree or order granting the relief sought in such proceeding.

3.2	Notice

The Corporation shall promptly give notice in writing to the Holder of the occurrence of any Event of Default or other event which, with the lapse of time or giving of notice or otherwise, would be an Event of Default.  Such written notice shall specify the nature of such default or Event of Default and the steps taken to remedy the same and shall be delivered in accordance with Section 6.13(h) hereof.

3.3	Effect of Event of Default

Upon the occurrence of an Event of Default, the full amount of the Principal plus any accrued and unpaid interest owing thereon shall become due and payable immediately with respect to an Event of Default under Section 3.1(d) hereof, and on demand by the Holder with respect to any other Event of Default, and shall be repaid in accordance with Section 2.1(b) of this Note.  The remedies of the Holder provided herein shall be in addition to, and not in limitation of, such other remedies as the Holder may have under applicable statutes, rules of civil procedure, and/or common law.  All of such remedies shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

ARTICLE 4
ANTI-DILUTION

4.1	Adjustment for Capital Changes

If, at or prior to the conversion of the Note into the Conversion Shares, there occurs a record date or effective date of a Relevant Event, the Conversion Price shall be adjusted effective upon such record date or effective date (whichever is earlier) of such Relevant Event by multiplying (x) the Conversion Price in effect immediately prior to such record date or effective date, as the case may be, by (y) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date or effective date, as the case may be, before giving effect to the Relevant Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Relevant Event including, in the case where securities exercisable or exchangeable for or convertible into shares of Common Stock are issued, the number of shares of Common Stock that would be outstanding if such securities were exercised or exchanged for or converted into shares of Common Stock.

4.2	Convertible Instruments

For the avoidance of doubt, the Holder acknowledges and agrees that the exercise of convertible instruments of the Corporation shall not be considered a Relevant Event prompting an adjustment in the number of shares of Common Stock of the Corporation to be issued to the Holder pursuant to this Article 4.

ARTICLE 5
COVENANTS

5.1	Covenants of the Corporation

The Corporation covenants and agrees with the Holder:

(a)	that all shares of Common Stock which shall be so issuable pursuant to this Note shall when issued be duly and validly issued and fully-paid and non-assessable;

(b)	that the Corporation shall reserve for issuance an equal number shares of Common Stock as the number of Conversion Shares;

(c)
that the Corporation will use its commercially reasonable best efforts to obtain all necessary regulatory and other approvals (including the Required Approvals and satisfying the HSR Condition if applicable) required for the conversion of the Note into the Conversion Shares and the issuance of the Conversion Shares as soon as reasonably practicable (but in any event on or before July 15, 2015), including without limitation by:

(i)	obtaining the approval of the holders of Common Stock:

(A) at the next annual and/or special meeting of shareholders, such meeting to be called as soon as practicable following the date hereof and in any event no later than July 15, 2015; or

(B) by way of the written consent of a majority of shareholders of the Corporation, other than the Holder;

(ii)           taking, or causing to be taken the HSR Steps, if the HSR Condition is applicable;

(d)	to execute any additional documentation as may be required in order to effect the transactions for conversion, redemption, payment or exercise of rights contained in and granted by this Note;

(e)	that the Corporation shall not enter into any agreement or take any action or omit to take any action that would prevent the issuance of the Conversion Shares to the Holder on the Exercise Date; and

(f)
that the Corporation shall not (i) enter into any agreement or incur any indebtedness which would require the postponement of the Maturity Date, or (ii) incur any indebtedness, other than purchase money indebtedness, that is in excess of $20,000,000.

5.2	Covenants of the Holder

The Holder covenants and agrees with the Corporation that:

(a)	this Note may not be sold, transferred or assigned by the Holder, in whole or in part, without the prior written consent of the Corporation prior to July 15, 2015;

(b)
subject to the limitations in Section 5.1(f), the Corporation may incur debt obligations that rank senior in preference to this Note, and the payment and performance of the Principal plus any accrued and unpaid interest owing thereon may be required to be subordinated to the payment and performance of any such senior indebtedness; provided, that such senior indebtedness matures prior to the Maturity Date. The Holder agrees to execute all such documentation, including a subordination agreement, which may be reasonably requested by the Corporation in writing to enable the Corporation to obtain debt obligations that rank senior in preference to this Note and have maturities prior to the Maturity Date (for the avoidance of doubt, the Holder shall have no obligation to execute any document or agreement which would require the postponement of the Maturity Date or prevent the repayment of the Note in full on the Maturity Date);

(c)
that the Holder will use its commercially reasonable best efforts to satisfy the HSR Condition, including, without limitation, by taking, or causing to be taken the HSR Steps, if the HSR Condition is applicable; and

(d)	to execute any additional documentation as may be required in order to effect the transactions for conversion, payment or exercise of rights in accordance with the terms and conditions of this Note.

ARTICLE 6
INTERPRETATION

6.1	Currency

All cash amounts payable under this Note shall be payable in United States dollars.

6.2	Non Waiver

The extension of the time for making any payment which is due and payable hereunder at any time or times or the failure, delay or omission on the part of the Holder to exercise or enforce any rights or remedies of the Holder hereunder or under any instrument securing payment of the indebtedness evidenced by this Note shall not constitute a waiver of the right of the Holder to enforce such rights and remedies thereafter.

6.3	Amendments

No amendment, modification or waiver of any provision of this Note or consent to any departure by the Corporation from any provision of this Note is in any event effective unless it is in writing and signed by the holder of this Note and then the amendment, modification, waiver or consent shall be effective vis a vis this Note but is effective only in the specific instance and for the specific purpose for which it is given.

6.4	Applicable Law

The Note shall be governed by the laws of the State of New York without giving effect to any choice of law or conflict of law provision or role that would cause the application of the laws of any jurisdiction other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and herby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding or brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocable waives personal service of process and consents to process being served in any suit, action or proceeding by mailing a copy thereof to such party at the address for such notice to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF A DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF ANY TRANSACTION CONTEMPLATED HEREBY.

6.5	No Requirement to Issue Fractional Shares

The Corporation shall not be required to issue fractional shares of Common Stock pursuant to this Note.  If any fractional interest in Common Stock would, except for the provisions of this Section 6.5, be deliverable pursuant to this Note, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, satisfy such fractional interest by paying to the Holder an amount of lawful money of the United States equal (computed to the nearest whole cent, and one-half of a cent being rounded up) to the amount of this Note remaining outstanding after such Common Stock issuance into a whole number of Common Stock.

6.6	Compliance with Securities Act and Legend.

The Note and the shares of Common Stock issuable upon conversion thereof are subject to statutory restrictions under the Securities Act of 1933 and applicable state securities laws, applicable Canadian securities laws and the rules of the TSX (“Applicable Securities Laws”) and may not be traded until the expiry of certain hold periods, except as permitted by and in compliance with Applicable Securities Laws. The Holder acknowledges that, until such time as the same is no longer required under Applicable Securities Laws, the shares of Common Stock issuable upon conversion of this Note, shall bear one or more of the following legends, as applicable:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION, TO SUCH EFFECT.  THE HOLDER MAY NOT ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THESE SECURITIES EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [******].

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE BEFORE [***] SINCE THEY ARE NOT FREELY TRANSFERABLE BEFORE [***], AND CONSEQUENTLY, ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE BEFORE [***].”

6.7	Time of the Essence

Time shall in all respects be of the essence of this Note.

6.8	Waiver of Benefits

The Corporation hereby waives the benefits of demand and presentment for payment, notice of non-payment, protest and notice of protest of this Note.

6.9	Compliance with Directions, etc.

The Holder may at any time direct the Corporation to make any payment which is due and payable hereunder or to become due and payable hereunder to any person and the Corporation shall comply with such direction. The Corporation shall, upon the written demand of the Holder, confirm to any third party specified by the Holder that such direction has been received and that no prepayments have been made hereunder and that the Corporation has not been directed to make payments hereunder to any other person.

*** Date to be the date that is four months and a day after the date of the Note.

6.10	Negotiability

This Note may be sold, transferred, assigned, discounted, pledged or hypothecated by the Holder, and by any subsequent holder of this Note, at any time on or after July 15, 2015.

6.11	Reimbursement of Expenses

The Corporation shall reimburse the Holder upon demand for any reasonable costs and expenses actually incurred by the Holder, including without limitation, reasonable attorney fees Holder may incur while exercising any right, power, or remedy provided by this Note.

6.12	Payment of Taxes

The Corporation shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of certificates pursuant to this Note, except where such certificates are to be registered in the name or names other than the Holder or its nominee. In no event will the Corporation be obligated to pay any taxes of the Holder associated with this Note.

6.13	Miscellaneous

(a)
If this Note becomes stolen, lost, mutilated or destroyed, the Corporation, shall, on such terms as it may in its discretion acting reasonably impose, issue and deliver to the Holder a new Note of like denomination, tenor and date as this Note so stolen, lost, mutilated or destroyed.

(b)
In the event of a dispute concerning an adjustment made for capital changes, such matters shall be conclusively determined by a nationally recognized independent accounting firm mutually agreed upon by the Corporation and the Holder in writing.

(c)
If any date upon or by which any action is required to be taken by the Corporation or the Holder is not a Business Day then such action shall be required to be taken on or by the next day which is a Business Day. In the event the Maturity Date or the Exercise Date, as the case may be, falls on a date which is not a Business Day, the Maturity Date or the Exercise Date, as the case may be, shall be extended to the next succeeding day that is a Business Day.

(d)	Words importing the singular number also include the plural and vice versa and words importing any gender include all genders.

(e)	The division of this Note into sections or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note.

(f)
If any provision of this Note shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions and such remainder shall remain in full force and effect notwithstanding such severance.  Any court with jurisdiction over any dispute relating to this Note may amend the provisions of this Note and the terms of this Note to the minimum extent required to render the impugned provision valid and enforceable.

(g)	Unless otherwise indicated, any reference to dollar amounts is expressed in United States dollars.

(h)
Except as otherwise provided in this Note, any notice, demand or other communication required or permitted to be given in respect of this Note shall be in writing and shall be given by facsimile, by courier or by hand-delivery as provided below.  Any notice or other communication, if sent by facsimile, shall be deemed to have been received on the Business Day on which it was sent, or if delivered by courier shall be deemed to have been received on the Business Day following the day on which it was sent, or if delivered by hand shall be deemed to have been received at the time it is delivered.  Notice of change of address shall also be governed by this section.  Notices and other communications shall be addressed and delivered as follows:

in the case of the Corporation:

1600 Old Country Road
Plainview, NY 11803
Attention: General Counsel
Tel: 516-622-8376
Fax: 516-622-7510

in the case of the Holder:

c/o PCF 1, LLC
23332 Mill Creek Dr.,
Suite 155
Laguna Hills, CA 92653
Facsimile:  (949) 296-4801
E-mail:  rcampbell@parallaxcap.com
Attention:  Chief Financial Officer

with a copy to (which shall not constitute notice):

Paul Hastings LLP
695 Town Center Drive, 17th Floor
Costa Mesa, CA 92626
Facsimile:  (714) 979-1921
E-mail:  dougschaaf@paulhastings.com
    jasonrednour@paulhastings.com
Attention:  Douglas Schaaf and Jason Rednour

(i)
The Corporation may deem and treat the Holder as the absolute owner of this Note for all purposes and shall not be affected by any notice or knowledge to the contrary except for written notice given by the Holder to the Corporation.

(j)
The terms and conditions of this Note shall enure to the benefit of and be binding upon the Holder and the Holder’s successors and assigns and shall enure to the benefit of and be binding upon the Corporation and its successors and assigns; provided that the Corporation may not assign its obligations hereunder to any person or entity other than in connection with a Sale Event so long as the Holder hereof is paid all amounts due hereunder on the date of such Sale Event.

(k)	This Note may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Note.

[Remainder intentionally left blank]

IN WITNESS WHEREOF the Corporation has caused this Note to be signed by its duly authorized officer effective as of this [__] day of [January], 2015.

NEULION, INC.

By:
Name: Roy E. Reichbach
Title: General Counsel and Corporate Secretary

By:
Witness		Name:
Title:

Acknowledged and Agreed as of this [__] day of [January], 2015:

PCF 1, LLC

By:
Name:
Title:

17

Exhibit C

NEULION, INC.

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is made as of [January __], 2015, by and among (i) NeuLion, Inc., a Delaware corporation (the “Company”), (ii) PCF 1, LLC, a Delaware limited liability company (“PCF” and together with any of its transferees listed on Exhibit A hereto, as the same may be amended from time to time, the “Investors”), and (iii) each of the Persons listed on Exhibit B hereto, as the same may be amended from time to time (each, a “Key Stockholder,” and collectively, the “Key Stockholders”).  The Key Stockholders and the Investors are referred to herein collectively as the “Voting Parties.”  Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section I.

RECITALS

Whereas, the Company, NLDMC, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, NLDAC, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, PCF and DivX Corporation, a Delaware corporation, are parties to that certain Agreement and Plan of Merger, dated as of January 2, 2015 (the “Merger Agreement”), and it is a condition to the closing of the transactions contemplated by the Merger Agreement that the Voting Parties and the Company execute and deliver this Agreement;

Whereas, the Company and the Voting Parties wish to enter into this Agreement to facilitate the consummation of the transactions contemplated by the Merger Agreement; and

Whereas, each Key Stockholder currently owns Shares (as defined below) indicated beside such Key Stockholder’s name on Exhibit B hereto.

Now, Therefore, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

SECTION I
Definitions

1.1.           Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)           “Affiliate” or “Affiliated” shall mean, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, or controlling limited partner, member, officer, director or manager of such Person and any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the terms “controls,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the power to elect or appoint at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person.

(b)           “Audited EBITDA” shall mean the Company’s earnings before interest, taxes, depreciation and amortization for a full fiscal year that has been calculated solely and directly from the Company’s audited financial statements.

(c)           “Blue Sky” shall mean the statutes of any state of the United States regulating the sale of corporate securities in that state.

(d)           “Board of Directors” shall mean the Board of Directors of the Company.

(e)           “Business Day” shall mean a weekday on which banks are open for general banking business in New York, New York, and Los Angeles, California.

(f)           “Canadian Compliance Period” means the period commencing on the date of this Agreement and ending on the date the Company has delisted its securities from the Toronto Stock Exchange in accordance with the provisions of this Agreement.

(g)           “Canadian Prospectus” means a final prospectus filed by the Company with the Canadian Securities Regulators in each of the Provinces of Canada under Canadian Securities Laws, including a Canadian Short Form Prospectus;

(h)           “Canadian Securities Laws” means the securities laws of each of the Provinces of Canada, the respective regulations, rules, rulings and orders made thereunder and the applicable policy statements and notices published by the Canadian Securities Regulators;

(i)            “Canadian Securities Regulators” means the securities commissions or similar securities regulatory authorities in each of the Provinces of Canada;

(j)            “Canadian Short Form Prospectus” means a final short form prospectus filed by the Company with the Canadian Securities Regulators in each of the Provinces of Canada under Canadian Securities Laws, using the short form prospectus procedures set forth in National Instrument 44-101 – Short Form Prospectus Distributions of the Canadian Securities Regulators;

(k)           “Certificate of Incorporation” shall mean the Company’s Certificate of Incorporation, as may be amended or restated from time to time.

(l)            “Commission” shall mean the Securities and Exchange Commission.

(m)           “Common Stock” shall mean common stock, par value $0.01 per share, of the Company.

(n)           “Competitor” shall mean any Person (other than a financial investor, including, without limitation, any private equity, venture capital or similar investment organization) that engages in direct competition with any businesses in which the Company or any of its subsidiaries engages from time to time so long as the business or businesses in which such Person engages contributes at least 33% of the Company’s and its subsidiaries’ revenue for the prior 12-month period, measured as of the end of the then-most recently completed fiscal quarter for which annual audited or quarterly Company-certified financial statements of the Company are available, as determined by the Board of Directors in good faith from time to time after consultation with the Investors; provided that, for the avoidance of doubt, no financial investor (including, without limitation, any private equity, venture capital or similar investment organization) shall be deemed a Competitor by virtue of holding any direct or indirect investment in a Competitor.

(o)           “Convertible Note” means that certain Convertible Note issued by the Company to PCF on the date hereof.

(p)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(q)           “Form S-3” shall mean such form under the Securities Act as in effect on the date of this Agreement, or any successor form of registration statement under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

(r)            “Fully-Diluted Basis” shall mean the assumption that all outstanding options, warrants or other convertible securities or instruments (including, without limitation, the Convertible Note) or other rights to acquire Common Stock or any other existing or future classes of capital stock have vested, and been exercised or converted into Common Stock, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms.

(s)           “Governmental Authority” shall mean any domestic or foreign multinational, federal, state, provincial, municipal or local government (or any political subdivision thereof) or any domestic or foreign governmental, regulatory or administrative authority or any department, commission, board, agency, court, tribunal, judicial body or instrumentality thereof, or any other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature (including any arbitral body).

(t)            “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.10.

(u)           “Immediate Family Member” shall mean a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of a natural person referred to herein.

(v)           “Initially Issued Shares” shall mean the Common Stock of the Company issued to PCF pursuant to the Merger Agreement (which, for the avoidance of doubt, shall include any Common Stock issued to PCF after the date hereof pursuant to the Convertible Note (but only after such shares are actually issued)), as adjusted for stock dividends, stock splits, combinations and other recapitalizations (or any other securities into which such shares of Common Stock directly or indirectly may have been converted or for which such shares of Common Stock directly or indirectly may have been exchanged).

(w)           “Initiating Holders” shall mean any Holder or Holders who collectively hold not less than a majority of the outstanding Registrable Securities.

(x)            “Investors” shall have the meaning set forth in the preamble and shall include any of their respective transferees.

(y)           “Joinder Agreement” shall mean a joinder agreement pursuant to which a Person agrees to become bound by and a party to this Agreement as an Investor or a Key Stockholder, in each case in substantially the form of Exhibit C hereto.

(z)            “Key Stockholders” shall have the meaning set forth in the preamble and shall include any of their respective transferees.

(aa)          “Liquidity Event” shall mean (i) the consummation of the merger or consolidation of the Company or any subsidiary of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately after consummation of the transactions contemplated by the Merger Agreement continue to hold, directly or indirectly, greater than 50% of the outstanding voting power of the capital stock of the Company, subsidiary or the surviving or acquiring entity as of immediately after such merger or consolidation; (ii) the closing of the issuance or transfer (whether by merger, consolidation, sale of securities or otherwise), whether in one or more transactions or a series of transactions, to one or more Persons (other than an underwriter of the Company’s securities), of the Company’s or its subsidiaries securities if, as of immediately after such closing, the holders of capital stock of the Company immediately after consummation of the transactions contemplated by the Merger Agreement cease to hold, directly or indirectly, greater than 50% of the outstanding voting power of the capital stock of the Company, subsidiary or the surviving or acquiring entity; (iii) any sale, transfer, exclusive license or other disposition of more than 50% of the assets, technology or intellectual property of the Company and its subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board of Directors) in any transaction or series of transactions (other than sales of inventory in the ordinary course of business); or (iv) a liquidation, dissolution or winding up of the Company.

(bb)         “Majority Investors” means the Investors holding a majority of the Initially Issued Shares held by all Investors.

(cc)          “Majority PCF Investors” means the PCF Investors holding a majority of the Initially Issued Shares held by all PCF Investors.

(dd)          “Other Selling Stockholders” shall mean Persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations by the Company.

(ee)          “Other Shares” shall mean shares of Common Stock, other than Registrable Securities, with respect to which registration rights have been granted by the Company.

(ff)           “PCF Investors” shall mean PCF, its members and any of their respective partners, retired partners, members, retired members, managers, retired managers, managing members, retired managing members and stockholders, or the estates and family members of any such partners and retired partners, members and retired members, managers and retired managers, managing members and retired managing members, and any trusts for the benefit of any of the foregoing Persons, in each case that hold Initially Issued Shares.

(gg)          “Person” shall mean an individual, corporation, partnership, trust, limited liability company, association, labor union, joint venture, unincorporated organization or Governmental Authority.

(hh)          “Proceeding” shall mean any judicial, administrative or arbitral action, claim, suit, charge, complaint, arbitration, investigation or proceeding (public or private), whether civil, criminal, administrative or investigative, by or before a Governmental Authority or any arbitrator.

(ii)            “Public Offering” shall mean the first firm commitment underwritten public offering by the Company of Common Stock after the date of this Agreement pursuant to an effective registration statement under the Securities Act (other than a registration statement relating solely to the sale of securities to employees of the Company or a registration relating solely to a Commission Rule 145 transaction).

(jj)            The terms “register,” “registered” and “registration” shall refer to a (i) registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement, and (ii) to the extent requested by the Initiating Holders during the Canadian Compliance Period in accordance with Section II or completed voluntarily by the Company in accordance with and subject to the terms of this Agreement a qualification of shares for distribution by preparing and filing a Canadian Prospectus in compliance with Canadian Securities Laws and obtaining a receipt from the Canadian Securities Regulators with respect to such Canadian Prospectus.

(kk)          “Registrable Securities” shall mean (i) the Initially Issued Shares, (ii) any Common Stock issued as a dividend or other distribution or split with respect to or in exchange for or in replacement of the shares referenced in clause (i) above, and (iii) any other securities of the Company held at any time by any Person holding securities described in clause (i) or (ii) of this definition; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have been sold to the public either pursuant to a registration statement or Rule 144, pursuant to a Canadian Prospectus or an exemption from the prospectus requirement under Canadian Securities Laws, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(ll)           “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, road show costs and other marketing expenses, escrow fees, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and one special counsel for the Holders in each country where a registration statement or prospectus (including a Canadian Prospectus) is filed in connection with such registration, Blue Sky fees and expenses, and expenses of any special audits incident to or required by any such registration and fees and expenses of underwriters (excluding discounts and commissions) and other Persons retained by the Company, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company and expenses and fees incurred by the Company of any regular audit or review of financial statements and for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, which shall be paid in any event by the Company.

(mm)        “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 7.1(a).

(nn)         “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(oo)         “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(pp)         “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(qq)         “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel for the Holders in each country where a registration statement or prospectus (including a Canadian Prospectus) is filed in connection with such registration included in Registration Expenses).

(rr)           “Shares” shall mean any capital stock or other equity of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock or other equity, and obligations of indebtedness or securities of any type whatsoever that are, or may become, exercisable or convertible directly or indirectly into (or settled with) capital stock or other equity.

(ss)          “Third Party” means a Person other than a Key Stockholder, an Affiliate of a Key Stockholder, the Company or an officer or director of the Company.

(tt)           “Transfer,” “Transferring,” “Transferred,” or words of similar import, shall mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly (including through a Transfer of an interest in any Person that is or holds any interest in a Key Stockholder), by a Key Stockholder except the following Transfers (the “Excepted Transfers”):

(i)            any transfers for no consideration of Shares held either during such Key Stockholder’s lifetime or on death by will or intestacy to any Immediate Family Member of such Key Stockholder, to any custodian or trustee of a trust, estate planning vehicle or similar entity for the account or direct or indirect benefit of such Key Stockholder, to any Immediate Family Member of such Key Stockholder or to any custodian or trustee of a trust, estate planning vehicle or similar entity for the account or direct or indirect benefit of any Immediate Family Member of such Key Stockholder; provided that, in all cases, the transferee or other recipient agrees to become a party to this Agreement as a Key Stockholder by executing and delivering a Joinder Agreement to the Company;

(ii)            any transfer of Class 3 Preference Shares to the Company pursuant to the terms of the Company’s Certificate of Incorporation;

(iii)           in the case of a Key Stockholder that is an entity, upon a transfer by such Key Stockholder for no consideration to its stockholders, members, partners, other equity holders or affiliated funds; provided that, in all cases, the transferee or other recipient agrees to become a party to this Agreement as a Key Stockholder by executing and delivering a Joinder Agreement to the Company; and

(iv)           a pledge of Shares pursuant to a bona fide loan transaction that creates a mere security interest in the pledged Shares; provided that (1) the provisions of Section IV shall apply to enforcement of the pledge by the pledgee, and (2) the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Key Stockholder making such pledge.

(uu)         “Voting Party Shares” shall mean all shares of the Company’s voting securities now or hereafter owned, directly or indirectly, by a Voting Party, whether of record, beneficially or otherwise, and all shares of the Company’s voting securities as to which such Voting Party now or hereafter has voting power.

(vv)         “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.3.

1.2.           Additional Definitions. In addition, for purposes of this Agreement, each of the following terms shall have the meanings set forth in the corresponding of this Agreement referenced below:

Term	Section Defined

“Agreement”	Preamble
“Company”	Preamble
“Convertible Securities”	4.1(a)(i)
“Covered Matters”	6.6
“Election Period”	4.1(d)
“Fully-Exercising Persons”	4.1(d)
“Holdback Extension”	2.9
“Indemnified Party”	2.5(c)
“Indemnifying Party”	2.5(c)
“Investor Director”	5.2(a)
“Investor Director Vacancy”	3.4
“Key Stockholder”	Preamble
“Material Affiliate Transaction”	3.6(a)
“Merger Agreement”	Recitals
“New Securities”	4.1(a)
“Participating Holders”	2.4
“Sale Transaction”	2.9
“Shelf Registration”	2.1(a)(iii)
“Spousal Consent”	6.22
“Unsubscribed New Securities”	4.1(c)
“Violation”	2.5(a)
“vote”	5.1
“Voting Parties”	Preamble
“Voting Termination Date”	5.2(a)

SECTION II
Registration Rights

2.1.           Demand Registration.

(a)           Form S-1 Registration.

(i)           If at any time after eighteen (18) months after the date of this Agreement or any time after twelve (12) months after the date of this Agreement with respect to a registration request requiring solely the filing of a Canadian Prospectus as opposed to the filing of a registration statement with the Commission, the Company receives from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company shall:

(A)           promptly (but in any event within 10 days) give written notice of the proposed registration to all other Holders; and

(B)           as soon as reasonably practicable, file a Registration Statement on Form S-1 and/or, to the extent requested in the written request of the Initiating Holders during the Canadian Compliance Period, a Canadian Prospectus, and use its commercially reasonable best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable Blue Sky or other state securities laws, and appropriate compliance with the Securities Act and/or the Canadian Securities Laws) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after such written notice from the Company is delivered.

(ii)           Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1(a):

(A)           if the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) at an aggregate offering price to the public of less than $5,000,000;

(B)           after the Company has initiated two (2) such registrations pursuant to this Section 2.1(a) (counting for these purposes only (x) registrations which have been declared or ordered effective and, in the case of the second of such registrations, pursuant to which the holders of Registrable Securities are able to register at least seventy-five percent (75%) of the Registrable Securities requested to be included in such registration, and (y) Withdrawn Registrations); or

(C)           during the period starting with the date that is the later of (x) 30 days prior to the Company’s good faith estimate of the date of filing of or (y) the date of notice from the Company pursuant to Section 2.2 of the filing of, and ending on a date 90 days after the effective date of, a Company-initiated registration (other than a registration relating solely to employee benefit plans or a registration statement relating to the offer and sale of debt securities or relating to a Rule 145 transaction); provided that, prior to the effectiveness of the registration statement or Canadian Prospectus relating to any such Company-initiated registration, the Company actively employs in good faith commercially reasonable best efforts to cause such registration statement or Canadian Prospectus to become effective.

(iii)           No request for registration shall be deemed to be pursuant to this Section 2.1(a) (and instead such registration shall be deemed requested and effected pursuant to Section 2.1(b)) whenever the Company is permitted to use a Form S-3 registration statement or Canadian Short Form Prospectus. If the Initiating Holders request that any registration pursuant this Section 2.1(a) be filed pursuant to Rule 415 and/or pursuant to National Instrument 44-102 – Shelf Distributions of the Canadian Securities Regulators (a “Shelf Registration”), and if the Company is qualified to do so, then the Company shall use its commercially reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act and/or Canadian Securities Laws, as applicable, as soon as reasonably practicable after the filing thereof.

(b)           Form S-3 Registration.

(i)           If any time when it is eligible to use a Form S-3 registration statement, and/or a Canadian Short Form Prospectus, the Company shall receive from the Initiating Holders a written request that the Company effect any registration on Form S-3 and/or pursuant to a Canadian Short Form Prospectus with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company shall:

(A)           promptly (but in any event within 10 days, or in the event that the proposed registration includes a “bought deal” as such term is customarily understood in Canadian capital markets practices, as soon as the Company has received notice thereof from the Initiating Holders and no later than 24 hours thereafter), give written notice of the proposed registration to all other Holders; and

(B)           as soon as reasonably practicable, file a Form S-3 or a Canadian Short-Form Prospectus and use its commercially reasonable best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable Blue Sky or other state securities laws, and appropriate compliance with the Securities Act or the Canadian Securities Laws) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days (or in the event that the proposed registration includes a “bought deal” as such term is customarily understood in Canadian capital markets practices, as soon as practicable after the Company has provided notice of the proposed registration and no later than two Business Days) after such written notice from the Company is delivered.

(ii)           The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.1(b):

(A)           after the Company has initiated three (3) such registrations pursuant to this Section 2.1(b) (counting for these purposes only (x) registrations which have been declared or ordered effective and, in the case of the third of such registrations, pursuant to which the holders of Registrable Securities are able to register at least seventy-five percent (75%) of the Registrable Securities requested to be included in such registration, and (y) Withdrawn Registrations);

(B)           in the circumstances described in Section 2.1(a)(ii)(C);

(C)           if, in the prior twelve (12) month period, the Company has effected two (2) registrations pursuant to this Section 2.1(b); or

(D)           with respect to any Canadian Short-Form Prospectus, after the expiration of the Canadian Compliance Period.

(iii)           Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.1(b) shall not be counted as requests for registration or registrations effected pursuant to Section 2.1(a). If the Initiating Holders request that any registration pursuant this Section 2.1(b) be filed as a Shelf Registration pursuant to Rule 415 and/or National Instrument 44-102 – Shelf Distributions of the Canadian Securities Regulators, and if the Company is qualified to do so, then the Company shall use its commercially reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act and/or Canadian Securities Laws, as applicable, as soon as reasonably practicable after the filing thereof.

(c)           Deferral. If (i) in the good faith judgment of the Board of Directors the filing of a registration statement or Canadian Prospectus covering the Registrable Securities would be materially detrimental to any proposal or plan by the Company or any of its subsidiaries to engage in any material financing, sale, acquisition of assets (other than in the ordinary course of business) or securities, or any material agreement, recapitalization, merger, consolidation, tender offer, venture, reorganization or similar material transaction, and the Board of Directors concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company furnishes to such Holders a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that in the judgment of the Board of Directors it would be materially detrimental for such registration statement or Canadian Prospectus to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement or Canadian Prospectus, then (in addition to the limitations set forth in Section 2.1(a)(ii)(C)) the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided that in such event, the Initiating Holders shall be entitled to withdraw such request and such registration shall not count as a Withdrawn Registration and the Company shall pay all Registration Expenses in connection with such registration; provided further that the Company shall not defer its obligation in this manner more than once in any consecutive twelve-month period.

(d)           Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e)           Underwriting.

(i)           If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i)(A) or Section 2.1(b)(i)(A), as applicable. In such event, the right of any Holder to include all or any portion of his, her or its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to this Section 2.1 of securities being sold for its own account, or if other Persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other Persons in such underwriting and the inclusion of the Company’s and such Person’s other securities of the Company and their acceptance of the further applicable provisions of this Section II (including, without limitation, Section 2.5 and Section 2.9). The Company (together with all Holders and other Persons proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the representative(s) of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to the Initiating Holders holding a majority of the Registrable Securities held by the Initiating Holders that are proposed to be included in such underwriting, and shall complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as may be customary and reasonably requested by the managing underwriters or as required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities or other Persons (other than the Company and its subsidiaries) included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder or Other Person, such Holder’s or other Person’s title to ownership of the securities, such Holder’s or other Person’s power and authority, such Holder’s or other Person’s intended method of distribution (including representations regarding price stabilization or manipulation) and such other representations and warranties personal to such Holder or other Person, if any, as may be customary under the circumstances) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise specifically provided in Section 2.5, or to agree to any lock-up or holdback restrictions, except as otherwise specifically provided in Section 2.9.

(ii)           Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten in order to consummate the offering in an orderly manner within a price range acceptable to the Initiating Holders, the number of Registrable Securities and Other Shares (and other securities) that may be so included shall be allocated as follows: (A) first, among all Holders requesting to include Registrable Securities in such registration statement and/or Canadian Prospectus, as applicable, based on the pro rata percentage of Registrable Securities held by such Holders; (B) second, to the Other Selling Stockholders requesting to include Other Shares in such registration statement and/or Canadian Prospectus, as applicable, if required by any registration rights agreements with such Other Selling Stockholders and then upon the terms contained therein; and (C) third, to the Company, which the Board of Directors may allocate, at its discretion, for the Company’s own account, or for the account of other holders of capital stock or employees of the Company. In no event shall any Registrable Securities be excluded from such registration and underwriting unless all Other Shares and shares allocated to the Company’s own account, or for the account of other holders of capital stock or employees of the Company, have been excluded pursuant to clauses (B) and (C) above.

(iii)           If a Person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such Person shall be excluded therefrom by written notice from the Company, a representative of the underwriter(s) or the Initiating Holders. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration pursuant to this Section 2.1(e)(iii) and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 2.1(e)(ii), the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth under Section 2.1(e)(ii).

(f)           The Company represents and warrants that neither it nor any of its subsidiaries is a party to, or otherwise bound by, any other agreement granting registration rights to any other Person with respect to any securities of the Company or any of its subsidiaries that conflict in any way with the registration rights granted to the Investors pursuant to this Agreement. Except as provided to the Holders of Registrable Securities and the Other Selling Stockholders with respect to Other Shares in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company or any subsidiary, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding; provided that the Company may grant rights to participate in any registrations without such consent so long as such rights are subordinate in priority to the rights of the Holders of Registrable Securities and not otherwise inconsistent with the terms and conditions hereof.

2.2.           Company Registration.

(a)           Company Registration. If the Company shall determine to register any of the Common Stock either for its own account or the account of a security holder or holders, other than: (i) a registration pursuant to Section 2.1; (ii) a registration relating solely to employee benefit plans; (iii) a registration relating to the offer and sale of debt securities; a registration relating to a corporate reorganization or other Rule 145 transaction; or (iv) a registration on any form of registration statement or Canadian Prospectus that does not permit secondary sales, the Company shall:

(i)            promptly give written notice of the proposed registration to all Holders (in the event that the proposed registration includes a “bought deal” as such term is customarily understood in Canadian capital markets practices, the notice shall be provided as soon as the Company has made a decision to proceed with the proposed registration and no later than 24 hours thereafter); and

(ii)            include in such registration (and any related qualification under Blue Sky laws or other compliance), except as set forth in Section 2.2(b), and in any underwriting involved therein all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within 20 days (or in the event that the proposed registration includes a “bought deal” as such term is customarily understood in Canadian capital markets practices, as soon as practicable after the Company has provided notice of the proposed registration and no later than two Business Days) after such written notice from the Company is delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b)           Underwriting.

(i)            If the registration for which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting (together with the Company and the Other Selling Stockholders with registration rights to participate therein distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the representative(s) of the underwriter or underwriters selected by the Company and reasonably acceptable to the Holders holding a majority of the Registrable Securities held by the Holders that are proposed to be included in such underwriting, and shall complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as may be customary and reasonably requested by the managing underwriters or as required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities or other Persons (other than the Company and its subsidiaries) included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder or other Person, such Holder’s or other Person’s title to ownership of the securities, such Holder’s or other Person’s power and authority, such Holder’s or other Person’s intended method of distribution (including representations regarding price stabilization or manipulation) and such other representations and warranties personal to such Holder or other Person, if any, as may be customary under the circumstances) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise specifically provided in Section 2.5, or to agree to any lock-up or holdback restrictions, except as otherwise specifically provided in Section 2.9.

(ii)           Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company and the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities and Other Shares to be included in the registration and underwriting. The Company shall so advise all Holders and Other Selling Stockholders requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account (if any), and (ii) second, to the Holders and Other Selling Stockholders requesting to include Registrable Securities and/or Other Shares in such registration statement pro rata based on the percentage of the Registrable Securities and/or Other Shares held by each of them.

(iii)           If a Person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such Person shall also be excluded therefrom by written notice from the Company or a representative of the underwriter(s). Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c)           Right to Terminate Registration. The Company shall have the right, in its sole and absolute discretion, to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder or Other Selling Stockholder has elected to include securities in such registration.

2.3.           Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1 and 2.2 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn (a) at the request of the Holders of a majority of the Registrable Securities to be registered for reasons other than material information relating to the Company or its subsidiaries, or (b) because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Section 2.1 are no longer satisfied (in which case all Holders whose shares of Common Stock are included in such registration (the “Participating Holders”), Other Selling Stockholders and the Company shall bear such expenses pro rata among each other based on the number of securities requested to be so registered (any securities of Persons other than the Participating Holders and Other Selling Stockholders requested to be registered shall be deemed to be requested to be so registered by the Company)), unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to a demand registration pursuant to Section 2.1. All Selling Expenses relating to securities registered on behalf of the Holders and incurred for the benefit of all Holders requesting participation in such registration, to the extent not required to be reimbursed by the Company pursuant to the terms of this Agreement, shall be borne by the Holders of securities included in such registration pro rata among such Holders on the basis of the number of Registrable Securities so registered.

2.4.           Registration Procedures. In the case of each registration effected by the Company pursuant to Section II, the Company shall, at its expense, use its commercially reasonable best efforts to:

(a)           In accordance with the Securities Act and all applicable rules and regulations promulgated thereunder (and/or, to the extent requested by the Initial Holders, in accordance with the Canadian Securities Laws), prepare and file with the Commission a registration statement (and/or, to the extent requested by the Initial Holders, prepare and file with the Canadian Securities Regulators a Canadian Prospectus), and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement and/or Canadian Prospectus to become effective;

(b)           Before filing a registration statement or prospectus (or any amendments or supplements thereto, provide one counsel selected by the Participating Holders a reasonable opportunity to review and provide comments to such documents;

(c)           Keep such registration effective for a period ending on such time as the Participating Holders have completed the distribution described in the registration statement and/or Canadian Prospectus relating thereto; provided, however, with respect to a registration statement on Form S-1, the Company shall not be obligated to maintain the effectiveness of such registration statement for more than nine (9) months;

(d)           Promptly notify each Participating Holder of (i) the issuance by the Commission or the Canadian Securities Regulators of any stop order suspending the effectiveness of any registration statement or Canadian Prospectus or the initiation of any proceedings for that purpose, (ii) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iii) the effectiveness of each registration statement or Canadian Prospectus filed hereunder and any post-effective amendments thereto;

(e)           Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act or the Canadian Securities Laws with respect to the disposition of all securities held by the Participating Holders covered by such registration statement or Canadian Prospectus for the period set forth in Section 2.4(c);

(f)            Furnish such number of registration statements and Canadian Prospectus, including any amendment of or supplement to the registration statement, prospectuses, including any preliminary prospectuses and any summary prospectuses to such registration statement and Canadian Prospectus, and other documents incident thereto, including any amendment of or supplement to the prospectus, and such other documents as a Participating Holder from time to time may reasonably request;

(g)           Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Participating Holders and do any and all other acts and things which may be reasonably necessary or advisable to enable such Participating Holder to consummate the disposition in such jurisdictions of the securities owned by such Participating Holder;

(h)           Promptly notify in writing each Participating Holder (i) after it receives notice thereof, when any registration or qualification has become effective under Blue Sky laws and any other state securities laws or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the Canadian Securities Laws of the happening of any event as a result of which the prospectus included in such registration statement or the Canadian Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, and following such notification, promptly prepare and furnish to such Participating Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of any securities covered thereby, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made;

(i)            Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement or Canadian Prospectus and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement or Canadian Prospectus;

(j)            Take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities registered pursuant to such registration statement or Canadian Prospectus, and to the extent reasonably requested by the underwriter or the Holders of a majority of Registrable Securities, participate in and prepare for, on a customary basis and upon reasonable advance notice, road shows, investor presentations and marketing events arranged by the representative(s) of the underwriter(s) with prospective investors;

(k)            Cause all such Registrable Securities registered pursuant to such registration statement or Canadian Prospectus to be listed or quoted on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

(l)              In connection with any underwritten offering pursuant to a registration statement or Canadian Prospectus filed pursuant to Section 2.1, enter into and perform its obligations under an underwriting agreement in form reasonably necessary to effect the offer and sale of the Registrable Securities included in such registration statement or Canadian Prospectus; provided that such underwriting agreement contains reasonable and customary provisions; and provided, further, that each Participating Holder shall also enter into and perform its obligations under such an underwriting agreement;

(m)           Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement or Canadian Prospectus and any attorney, accountant or other agent retained by any such seller or underwriter, financial and other records, pertinent corporate and business documents and properties of the Company reasonably requested by such seller, and cause the Company’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided that the Company may in each case condition the availability of such information on the entry into a confidentiality obligation or agreement with the Company reasonably satisfactory to the Company;

(n)           Comply with all applicable rules and regulations of the Commission and the Canadian Securities Regulators, and make available to the Company’s security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(o)           In the event of the issuance of any stop order suspending the effectiveness of a registration statement or Canadian Prospectus, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement or Canadian Prospectus for sale in any jurisdiction, the Company shall use its commercially reasonable best efforts to promptly obtain the withdrawal of such order;

(p)           Cooperate with each Participating Holder and the managing underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends), if any, representing securities to be sold under the registration statement or Canadian Prospectus and enable such securities to be in such denominations and registered in such names as the managing underwriters, or agents, if any, or such Participating Holder may request;

(q)           Cooperate with each Participating Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or the Investment Industry Regulatory Organization of Canada (IIROC);

(r)            Obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriters reasonably request;

(s)            If requested by the underwriters managing such offering, provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement or Canadian Prospectus (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, the Canadian Prospectus, each amendment and supplement thereto, the prospectus included in the registration statement (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters; and;

(t)            In the event that the proposed registration includes a registration by way of filing of a Canadian Short Form Prospectus in connection with a “bought deal”, as such term is customarily understood in Canadian capital markets practices and referred to in Canadian Securities Laws, the Company shall use its best commercial reasonable efforts to proceed with the registration in accordance with the timeline customarily followed in Canadian “bought deals”, including any related requirements of Canadian Securities Laws

2.5.           Indemnification.

(a)           To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Participating Holder, each of its directors, officers, partners, members, managers, managing members, Affiliates, employees, agents, legal counsel and accountants and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter selected by the Company to participate in any registration effected pursuant to this Section II, if any, and each Person who controls, within the meaning of Section 15 of the Securities Act, any such underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof, whether commenced or threatened, and including reasonable attorneys’ fees and expenses), relating to, resulting from, arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in (A) any prospectus, preliminary prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Canadian Prospectus or document incorporated by reference in a Canadian Prospectus, or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, or any amendment thereof or supplement thereto, or (B) any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any other similar federal or state securities laws, any Canadian Securities Laws, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance; and the Company shall reimburse each such Participating Holder, each of its directors, officers, partners, members, managers, managing members, Affiliates, employees, agents, legal counsel and accountants and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any reasonable, actual and documented legal and any other expenses incurred in connection with investigating, preparing, defending or settling any such expense, claim, loss, damage, liability, action, proceeding or settlement; provided that the Company shall not be liable in any such case to the extent that any such expense, claim, loss, damage, liability, action, proceeding or settlement arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by or on behalf of such Holder, any of such Holder’s directors, officers, partners, members, managers, managing members, Affiliates, employees, agents, legal counsel or accountants, any Person controlling such Holder, such underwriter or any Person who controls any such underwriter, and expressly stated to be for use in connection with such registration; and provided further that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such expenses, claims, losses, damages, liabilities, actions or proceedings if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(b)           To the fullest extent permitted by law, each Participating Holder, severally and not jointly and severally, shall indemnify and hold harmless the Company, each of its directors, officers, partners, members, managers, managing members, Affiliates, employees, agents, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement or Canadian Prospectus, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their directors, officers, partners, members, managers, managing members, Affiliates, employees, agents, legal counsel and accountants, and each Person controlling each other such Holder, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof), as and when incurred, relating to, resulting from, arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in (A) any prospectus, preliminary prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, Canadian Prospectus or document incorporated by reference in a Canadian Prospectus, or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, or (B) any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by such Holder of the Securities Act, any other similar federal or state securities laws, the Canadian Securities Laws, or any rule or regulation thereunder applicable to such Holder and relating to any action or inaction required of such Holder in connection with any offering covered by such registration, qualification or compliance; and such Holder shall reimburse the Company and such other Holders, directors, officers, partners, members, managers, managing members, Affiliates, employees, agents, legal counsel and accountants, and each Person controlling the Company and such other Holder, each such underwriter and each Person who controls any such underwriter, for any reasonable, actual and documented legal and any other expenses incurred in connection with investigating, defending or settling any such expense, claim, loss, damage, liability, action, proceeding or settlement; but in each case set forth above to the extent, but only to the extent, that any such expense, claim, loss, damage, liability, action, proceeding or settlement arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by or on behalf of such Holder, any of such Holder’s directors, officers, partners, members, managers, managing members, Affiliates, employees, agents, legal counsel or accountants, any Person controlling such Holder, such underwriter or any Person who controls any such underwriter, and expressly stated to be for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such expenses, claims, losses, damages, liabilities, actions or proceedings if such settlement is effected without the written consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed); and provided further that in no event shall any indemnity under this Section 2.5(b) exceed the net amount of proceeds from the offering received by such Holder, except in the case of fraud by such Holder; and provided further that, in the event that any such claim, action or proceeding is resolved without an admission or a court of competent jurisdiction finding that any such allegations of untrue statements or alleged omissions of material fact were actually made or omitted by such Holder, such Holder shall be reimbursed for any amounts previously paid hereunder with respect to such allegations.

(c)           Each party entitled to indemnification under this Section 2.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Party exists with respect to such claim, shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such party’s expense; and provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of his, her or its obligations under this Section 2.5, to the extent such failure is not prejudicial to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)           Each party hereto agrees that, if the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to or insufficient to hold harmless an Indemnified Party with respect to any loss, liability, claim, damage, expense, proceeding or settlement referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, expense, proceeding or settlement in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, expense, proceeding or settlement, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in no event shall any indemnity and/or contribution under this Section 2.5 exceed the net amount of proceeds from the offering received by such Holder, except in the case of fraud by such Holder. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.5(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or, except as provided in Section 2.5(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the sellers of Registrable Securities in this Section 2.5(d) to contribute shall be separate in proportion to the amount of securities registered by them and not joint and several and shall be limited for each such seller to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control in all respects; provided, however, that any such underwriting agreement shall not restrict the rights of the Holders to receive indemnification under this Agreement unless such Holders consent in a written agreement to such restriction.

(f)            The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification and contribution that any Indemnified Party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of securities.

2.6.           Information by Holder. Each Participating Holder shall furnish to the Company such information regarding such Participating Holder and the distribution proposed by such Participating Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section II. The Company shall be under no obligation to include in any registration statement the Registrable Securities of any Holder that fails to furnish the information required by this Section 2.6.

2.7.           Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration or to enable registration on a Form S-3 registration statement, the Company agrees to use its commercially reasonable best efforts to:

(a)           Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144, at all times;

(b)           File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)           Following the Public Offering, cause its securities so registered to be listed on one or more of The NASDAQ Stock Market or the NYSE MKT; and

(d)           So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act and the Canadian Securities Laws

2.8.           Canadian Reporting. With a view to making available the benefits of certain rules and regulations of the Canadian Securities Regulators that may permit the sale without the filing of a Canadian Prospectus of securities further to the expiration of a hold or restricted period under Canadian Securities Laws, the Company agrees during the Canadian Compliance Period to (i) use its commercially reasonable best efforts to file with the Canadian Securities Regulators in a timely manner all reports and other documents required of the Company under the Canadian Securities Laws, and (ii) so long as a Holder owns any such restricted securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of the Canadian Securities Laws.

2.9.           Market Stand-Off Agreement. Each Holder shall not sell or otherwise transfer or dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other equity securities or securities convertible into or exercisable or exchangeable for equity securities of the Company) held by such Person (other than those included in the registration) or publicly disclose the intention to enter into any of the foregoing (each, a “Sale Transaction”), in each case unless otherwise agreed by the managing underwriters (it being understood that the Holders shall be released from any such restrictions if and to the same extent any Key Stockholder or other holder of any of the Company’s securities is released from comparable restrictions, including as set forth in Section 5.7), during the 180-day period following the effective date of the Public Offering (or such shorter period as may be requested by a representative of the underwriter(s)), provided that if (X) the Company issues an earnings release or discloses other material information or a material event relating to the Company occurs during the last seventeen (17) days of the foregoing holdback period or (Y) prior to the expiration of the foregoing holdback period the Company announces that it will release earnings results during the sixteen (16) day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with FINRA Rule 2711(f)(4) (or any successor thereto) such holdback period will be extended until eighteen (18) days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”); provided further that the foregoing shall not be binding on any Holder unless all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities (other than such Holder) are bound by and have entered into similar agreements. The obligations described in this Section 2.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each certificate or other document or instrument evidencing shares of Common Stock with the second legend set forth in Section 7.1(a) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such 180-day (or other) period. Each Holder agrees to execute a lock-up or market standoff agreement with the representative(s) of such underwriters in a form satisfactory to the Company and consistent with the provisions of this Section 2.9. The Company (i) shall not file any registration statement or Canadian Prospectus for any public sale or distribution of its securities, or cause any such registration statement or Canadian Prospectus to become effective, or effect any Sale Transaction, during any of the holdback periods described above (including any Holdback Extensions), except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form, and (ii) shall cause each of its executive officers and directors (other than Investor Directors) and holders (other than the Holders of Registrable Securities) of at least 1% of its common stock, or any securities convertible into or exchangeable or exercisable for or having residual economic rights comparable to its common stock (other than holders that purchased shares solely in a registered public offering or in the public markets), to agree not to effect any Sale Transaction during such periods (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree in writing. Furthermore, if the Company has previously filed a registration statement or Canadian Prospectus in which Registrable Securities are included, and if such previous registration has not been withdrawn or abandoned, then the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form) or Canadian Prospectus, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of such previous registration.

2.10.        Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section II may be transferred or assigned by a Holder to a transferee or assignee of Registrable Securities; provided that (a) such transfer or assignment of Registrable Securities is effected in accordance with applicable securities laws; (b) the Company is given written notice of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned; and (c) the transferee or assignee of such rights assumes the obligations of a Holder under this Agreement in writing by executing a Joinder Agreement, a copy of which shall be delivered to the Company.

2.11.        Subsidiary Public Offering. If, after an initial public offering of the capital stock or other equity securities of one of its subsidiaries, the Company distributes securities of such subsidiary to its equity holders, then the rights of holders hereunder and the obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such subsidiary, and the Company shall cause such subsidiary to comply with such subsidiary’s obligations under this Agreement. At any time and from time to time upon demand of a Holder of Registrable Securities following an initial public offering of the capital stock or other equity securities of one of its subsidiaries, the Company shall cause either (at the Company’s election in its sole discretion) (i) a liquidation or other distribution of such subsidiary’s securities to the Company’s equityholders in accordance with the Certificate of Incorporation in an amount that will result in the demanding holder of Registrable Securities receiving the lesser of the number of subsidiary securities demanded and the number of subsidiary securities to which such holder is entitled in complete liquidation of the Company or (ii) a redemption, in exchange for such subsidiary’s securities, of a number of the demanding Holder’s Company equity with a value (determined on a liquidation basis without discount) equal to the value of the subsidiary shares so demanded by such holder. In each case, the Company shall cause such subsidiary to comply with such subsidiary’s obligations under this Agreement as if it were the Company and upon request of the Holders of a majority of the Registrable Securities shall deliver to the Holders of Registrable Securities an instrument expressly assuming such obligations.

2.12.        Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration statement or Canadian Prospectus pursuant to Sections 2.1 or 2.2 shall terminate and be of no further force or effect on the earlier of: (a) such date on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may be sold under Rule 144 during any 90-day period assuming the volume limitations of Rule 144 apply to such Holder, whether or not the volume limitations of Rule 144 actually apply; and (b) five (5) years after the Public Offering.

SECTION III
Information and Other Covenants of the Company

3.1.          Basic Financial Information and Inspection Rights. The Company hereby covenants and agrees that the Company shall furnish the following reports to PCF:

(a)           As soon as practicable after the preparation and completion thereof, but in any event within 90 days after the end of each fiscal year, a consolidated and consolidating balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated and consolidating statements of income, stockholders’ equity (or the equivalent) and cash flows of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with U.S. generally accepted accounting principles consistently applied and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Board of Directors, together with a copy of such accounting firm’s annual management letter to the Audit Committee of the Board of Directors or the Board of Directors.

(b)           As soon as practicable after the preparation and completion thereof, but in any event within 45 days of the end of each quarter of each fiscal year of the Company, an unaudited consolidated and consolidating balance sheet of the Company and its subsidiaries, if any, as of the end of such quarter, and unaudited consolidated and consolidating statements of income, stockholders’ equity (or the equivalent) and cash flows of the Company and its subsidiaries, if any, for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, setting forth for each quarterly accounting period in such fiscal year comparisons to the annual budget and to the corresponding period in the preceding fiscal year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal recurring year-end audit adjustments, none of which will individually or in the aggregate be material, which shall be certified by the chief financial officer of the Company.

(c)           As soon as practicable after the preparation and completion thereof, but in any event within 30 days after the end of each monthly accounting period in each fiscal year, an unaudited consolidated and consolidating balance sheet of the Company and its subsidiaries, if any, as of the end of such month, and unaudited consolidated and consolidating statements of income, stockholders’ equity (or the equivalent) and cash flows of the Company and its subsidiaries, if any, for such monthly period and for the period from the beginning of the fiscal year to the end of such month, setting forth for each monthly accounting period in each fiscal year comparisons to the annual budget and to the corresponding period in the preceding fiscal year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal recurring year-end audit adjustments, none of which will individually or in the aggregate be material.

(d)           Promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s and/or any of its subsidiaries’ operations or financial affairs given to the Company or such subsidiary by their independent accountants.

(e)           No more than 60 days and no less than 30 days prior to the beginning of each fiscal year of the Company, an annual budget and operating plan forecasting the Company’s and its subsidiaries’ balance sheet, statements of income and cash flow, revenues, expenses and cash position on a monthly basis for such fiscal year, and promptly upon preparation thereof any other significant budgets or operating plans prepared by the Company or any of its subsidiaries and any revisions of such annual or other budget or operating plans.

(f)           Promptly (but in any event within ten Business Days) after the discovery or receipt of notice of the filing or commencement of any material litigation or arbitration against the Company or any of its subsidiaries, or any material adverse change, event or circumstance affecting the Company or any of its subsidiaries, a notice specifying the nature and period of existence thereof and what actions the Company and/or its subsidiaries have taken and propose to take with respect thereto; provided that so long as there is at least one Investor Director serving on the Board of Directors and such notice is delivered to each Investor Director, such notice need not also be required to be delivered to PCF.

(g)           With reasonable promptness, such other information and financial data concerning the Company and its subsidiaries as PCF may reasonably request.

Each of the financial statements referred to in Sections 3.1(a), 3.1(b) and 3.1(c) shall be true and correct and present fairly in all material respects the financial condition and operating results of the Company and its subsidiaries as and to the extent specified above as of the dates and for the periods set forth therein, subject in the case of the unaudited financial statements to normal recurring year-end audit adjustments, none of which will individually or in the aggregate be material, and the absence of footnotes with respect thereto.

3.2.          Inspection. The Company hereby covenants and agrees that the Company shall permit PCF and its representatives, at PCF’s expense, to visit and inspect the Company’s and its subsidiaries’ properties; examine and make copies and extracts from the Company’s and its subsidiaries’ books of account and records; and discuss the Company’s and its subsidiaries’ affairs, finances, and accounts with its directors, officers, managers, key employees and independent accountants during normal business hours of the Company and its subsidiaries as may be reasonably requested by PCF, with reasonable advance notice to the Company; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information the disclosure of which would adversely affect the attorney-client privilege between the Company and its subsidiaries and their respective counsel, unless the Company and/or its subsidiaries and PCF enter into alternative arrangements (such as a common interest or joint defense arrangement) to preserve such privilege, which the Company and its subsidiaries agree to do on customary terms upon the request of PCF.

3.3.          Confidentiality. Anything in any other Section or Subsection of this Agreement to the contrary notwithstanding, PCF shall not have access to any trade secrets or classified information of the Company unless such it is a party to a confidentiality obligation or agreement with the Company (which requirement is satisfied by being bound to this Section 3.3 with or for the benefit of the Company, including by being party to this Agreement).  PCF acknowledges that the information received by it pursuant to Sections 3.1 and 3.2 may be confidential and for its use only, and agrees that it shall use the same standards and controls which it uses to maintain the confidentiality of its own confidential information (but in no event less than reasonable care) to maintain the confidentiality of such information and that it shall not use such confidential information in violation of the Securities Act or the Exchange Act , or the Canadian Securities Laws, or reproduce, disclose or disseminate such information to any other Person (other than its Affiliates and their employees, and service-provider partners and members, managers, officers, directors, accountants and attorneys, and other agents having a need to know the contents of such information, and its attorneys, and in connection with the ordinary course of its business, including investment reporting to partners, members and other similar Persons), except in connection with the exercise or enforcement of rights or other actions, including transfers, under this Agreement, the Merger Agreement and the Convertible Note, unless (a) the Company has made such information available to the public generally, (b) such information is communicated to PCF free of any obligation of confidentiality, (c) such information is developed by PCF or it agents independently of and without use of or reference to any confidential information communicated by the Company, or (d) PCF is required to disclose such information by a Governmental Authority, but (other than disclosures to the Commission or other regulators conducting ordinary course reviews) only if PCF promptly notifies the Company in writing of such disclosure (if legally permitted to do so), takes reasonable steps to minimize the extent of any such required disclosure and assists the Company, at the Company’s expense, in seeking a protective order with respect to such information; provided that in the event of a conflict between the foregoing and any other confidentiality obligation or agreement entered into between the Company and PCF, the terms of such other confidentiality obligation or agreement shall prevail. This Section 3.3 shall not apply to any Investor Directors.

3.4.          Observation Rights.  If at any time there are fewer Investor Directors than the number of Investor Directors that the Majority PCF Investors are entitled under the provisions of Section V hereof to designate serving on the Board of Directors (each, an “Investor Director Vacancy”), the Company shall invite one individual designated by the Majority PCF Investors for each Investor Director Vacancy to attend all meetings of the Board of Directors (including “executive sessions” of the Board of Directors and any committee meetings) in a nonvoting observer capacity and, in this respect, concurrently with delivery to members of the Board of Directors (and any committee thereof), shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors with respect to such meetings; provided, that such representative shall agree in writing to hold in confidence all information so provided; and provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Company believes, upon advice of counsel, that access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel.

3.5.          NASDAQ or NYSE MKT Listing. The Company shall use its commercially reasonable best efforts to cause the Common Stock to be listed on The Nasdaq Stock Market or NYSE MKT by December 31, 2015 (including, without limitation, by effecting a reverse stock split and meeting the listing requirements of The Nasdaq Stock Market or NYSE MKT on or before December 31, 2015). At any time following such listing, the Company may, in its sole discretion, delist its securities from the Toronto Stock Exchange.

3.6.           Interested Transactions.

(a)           Until the first date on which the PCF Investors cease to collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Initially Issued Shares, without the approval of the Majority PCF Investors, the Company shall not, and shall not permit any of its subsidiaries to, in one or a series of transactions, make any material payment to, or sell, lease, license, transfer or otherwise dispose of any of its material properties or assets to, or purchase or license any material properties or assets from, or consummate, enter into or make or amend any material transaction, contract, loan, advance or guarantee with, or for the benefit of (x) any Key Stockholder or any of their respective Affiliates other than the Company and its subsidiaries or (y) any officer or director of the Company or any Affiliate thereof other than the Company or a subsidiary thereof (each a “Material Affiliate Transaction”), unless such Material Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Company and its subsidiaries than those that would have been obtained in a comparable transaction by the Company or its subsidiaries with an unrelated Person.

For purposes of this Section 3.6(a), “material” shall be deemed to mean involving or reasonably likely to involve in excess of $500,000.

(b)           The following items shall not be deemed to be Material Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 3.6(a):

(i)            any financing transaction to which the preemptive rights set forth in the Company’s Certificate of Incorporation apply;

(ii)           director or officer indemnification agreements in customary form;

(iii)          any employment agreement, benefit plan or similar arrangement with any employee, officer, director or equivalent of the Company or a subsidiary thereof entered into by the Company or any of its subsidiaries in the ordinary course of business consistent with past practice and providing reasonable compensation and/or benefits to such individual in exchange for bona fide services provided or to be provided by such individual (and payments in accordance with the terms thereof);

(iv)          any pro rata dividend by the Company to the holders of Common Stock that is approved by the Board of Directors; or

(v)           any transaction with respect to which the Company or a subsidiary obtains a written opinion from an independent accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is fair to the Company or such subsidiary from a financial point of view and which are approved by the Board of Directors (or the applicable board of directors, board of managers or similar governing body of such subsidiary).

3.7.           Liquidity Event.  So long as the PCF Investors collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Initially Issued Shares, without the approval of the Majority PCF Investors, the Company shall not (A) agree to or consummate a Liquidity Event on or before the second anniversary of the date of this Agreement that results in the Investors receiving less than US$1.50 per share of Common Stock (as adjusted for stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events) or (B) liquidate, dissolve or windup.

3.8.           Indebtedness.  So long as the PCF Investors collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Initially Issued Shares, without the approval of the Majority PCF Investors, the Company shall not, and shall cause its subsidiaries not to, incur any additional indebtedness for borrowed money that would result in the Company’s and its subsidiaries’ aggregate indebtedness exceeding an amount equal to seven times (7x) the most recent Audited EBITDA.

3.9.           Termination of Certain Covenants. The covenants set forth in (a) Sections 3.1 through 3.3 shall remain ineffective so long as the Company is subject to the periodic reporting requirements of the Exchange Act and continues to comply with such requirements, and (b) Section 3.4 shall terminate and be of no further force or effect upon the first date on which the PCF Investors cease to collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Initially Issued Shares.

SECTION IV
Preemptive Rights

4.1.           Preemptive Right.

(a)           The Company hereby grants to each Holder that is an “accredited investor” (within the meaning of Rule 501 of Regulation D promulgated under the Securities Act) (a “Preemptive Right Holder”) the right to purchase his, her or its pro rata share of any New Securities (as defined in this Section 4.1(a)) which the Company or any subsidiary may, from time to time, propose to sell and issue after the date of this Agreement. A Preemptive Right Holder’s pro rata share, for purposes of the preemptive rights set forth in this Section 4.1, is equal to the ratio of (A) the number of shares of Common Stock owned by such Preemptive Right Holder as of immediately prior to the issuance of New Securities (calculated on a Fully-Diluted Basis) to (B) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (calculated on a Fully-Diluted Basis). “New Securities” shall mean any capital stock or other equity of the Company or any subsidiary whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock or other equity, and obligations of indebtedness or securities of any type whatsoever that are, or may become, exercisable or convertible directly or indirectly into capital stock or other equity; provided that the term “New Securities” does not include any of the foregoing issued by a subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company or:

(i)            any Common Stock issued or issuable upon conversion of any evidences of indebtedness (including, without limitation, the Convertible Note), shares or other securities convertible or exchangeable for Common Stock (“Convertible Securities”);

(ii)           any Common Stock issued or issuable upon exercise of options granted pursuant to any stock option plan or other equity incentive plan, in either case approved by the Board of Directors;

(iii)          any Common Stock issued or issuable a Third Party in conjunction with arm’s length debt financing transactions (including, without limitation, commercial credit arrangements or equipment financing), joint ventures or strategic investments of the Company and its subsidiaries;

(iv)          any Common Stock issued or issuable as a dividend or distribution on any class of securities of the Company;

(v)           any common stock or Convertible Securities issued or issuable in an underwritten public offering; or

(vi)          any Common Stock or Convertible Securities issued to a Third Party seller in connection with the acquisition of a business by the Company or any of its subsidiaries from such seller, whether by merger, consolidation, purchase of assets or purchase or exchange of shares or otherwise.

(b)           In the event the Company proposes to undertake an issuance of New Securities, it shall give each Preemptive Right Holder written notice of its intention, describing the type of New Securities, and their price and the general terms (including all material terms) upon which the Company proposes to issue the same, which for each Preemptive Right Holder shall be at the most favorable price and on the most favorable terms as such New Securities are to be offered to any other Person. Each Preemptive Right Holder shall have five Business Days after any such notice is delivered to agree to purchase all, or any portion, of such Preemptive Right Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form of Exhibit D hereto, and stating therein the quantity of New Securities to be purchased by such Preemptive Right Holder. The purchase price for all New Securities offered to each Preemptive Right Holder hereunder shall be payable in cash or, to the extent consistent with the terms offered to any other Persons, installments over time or, in the case of any particular Preemptive Right Holder, such other form of consideration as shall be agreed to by the Company and such Preemptive Right Holder and/or any of its Affiliates.

(c)           The Company shall promptly inform, in writing, each Preemptive Right Holder that elects to purchase some or all of the shares available to him, her or it and each other Person with preemptive rights that elects to purchase all, but not less than all, of the shares available to him, her or it (collectively, the “Fully-Exercising Persons”) of any other Preemptive Right Holder’s or any other Person’s failure to exercise preemptive rights. During the 5-day period commencing after such information is provided (the “Election Period”), each Fully-Exercising Person may elect to purchase all or any portion of the New Securities for which the Preemptive Right Holders and other Persons with preemptive rights were entitled to, but did not, subscribe for (the “Unsubscribed New Securities”); provided, that, in the event that the Fully-Exercising Persons collectively elect to acquire more of such Unsubscribed New Securities than are available, then the number of Unsubscribed New Securities allocated to each such Fully-Exercising Persons may be cut-back to an amount that is equal to the proportion of the Unsubscribed New Securities that the number of shares of Common Stock (determined on an as-converted to Common Stock basis) issued and held by such Fully-Exercising Person bears to the total number of shares of Common Stock (determined on an as-converted to Common Stock basis) held by all Fully-Exercising Persons who wish to purchase some of the Unsubscribed New Securities. In the event the Preemptive Right Holders and other Persons with preemptive rights fail to exercise fully the preemptive rights prior to the end of the Election Period, the Company shall have 60 days thereafter to sell that portion of the New Securities with respect to which the Preemptive Right Holders’ and other Persons’ preemptive rights were not fully exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to the Preemptive Right Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold such New Securities within such 60-day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Preemptive Right Holders in the manner provided in this Section 4.1.

(d)           The preemptive rights granted under this Section IV shall terminate and be of no further force or effect as of immediately prior to, and contingent upon, the earliest to occur of (i) a Liquidity Event; (ii) a Public Offering in which the Company receives gross proceeds of at least $25 million; (iii) the listing of the Common Stock on The Nasdaq Stock Market or NYSE MKT; and (iv) the date on which the PCF Investors cease to collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Initially Issued Shares.

(e)           A Preemptive Right Holder that is an entity shall have the right to assign its rights under this Section 4.1 to one or more of its stockholders, members, owners or Affiliates.

SECTION V
Voting

5.1.           Certain Definitions. For purposes of this Section V, “vote” shall include any exercise of voting rights whether at an annual or special meeting of the stockholders of the Company, by written consent of the stockholders of the Company or in any other manner permitted by applicable law.

5.2.           Board of Directors.

(a)           Until the first date on which the PCF Investors cease to collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Initially Issued Shares (the “Voting Termination Date”), each Voting Party agrees to vote all of his, her or its Shares in such manner as may be necessary to elect (and maintain in office) as members of the Board of Directors the two (2) individuals who may be designated in writing from time to time by the Majority PCF Investors (the “Investor Directors”).

(b)           The initial Investor Directors shall be James Hale and John Coelho.

(c)           So long as the Investor Directors are being elected or appointed to the Board of Directors pursuant to Section 5.2(a), at the election of the Majority PCF Investors, at least one (1) of the Investor Directors shall serve on each committee of the Board of Directors that may be established by the Board of Directors from time to time (including the Audit Committee, the Compensation Committee and the Corporate Governance Committee).

(d)           The Company shall pay all reasonable, actual and documented reimbursable out-of-pocket costs and expenses incurred by each Investor Director in connection with his or her participation as a member of the Board of Directors or any committee thereof, including in connection with attending regular and special meetings of the Board of Directors or any committee thereof, in each case in a manner consistent with the Company’s policies for reimbursing such expenses of the members of the Board of Directors and its committees.

5.3.           Changes in Directors. From time to time during the term of this Agreement, the Majority PCF Investors may, in their sole discretion:

(a)           notify the Company in writing of an intention to remove from the Board of Directors any incumbent director who occupies a seat on the Board of Directors for which the Majority PCF Investors are entitled to designate the director pursuant to Section 5.2(a); or

(b)           notify the Company in writing of an intention to select a new person for election to a seat on the Board of Directors for which the Majority PCF Investors are entitled to designate (whether to replace a prior director or to fill a vacancy in such seat on the Board of Directors); provided, however, that the person so selected shall be reasonably acceptable to the nominating committee of the Board of Directors, if there is such a committee, or the independent members of the Board of Directors if there is no such committee.

In the event of such an initiation of a removal or selection under this Section 5.3, the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, calling meetings and soliciting the votes of the appropriate stockholders, and the Voting Parties shall vote their Voting Party Shares to cause: (A) the removal from the Board of Directors of the person or persons so designated for removal; and (B) the election to the Board of Directors of any new person or persons so designated (and absent any such designation such directorship shall remain vacant). So long as the Investor Directors may be designated for election pursuant to this Section V, any such Investor Director may be removed during the term of office, either for or without cause, by, and only by, the Majority PCF Investors.

5.4.           Transfer of Voting Party Shares. Prior to the Voting Termination Date, the Company shall not permit the transfer of any Voting Party Shares on its books or issue a new certificate representing any Voting Party Shares unless and until the Person to whom such security is to be transferred, if not already a party hereto, shall have executed and delivered to the Company a Joinder Agreement pursuant to which such Person becomes a party to this Agreement and agrees to be bound by all the provisions of this Agreement in the same manner as the transferring party as if such Person was an original party hereunder.

5.5.           Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Voting Party Shares by reason of any stock dividend, stock split, consolidation of shares, conversion, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Voting Party Shares for purposes of this Agreement.

SECTION VI
Miscellaneous

6.1.           Legends.

(a)           Each Investor understands and agrees that each certificate or other document or instrument representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with legends substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY, AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, TO SUCH EFFECT.  THE HOLDER MAY NOT ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THESE SECURITIES EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE DURING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN A STOCKHOLDERS’ AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b)           Each Voting Party understands and agrees that each certificate or other document or instrument representing Voting Party Shares shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with legends substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT CONTAINED IN A STOCKHOLDERS’ AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY, AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

6.2.           Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term of this Agreement may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Majority Investors; provided, however, that if any amendment, waiver, discharge or termination operates in a manner that treats any Investor differently from other Investors, as the case may be, the consent of such Investor shall also be required for such amendment, waiver, discharge or termination; and provided further, that if any amendment, waiver, discharge or termination adversely affects the rights or modifies or increases the obligations of a Holder disproportionately to the other Holders or a Key Stockholder disproportionately to other Key Stockholders, the consent of such Holder or Key Stockholder, as applicable, shall also be required for such amendment, waiver, discharge or termination; and provided further that so long as the Majority PCF Investors are entitled to designate the Investor Directors, the provisions of Sections 3.4 and 5.2 and this Section 6.2 cannot be amended without the consent of the Majority PCF Investors and provided further that no other rights specific to the PCF Investors shall be amended without the consent of the Majority PCF Investors.  Any such amendment, waiver, discharge or termination effected in accordance with this Section 6.2 shall be binding upon each Voting Party and each future holder of securities of such Voting Party. Each Investor acknowledges that by the operation of this Section 6.2, except as provided in this Section 6.2, the Investors holding a majority of the Registrable Securities shall have the right and power to diminish, eliminate or alter all rights of such Investor under this Agreement. Upon the addition of a party to this Agreement through the execution and delivery to the Company of a Joinder Agreement in accordance with the terms of this Agreement, the Company shall amend the applicable exhibit hereto to reflect the addition of such Person as an Investor or a Key Stockholder and a party to this Agreement.  Notwithstanding the foregoing, neither the addition of a party to this Agreement through the execution and delivery to the Company of a Joinder Agreement in accordance with the terms of this Agreement, nor any corresponding amendment to an exhibit hereto, shall not, by itself, constitute an amendment of this Agreement.

6.3.           Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

If to an Investor:
at the Investor’s address or facsimile number as shown on Exhibit A hereto, or at such other address or facsimile number as such Investor shall have furnished the Company and Key Stockholders in writing in accordance with this Section 6.3.

with a copy to (which shall not constitute notice):
Paul Hastings LLP
695 Town Center Drive, 17th Floor
Costa Mesa, CA 92626
Facsimile:  (714) 979-1921
E-mail:  dougschaaf@paulhastings.com
    jasonrednour@paulhastings.com
Attention:  Douglas Schaaf and Jason Rednour

If to the Company:	NeuLion, Inc. 1600 Old Country Rd Plainview, New York 11803 Facsimile: 516-622-7510 E-mail: roy.reichbach@neulion.com Attention: General Counsel

with a copy to (which shall not constitute notice):	Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Facsimile: 646-417-6459 E-mail: flee@loeb.com Attention: Frank Lee, Esq.

If to any Key Stockholder:
at the Key Stockholder’s address or facsimile number as shown in the Company’s records, or at such other address or facsimile number as such Key Stockholder shall have furnished the Company and Investors in writing in accordance with this Section 6.3

6.4.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any jurisdiction other than those of the State of New York; provided that if the Company or any Key Stockholder alleges, or it is otherwise determined, that any provision hereof is unenforceable under New York law, then this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any jurisdiction other than those of the State of Delaware.

6.5.           Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE BOROUGH OF MANHATTAN AND COUNTY OF MANHATTAN, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

6.6.           ; Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO COVERED MATTERS, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES TO THIS AGREEMENT AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY TO THIS AGREEMENT HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.7.           Attorneys’ Fees. In the event that any Proceeding at law or in equity (including arbitration) is instituted to enforce or interpret any of the terms or provisions of this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees, costs, expenses and necessary disbursements of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.8.           Successors and Assigns. Neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Company other than by operation of law, without the prior written consent of the Majority Investors and, so long as the PCF Investors collectively beneficially own, in the aggregate, at least fifty percent (50%) of the total number of Initially Issued Shares, the Majority PCF Investors. Subject to the foregoing, and except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Investors, Holders and Key Stockholders and any subsequent holders of Shares and the respective successors and assigns of each of them, so long as they hold Shares. The terms, conditions and provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, permitted assigns, heirs, executors and administrators of the parties to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors, permitted assigns, heirs, executors and administrators any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.9.           Entire Agreement. This Agreement, the Merger Agreement and the Convertible Note and the exhibits attached hereto and thereto constitute the full and entire understanding and agreement between and among the parties to this Agreement with respect to the subject matter of this Agreement.

6.10.         Delays or Omissions. Except as expressly provided in this Agreement, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and signed by the party against whom it is to be enforced against and shall be effective only to the extent specifically set forth in such writing.

6.11.         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court shall replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. Regardless of whether the court replaces any such provisions, the balance of this Agreement shall be enforceable in accordance with its terms and this entire Agreement shall remain enforceable in any other jurisdiction.

6.12.        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections and exhibits shall, unless otherwise provided, refer to sections of this Agreement and exhibits attached to this Agreement.

6.13.        Pronouns; Including. All pronouns contained in this Agreement, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties to this Agreement may require. The use of the word “including” herein shall mean “including without limitation.”

6.14.        Counterparts; “.pdf” copies. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be enforceable against the parties to this Agreement that execute such counterparts, and all of which together shall constitute one and the same instrument. Facsimile and “.pdf” copies of signed signature pages will be deemed binding originals and no party to this Agreement shall raise the use of facsimile machine or electronic transmission in “.pdf” as a defense to the formation of a contract.

6.15.        Further Assurances. Each party to this Agreement agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

6.16.        Remedies; Specific Performance. Each party shall have all rights and remedies set forth in this Agreement and all rights and remedies which such party has under applicable law, all of which shall be cumulative.  It is agreed and understood that a party would be irreparably harmed by a breach of this Agreement and that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party to this Agreement waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

6.17.         Aggregation of Stock. All securities held or acquired by Affiliated entities (including Affiliated venture capital or private equity funds) or Persons or by any other Affiliate or any of their partners, retired partners, members, retired members, managers, retired managers, managing members, retired managing members and stockholders, or the estates and family members of any such partners and retired partners, members and retired members, managers and retired managers, managing members and retired managing members, and any trusts for the benefit of any of the foregoing Persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

6.18.        Not a Voting Trust. This Agreement is not a voting trust governed by Section 218 of the General Corporation Law of the State of Delaware and should not be interpreted as such.

6.19.        No Grant of Proxy. Except as expressly set forth herein, this Agreement does not grant any proxy and should not be interpreted as doing so. Nevertheless, should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

6.20.         No Liability for Election of Recommended Directors. None of the Company, any Voting Party or any officer, director, stockholder, partner, member, employee or agent of any Voting Party, makes any representation or warranty as to the fitness or competence of the nominee or designee of any Voting Party hereunder to serve on the Board of Directors by virtue of such Voting Party’s execution of this Agreement or by the act of such Voting Party in voting for such nominee or designee pursuant to this Agreement.

6.21.        No Strict Construction. The parties to this Agreement waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

6.22.        Additional Persons. Any Person who is a transferee, successor or assignee of any Registrable Securities may be added to and be bound by the obligations of and receive the benefits afforded by this Agreement upon the signing and delivery to the Company of a Joinder Agreement. Any such Persons who shall execute a Joinder Agreement shall, by virtue of the execution of a Joinder Agreement, be deemed an Investor under this Agreement, and no action or consent by the other parties to this Agreement shall be required for such joinder to this Agreement by such Person.

6.23.        Spousal Consent. If any individual Voting Party is married on the date of this Agreement or on the date of execution of a Joinder Agreement, such Voting Party’s spouse shall execute and deliver to the Company a consent of spouse in substantially the form of Exhibit E hereto (“Spousal Consent”), effective on the date hereof or the date of execution of a Joinder Agreement by such Voting Party, as applicable.  Notwithstanding the execution and delivery of a Spousal Consent, such Spousal Consent shall not be deemed to confer or convey to the spouse of a Voting Party any rights in such Voting Party’s Shares that do not otherwise exist by operation of law or the agreement of the parties.  If any individual Voting Party does not deliver a Spousal Consent, such Voting Party hereby represents and warrants to the Company that such Voting Party is not married. If any individual Voting Party should marry or remarry subsequent to the date of this Agreement or the date of execution of his or her Joinder Agreement, such Voting Party shall obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver to the Company a Spousal Consent in substantially the form of Exhibit E hereto within 30 days after such marriage or remarriage.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Stockholders’ Agreement as of the date first written above.

THE COMPANY:

NeuLion, Inc.
a Delaware corporation

By:
Name:
Title:

 [Signature Page to Stockholders’ Agreement]

INVESTORS:

PCF 1, LLC

By:
Name:
Title:

 [Signature Page to Stockholders’ Agreement]

KEY STOCKHOLDERS:

NANCY LI

CHARLES B. WANG

AVANTALION LLC

By:
Name:
Title:

 [Signature Page to Stockholders’ Agreement]

Exhibit A

List of Investors

Name and Address

PCF 1, LLC
23332 Mill Creek Dr.
Suite 155
Laguna Hills, CA 92653
Facsimile:  (949) 296-4801
Attention:  Chief Financial Officer

A-1

Exhibit B

List of Key Stockholders

Name and Address	Number of Shares and Classes of Capital Stock Owned as of [January __], 2015
Nancy Li NeuLion, Inc. 1600 Old Country Road Plainview, NY 11803	39,756,096 shares of Common Stock (including 56,040 shares held in trust for the benefit of her children, of which Ms. Li is Trustee)
Charles Wang c/o NeuLion, Inc. 1600 Old Country Road Plainview, NY 11803	34,939,727 shares of Common Stock (including 256,040 shares held in trust for the benefit of his grandchildren, of which Mr. Wang is Trustee)
Avantalion LLC 250 Pehle Avenue Suite 404 Saddle Brook, NJ 07663	22,820,650 shares of Common Stock

B-1

Exhibit C

Joinder Agreement

The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholders’ Agreement dated as of [January ___], 2015 (as the same may hereafter be amended or restated from time to time, the “Stockholders’ Agreement”), among NeuLion, Inc., a Delaware corporation (the “Company”), and the Investors and Key Stockholders named therein.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, to comply with the provisions and obligations of, and to be entitled to the benefits of the Stockholders’ Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned agrees that the undersigned shall be [a Key Stockholder] [an Investor] as such term is defined in the Stockholders’ Agreement.

This Joinder Agreement shall take effect and shall become an integral part of the Stockholders’ Agreement immediately upon execution and delivery to the Company of this Joinder Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ date of ____, ____.

Signature of Stockholder

Print Name of Stockholder

Print Name and Title of Individual Signing for Stockholder (for Entities)

C-1

Exhibit D

Notice and Waiver/ Election of Preemptive Right

The undersigned does hereby waive or exercise, as indicated below, the undersigned’s preemptive right under the Stockholders’ Agreement dated as of [January __], 2015 (as the same may be amended or restated from time to time, the “Agreement”):

1.	Waiver of 20 Days’ Notice Period in Which to Exercise Preemptive Right: (please check only one)

☐	WAIVE in full, on behalf of the undersigned, the 20-day notice period provided to exercise the undersigned’s preemptive right granted under the Agreement.

☐	DO NOT WAIVE the notice period described above.

2.	Issuance and Sale of New Securities: (please check only one)

☐	WAIVE in full the preemptive right granted under the Agreement with respect to the issuance of the New Securities.

☐
ELECT TO PARTICIPATE in $__________ [PLEASE PROVIDE AMOUNT] in New Securities proposed to be issued by [_______________________], representing less than the undersigned’s pro rata portion of the aggregate of $__________ in New Securities being offered.

☐
ELECT TO PARTICIPATE in $__________ in New Securities proposed to be issued by [_______________________], representing the undersigned’s full pro rata portion of the aggregate of $__________ in New Securities being offered.

☐
ELECT TO PARTICIPATE in $__________ in New Securities proposed to be issued by [_______________________], representing the undersigned’s full pro rata portion of the aggregate of $__________ in New Securities being offered, PLUS ELECT TO PURCHASE up to an additional $________________ in New Securities proposed to be issued by [_______________________], to the extent available.

Date: ___________, 20__

Signature of Stockholder or Authorized Signatory

Name

Title, if applicable

D-1

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. [_______________________] will supply the stockholder with such definitive documentation upon request or if the stockholder indicates that he, she or it would like to exercise his, her or its preemptive right in whole or in part.

A-2
D-2

Exhibit E

Spousal Consent

I, ____________________, spouse of ________________, acknowledge that I have read the Stockholders’ Agreement dated as of [January __], 2015, among NeuLion, Inc., a Delaware corporation (the “Company”), and the Investors and Key Stockholders named therein (as the same may be amended or restated from time to time, the “Stockholders’ Agreement”), and that I know the contents of the Stockholders’ Agreement.  I am aware that the Stockholders’ Agreement contains provisions regarding the voting and transfer of shares of capital stock and equity securities of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock and equity securities of the Company subject to the Stockholders’ Agreement shall be irrevocably bound by the Stockholders’ Agreement and further understand and agree that any community property interest I may have in such shares of capital stock and equity interests of the Company shall be similarly bound by the Stockholders’ Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Spousal Consent.  I have either sought such guidance or counsel or determined after reviewing the Stockholders’ Agreement carefully that I will waive such right.

Accordingly, I have executed and delivered this Spousal Consent as of the __ day of ___________________, 20__.

Signature of Spouse of Stockholder

Print Name of Spouse of Stockholder

E-1